Exhibit 99.3

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

Eagle Financial Bancorp, Inc.

Cincinnati, Ohio

As Of:

February 21, 2017

Prepared By:

Keller & Company, Inc.

555 Metro Place North

Suite 524

Dublin, Ohio 43017

(614) 766-1426

KELLER & COMPANY

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426          (614) 766-1459 FAX

March 3, 2017

Boards of Directors

Eagle Financial Bancorp, Inc.

Eagle Savings Bank

6415 Bridgetown Road

Cincinnati, Ohio 45248

To the Boards:

We hereby submit our independent appraisal of the pro forma market value of the to be issued stock of the Eagle Financial Bancorp, Inc. (the “Corporation”) which is the holding company of Eagle Savings Bank (“Eagle” or the “Bank”), Cincinnati, Ohio. Such stock is to be issued in connection with the application by the Corporation to complete a stock offering, with the Corporation to own 100 percent of the stock of the Bank. This appraisal, as of February 21, 2017, was prepared and provided to the Bank in accordance with the regulatory appraisal requirements and regulations.

Keller & Company, Inc. is an independent, financial institution consulting firm that serves both thrift institutions and banks throughout the U.S. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in business and strategic plans, stock valuations, conversion and reorganization appraisals, market studies and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

•	Our appraisal is based on the assumption that the data provided to us by Eagle and the material provided to us by the independent auditor, BKD, LLP, are both accurate and complete. We did not verify the financial statements provided to us, nor did we conduct independent valuations of the Bank's assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

In the preparation of this appraisal, we held discussions with the management of Eagle, with the law firm of Luse Gorman, PC, Washington, D.C., the Bank's conversion counsel, and with BKD, LLP and Michael Trokey & Company, P.C., the Bank’s outside auditors. Further, we viewed the Bank's local economy and primary market area and also reviewed the Bank's most recent Business Plan as part of our review process.

The Boards of Directors

Eagle Financial Bancorp, Inc.

Eagle Savings Bank

March 3, 2017

This valuation must not be considered to be a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation's stock will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be further updated as required and will give consideration to any new developments in Eagle’s operations that have an impact on the results of operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Corporation as determined by this firm, we will make necessary adjustments to the Corporation's appraised value in an appraisal update.

It is our opinion that as of February 21, 2017, the pro forma market value or appraised value of the Corporation is $17,000,000 at the midpoint, representing 1,700,000 shares at $10 per share. The pro forma valuation range of the Corporation is from a minimum of $14,550,000 to a maximum of $19,550,000, with a maximum, as adjusted, of $22,482,500, representing 1,445,000 shares, 1,955,000 shares and 2,248,250 shares at $10 per share at the minimum, maximum, and maximum, as adjusted, respectively.

The pro forma appraised value of Eagle Financial Bancorp, Inc., as of February 21, 2017, is $17,000,000, at the midpoint.

Very truly yours,

KELLER & COMPANY, INC.

TABLE OF CONTENTS (cont.)

LIST OF EXHIBITS

NUMERICAL		PAGE
EXHIBITS

1	Balance Sheet at December 31, 2016	75
2	Balance Sheets at December 31, 2012 through 2015	76
3	Statement of Income for the Year Ended December 31, 2016	77
4	Statements of Income for the Years Ended December 31, 2012 through 2015	78
5	Selected Financial Information	79
6	Income and Expense Trends	80
7	Normalized or Core Earnings	81
8	Performance Indicators	82
9	Volume/Rate Analysis	83
10	Yield and Cost Trends	84
11	Net Portfolio Value	85
12	Loan Portfolio Composition	86
13	Loan Maturity Schedule	87
14	Loan Originations, Purchases, Sales and Repayments	88
15	Delinquent Loans	89
16	Nonperforming Assets	90
17	Classified Assets	91
18	Allowance for Loan Losses	92
19	Mix of Deposits	93
20	Certificates of Deposit by Rate and Maturity	94
21	Deposit Activity	95
22	Borrowed Funds Activity	96
23	Offices of Eagle Savings Bank	97
24	Management of the Bank	98
25	Key Demographic Data and Trends	99
26	Key Housing Data	100
27	Major Sources of Employment	101
28	Unemployment Rates	102
29	Market Share of Deposits	103
30	National Interest Rates by Quarter	104

LIST OF EXHIBITS (cont.)

NUMERICAL		PAGE
EXHIBITS

31	Thrift Share Data and Pricing Ratios	105
32	Key Financial Data and Ratios	112
33	Recently Converted Thrift Institutions	119
34	Acquisitions and Pending Acquisitions	120
35	Balance Sheets Parameters - Comparable Group Selection	121
36	Operating Performance and Asset Quality Parameters - Comparable Group Selection	123
37	Balance Sheet Ratios Final Comparable Group	125
38	Operating Performance and Asset Quality Ratios Final Comparable Group	126
39	Balance Sheet Totals - Final Comparable Group	127
40	Balance Sheet - Asset Composition Most Recent Quarter	128
41	Balance Sheet - Liability and Equity Most Recent Quarter	129
42	Income and Expense Comparison Trailing Four Quarters	130
43	Income and Expense Comparison as a Percent of Average Assets - Trailing Four Quarters	131
44	Yields, Costs and Earnings Ratios Trailing Four Quarters	132
45	Reserves and Supplemental Data	133
46	Valuation Analysis and Conclusions	134
47	Comparable Group Market, Pricings and Financial Ratios - Stock Prices as of February 21, 2017	135
48	Pro Forma Effects of Conversion Proceeds - Minimum	136
49	Pro Forma Effects of Conversion Proceeds - Midpoint	137
50	Pro Forma Effects of Conversion Proceeds - Maximum	138
51	Pro Forma Effects of Conversion Proceeds - Maximum, as Adjusted	139
52	Summary of Valuation Premium or Discount	140

ALPHABETICAL EXHIBITS		PAGE

A	Background and Qualifications	141
B	RB 20 Certification	145
C	Affidavit of Independence	146

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

Eagle Financial Bancorp, Inc.

Cincinnati, Ohio

As Of:

February 21, 2017

INTRODUCTION

Keller & Company, Inc. is an independent appraisal firm for financial institutions and has prepared this Conversion Valuation Appraisal Report ("Report") to provide the pro forma market value of the to-be-issued common stock of Eagle Financial Bancorp, Inc. (the “Corporation”), a Maryland corporation, which will be formed as part of the conversion to own all of the to-be-issued shares of common stock of Eagle Savings Bank (“Eagle” or the “Bank”), Cincinnati, Ohio. The shares of common stock are to be issued in connection with the Bank’s Application for Approval of Conversion from a state-chartered mutual savings bank to a state-chartered stock savings bank.

The Application is being filed with the Federal Reserve Bank (“FRB”), the Federal Deposit Insurance Corporation (“FDIC”), the Ohio Division of Financial Institutions (“ODFI”), and the Securities and Exchange Commission ("SEC"). Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank’s management and the Bank’s conversion counsel, Luse Gorman, PC, Washington, D.C.

This conversion appraisal was prepared based on the guidelines used by the OCC entitled “Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization,” in accordance with application requirements and the Revised Guidelines for Appraisal Reports and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arm's-length

1

Introduction (cont.)

transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in noncontrol blocks.

As part of our appraisal procedure, we have reviewed the audited financial statements for the five fiscal years ended December 31, 2012 through 2016, and discussed them with Eagle’s management and with Eagle’s current independent auditors, BKD, LLP, Cincinnati, Ohio, and with Michael Trokey & Company, P.C. (“Trokey & Company”) for prior financials. We have also discussed and reviewed with management other financial matters and have reviewed internal projections. We have reviewed the Corporation's preliminary Form AC and discussed it with management and with the Bank’s conversion counsel.

To gain insight into the Bank’s local market condition, we have visited Eagle’s main office and two branches and have traveled the surrounding area. We have studied the economic and demographic characteristics of the primary market area, and analyzed the Bank’s primary market area relative to Ohio and the United States. We have also examined the competitive market within which Eagle operates, giving consideration to the area's numerous financial institution offices, mortgage banking offices, and credit union offices and other key market area characteristics, both positive and negative.

We have given consideration to the market conditions for securities in general and for publicly traded thrift stocks in particular. We have examined the performance of selected publicly traded thrift institutions and compared the performance of Eagle to those selected institutions.

Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be

2

Introduction (cont.)

able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

3

I.	DESCRIPTION OF EAGLE SAVINGS BANK

GENERAL

Eagle was organized in 1882 as a state-chartered mutual savings and loan association with the name The Price Hill Eagle Loan and Building Company No. 1, later changing its name in 1996 to Eagle Savings Bank, and changing to charter to a state-chartered mutual savings bank.

Eagle conducts its business from its main office located in the Bridgetown area in Cincinnati, Ohio, and from its branch offices in Delhi and Hyde Park, both areas that are part of greater Cincinnati, Ohio. The Bank’s primary retail market area is focused on Bridgetown, Delhi and Hyde Park, while the Bank’s lending market extends into the surrounding Hamilton County in Ohio and its surrounding counties in Ohio of Butler, Clermont and Warren and the adjoining counties of Boone, Kenton and Campbell in Kentucky and Dearborn County in Indiana. The Bank has no loan production offices.

Eagle’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Bank Insurance Fund ("BIF"). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Eagle is a member of the Federal Home Loan Bank (the "FHLB") of Cincinnati and is regulated by the FDIC and ODFI. As of December 31, 2016, Eagle had assets of $115,973,000, deposits of $100,044,000 and equity of $13,477,000.

Eagle has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its primary market area as a community-oriented institution. Eagle has been most active in the origination of one- to four-family loans, which represented 81.7 percent of its loan originations during the fiscal year ended December 31, 2016. One- to four-family loan originations represented a smaller 79.1 percent of loan originations during the year ended December 31, 2015. At December 31, 2016, 53.2 percent of the Bank’s gross loans consisted of residential real estate loans on one- to four-family dwellings, compared to a larger 54.8 percent at December 31, 2015, with the primary sources of

4

General (cont.)

funds being retail deposits from residents in its local communities and to a much lesser extent, FHLB advances. The Bank is also an originator of commercial real estate loans, home equity and consumer loans, construction loans, multi-family loans, and commercial loans. Consumer loans were minimal and include automobile loans, loans on deposit accounts and other secured and unsecured personal loans.

The Bank had cash and investments of $19.9 million, or 17.2 percent of its assets, excluding FHLB stock which totaled $728,000 or 0.6 percent of assets at December 31, 2016. Deposits, principal payments, loan sales, FHLB advances and equity have been the primary sources of funds for the Bank’s lending and investment activities.

The total amount of stock to be sold in the stock conversion will be $17.0 million or 1,700,000 shares at $10 per share based on the midpoint of the appraised value of $17.0 million. The net conversion proceeds will be $15.35 million, reflecting conversion expenses of $1.25 million, with 40,000 shares to be used to form a charitable foundation, Eagle Savings Bank Charitable Foundation (“Foundation”), along with $100,000 in cash from the proceeds. The actual cash proceeds to the Bank of $7.6 million will represent 50.0 percent of the net conversion proceeds at the midpoint after the Foundation contribution. The ESOP will represent 8.00 percent of the gross shares issued or 136,000 shares at $10 per share, representing $1,360,000. The Bank’s net proceeds will be used to fund new loans and to invest in securities following their initial deployment to short term investments. The Bank may also use the proceeds to expand services, expand operations, diversify into other businesses, or for any other purposes authorized by law. The Corporation will use its proceeds to fund the ESOP or to purchase interest-bearing deposits and short- and intermediate-term government or federal agency securities.

The Bank has experienced a moderate deposit increase of $12.5 million over the past four fiscal years, with deposits increasing 14.2 percent from December 31, 2012, to December 31,

5

General (cont.)

2016, or an average of 3.6 percent per year. From December 31, 2015, to December 31, 2016, deposits increased by $7.6 million or 8.2 percent, compared to an increase of 4.6 percent in fiscal 2015.

The Bank experienced an increase in its loan portfolio during the previous four years of 2012 to 2015, while focusing on maintaining its favorable asset quality position, on maintaining its higher level of gains on loans sold, on maintaining its net interest margin and on maintaining a reasonable equity to assets ratio. In 2016, the Bank focused on strengthening its loan growth and experienced higher loan growth than in 2014 or 2015. Equity to assets increased from 9.26 percent of assets at December 31, 2012, to 11.62 percent at December 31, 2016.

The primary lending strategy of Eagle has been to focus on the origination of adjustable-rate and fixed-rate one-to four-family mortgage loans, the origination of commercial real estate and multi-family loans, the origination of home equity loans, the origination of construction loans and the origination of commercial business loans.

The Bank’s share of one- to four-family mortgage loans has decreased modestly from 54.8 percent of gross loans at December 31, 2015, to 53.2 percent as of December 31, 2016. Commercial real estate and land loans decreased from 15.4 percent of loans to 15.2 percent of loans, and home equity and consumer loans increased from 15.4 percent of loans to 16.3 percent from December 31, 2015, to December 31, 2016. All types of real estate loans as a group decreased slightly from 98.6 percent of gross loans at December 31, 2015, to 98.0 percent at December 31, 2016. The decrease in real estate loans was offset by the Bank’s increase in commercial loans. The Bank’s share of commercial loans witnessed an increase in their share of loans from 1.4 percent at December 31, 2015, to 2.0 percent at December 31, 2016.

Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate level of allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and

6

General (cont.)

maintain a higher level of general valuation allowances and also in response to the Bank’s changing level of loans and nonperforming assets. At December 31, 2015, Eagle had $1,036,000 in its loan loss allowance or 1.23 percent of gross loans, and 113.4 percent of nonperforming loans with the loan loss allowance increasing slightly to $1,137,000 and representing a higher 1.27 percent of gross loans and a higher 145.2 percent of nonperforming loans at December 31, 2016.

The basis of earnings for the Bank has been interest income from loans and investments with the net interest margin being the key determinant of net earnings followed closely by gains on loan sales with a continued emphasis on strengthening noninterest income and controlling noninterest expenses. With a primary dependence on net interest margin and gains on loan sales for earnings, current management will focus on striving to strengthen the Bank’s net interest margin without undertaking excessive credit risk combined with controlling the Bank’s interest risk position and increasing other components of noninterest income, controlling nonperforming assets, and monitoring noninterest expenses.

7

PERFORMANCE OVERVIEW

The financial position of Eagle at fiscal year end December 31, 2012, through December 31, 2016, is shown in Exhibits 1 and 2, and the earnings performance of Eagle for the fiscal years 2012 through 2016 is shown in Exhibits 3 and 4. Exhibit 5 provides selected financial data at December 31, 2015 and 2016. Eagle has experienced a rise in its loan portfolio, a rise in its asset base, minimal change in cash and investments, and an increase in deposits from 2015 to 2016.

With regard to the Bank’s historical financial condition, Eagle has experienced a modest increase in assets from December 31, 2014, to December 31, 2015, with a modest decrease in loans, a moderate increase in deposits and a modest increase in the dollar level of equity over the prior year. Then from December 31, 2015, to December 31, 2016, Eagle experienced modest growth in loans, a modest rise in deposits and assets, a slight rise in cash and investments, and a modest increase in equity, impacted by the Bank one-time receipt of BOLI death benefits.

The Bank witnessed an increase in assets of $6.3 million or 5.7 percent and an increase in deposits of $7.6 million or 8.2 percent for the period of December 31, 2015, to December 31, 2016. Over the past four fiscal periods, the Bank experienced its largest dollar increase in assets of $6.3 million in fiscal year 2016, due primarily to a $6.4 million increase in net loans, with a $7.6 million increase in deposits and a $3.0 million decrease in FHLB advances.

Eagle’s net loan portfolio, which includes mortgage loans and nonmortgage loans, increased from $76.6 million at December 31, 2015, to $83.0 million at December 31, 2016, and represented a total increase of $6.4 million, or 8.4 percent.

Eagle has obtained funds through deposits and FHLB advances with a minimal use of FHLB advances totaling only $28,000 at December 31, 2016. The Bank’s competitive rates for deposits in its local market in conjunction with its focus on service have been the sources for competing for retail deposits. Deposits increased $4.0 million or 4.6 percent from fiscal 2014 to 2015 and a larger $7.6 million or 8.2 percent from fiscal 2015 to 2016.

8

Performance Overview (cont.)

The Bank witnessed an increase in its dollar equity level from 2015 to 2016, impacted by the one-tie recovery of BOLI death benefits. At December 31, 2015, the Bank had an equity level of $12.0 million, representing a 10.95 percent equity to assets ratio and increased to $13.5 million at December 31, 2016, representing a higher 11.62 percent equity to assets ratio.

A major share of the increase in the equity to assets ratio from December 31, 2015, to December 31, 2016, was the result of the Bank’s one-time recovery of BOLI death benefits. The dollar level of equity increased 12.1 percent from December 31, 2015, to December 31, 2016.

9

INCOME AND EXPENSE

Exhibit 6 presents selected operating data for Eagle. This table provides key income and expense figures in dollars for the fiscal years of 2015 and 2016.

Eagle witnessed a minimal increase in its dollar level of interest income from fiscal 2015 to fiscal 2016. Interest income was $3.78 million in 2015 and a higher $3.80 million in 2016. The Bank’s interest expense experienced a modest decrease from fiscal year 2015 to 2016. Interest expense decreased from $766,000 in 2015 to $722,000 in 2016, representing a decrease of $44,000 or 5.7 percent. Interest income increased $19,000 or 0.5 percent. Such increase in interest income from 2015 to 2016, notwithstanding the larger dollar decrease in interest expense, resulted in a dollar increase in annual net interest income but a decrease in net interest margin due to the rise in assets.

The Bank had $75,000 in provisions for loan losses in 2015 and had a higher $83,000 in 2016. The impact of those loan loss provisions has been to provide Eagle with a general valuation allowance of $1,137,000 at December 31, 2016, or 1.27 percent of gross loans and 145.21 percent of nonperforming loans.

Total other income or noninterest income indicated a significant increase in dollars from 2015 to 2016, due to a one-time recovery of BOLI death benefits. Noninterest income was $1,802,600 or 1.64 percent of assets in 2015, with $1,585,000 in gains on sale of loans and a higher $3,318,000 in fiscal year 2016 or 2.86 percent of assets in 2016, including $2,131,000 in gains on the sale of loans and $940,000 in BOLI death benefits. Noninterest income normally consists primarily of gains on loan sales, service charges and other income.

The Bank’s general and administrative expenses or noninterest expenses increased from $3.79 million for the fiscal year of 2015 to $4.59 million for the fiscal year ended December 31, 2016, representing an increase of 21.3 percent and including a $410,000 BOLI death benefit obligation expense.

10

Income and Expense (cont.)

On a percent of average assets basis, operating expenses increased from 3.51 percent of average assets for the fiscal year ended December 31, 2015, to 4.08 percent for the fiscal year ended December 31, 2016.

The net earnings position of Eagle has indicated volatility in 2015 and 2016. The annual net income (loss) figures for the fiscal years of 2015 and 2016 were $624,000 and $1,460,000, respectively, representing returns on average assets of 0.58 percent and 1.30 percent for fiscal years 2015, and 2016, respectively. The increase in ROAA in 2016 was due to the one-time BOLI death benefits and gain on sale of loans.

Exhibit 7 provides the Bank’s normalized earnings or core earnings for the twelve months ended December 31, 2016. The Bank’s normalized earnings typically eliminate any nonrecurring or higher or lower than normal income and expense items. There were two expense adjustments and two noninterest income adjustments, resulting in the normalized income being less than actual income for the twelve months ended December 31, 2016, and equal to net income of $693,000. The core expense adjustments were the BOLI death benefit payout obligation of $410,000 and a $121,000 reduction related to the FHLB advance prepayment penalty, and the core noninterest income adjustment was a reduction in the BOLI death benefit of $940,000 and reduction in the higher than normal gains on loans sold of $251,000.

The key performance indicators comprised of selected performance ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank’s return on average assets changed from 0.58 percent in fiscal year 2015, to 1.30 percent in 2016, with the higher earnings in 2016 due to the Bank’s BOLI death benefit.

The Bank’s net interest rate spread was 3.00 percent in 2015 and a lower 2.95 percent in 2016. The Bank’s net interest margin also indicated a decreasing trend, declining from 3.06 percent in 2015 to 3.02 percent in 2016. Eagle’s net interest margin decreased 4 basis points from 2015 to 2016.

11

Income and Expense (cont.)

The Bank’s return on average equity improved from 2015 to 2016. The return on average equity improved from 5.28 percent in 2015, to 11.29 percent in 2016, due to the BOLI death benefits.

Eagle’s ratio of average interest-earning assets to interest-bearing liabilities increased modestly from 108.42 percent at December 31, 2015, to 109.68 percent at December 31, 2016. The Bank’s overall increase in its ratio of interest-earning assets to interest-bearing liabilities is the result of the Bank’s decrease in FHLB advances.

The Bank’s ratio of noninterest expenses to average assets increased from 3.51 percent in fiscal year 2015 to 4.08 percent in fiscal year 2016, due to the BOLI payout obligation and the FHLB advance prepayment penalty. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income referred to as the "efficiency ratio." The industry norm is 55.7 percent for all thrifts and 71.1 percent for thrifts with assets of $100.0 million to $1.0 billion, with the lower the ratio indicating higher efficiency. The Bank has been characterized with a modestly lower level of efficiency historically reflected in its higher efficiency ratio, which decreased from 78.55 percent in 2015 to a more normal 71.75 percent in 2016.

Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming loans to total loans is a key indicator of asset quality. Eagle witnessed a modest decrease in its nonperforming loans ratio from 2015 to 2016, and the ratio is currently similar to the industry norm. Nonperforming loans, by definition, consist of loans delinquent 90 days or more, troubled debt restructurings that have not been performing for at least three months, and nonaccruing loans. Eagle’s nonperforming loans consisted entirely of nonaccrual loans. The ratio of nonperforming loans to total loans was 1.27 percent at December 31, 2015, and a lower 0.72 percent at December 31, 2016. The Bank’s ratio of nonperforming assets to total assets was a higher 0.87 percent at December 31, 2016, but decreased from 1.09 percent at December 31, 2015.

12

Income and Expense (cont.)

Two other indicators of asset quality are the Bank’s ratios of allowance for loan losses to total loans and also to nonperforming loans. The Bank’s allowance for loan losses was 1.23 percent of loans at December 31, 2015, and increased to 1.27 percent at December 31, 2016. As a percentage of nonperforming loans, Eagle’s allowance for loan losses to nonperforming loans was 113.35 percent at December 31, 2015, and was a higher 145.21 percent at December 31, 2016.

Exhibit 9 provides the changes in net interest income due to rate and volume changes for the fiscal year 2016. For the year ended December 31, 2016, net interest income increased $63,000, due to an increase in interest income of $19,000, enhanced by a $44,000 decrease in interest expense. The increase in interest income was due to an increase due to volume of $52,000 reduced by a decrease due to rate of $33,000. The decrease in interest expense was due to a $121,000 decrease due to volume, reduced by a $77,000 increase due to rate.

13

YIELDS AND COSTS

The overview of yield and cost trends for the years ended December 31, 2015 and 2016, and at December 31, 2016, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

Eagle’s weighted average yield on its loan portfolio decreased 8 basis points from fiscal year 2015 to 2016, from 4.49 percent to 4.41 percent and then decreased 2 basis points to 4.39 percent at December 31, 2016. The yield on other interest-earning assets increased 15 basis points from fiscal year 2015 to 2016, from 0.42 percent to 0.57 percent, and then increased 16 basis points to 0.73 percent at December 31, 2016. The combined weighted average yield on all interest-earning assets decreased 12 basis points from 3.84 percent in fiscal year 2015 to 3.72 percent in fiscal year 2016, and then decreased to 3.68 percent at December 31, 2016.

Eagle’s weighted average cost of interest-bearing liabilities decreased 6 basis points to 0.78 percent from fiscal year 2015 to 2016, which was less than the Bank’s 12 basis point decrease in yield, resulting in a decrease in the Bank’s net interest rate spread of 6 basis points from 3.00 percent to 2.94 percent from 2015 to 2016. Then the Bank’s interest rate spread decreased 49 basis points to 2.46 percent at December 31, 2016. The Bank’s net interest margin decreased from 3.06 percent in fiscal year 2015 to 3.02 percent in fiscal year 2016, representing a decrease of 4 basis points.

The Bank’s ratio of average interest-earning assets to interest-bearing liabilities increased from 108.42 percent for the year ended December 31, 2015, to 109.68 percent for the year ended December 31, 2016.

14

INTEREST RATE SENSITIVITY

Eagle has monitored its interest rate sensitivity position and focused on maintaining a reasonable level of interest rate risk exposure by maintaining a modest share of adjustable-rate residential mortgage loans, commercial real estate and home equity loans and multi-family loans, and modest shares of shorter term commercial business loans and construction loans to offset its higher share of fixed-rate residential mortgage loans. Eagle recognizes the thrift industry’s historically higher interest rate risk exposure, which caused a negative impact on earnings and economic value of equity in the past as a result of significant fluctuations in interest rates, specifically rising rates in the past. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative to liabilities commonly referred to as an institution’s “gap.” The larger an institution’s gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in economic value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps to reduce their gap position. This frequently results in a decline in the institution’s net interest margin and overall earnings performance. Eagle has responded to the interest rate sensitivity issue by controlling its share of fixed-rate one- to four-family loans.

The Bank measures its interest rate risk through the use of its net portfolio value of equity (“NPV”) of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheets contracts. The NPV for the Bank is calculated on a quarterly basis by an outside firm, showing the Bank’s NPV to asset ratio, the dollar change in NPV, and the change in the NPV ratio for the Bank under rising and falling interest rates. Such changes in the NPV ratio under changing rates are reflective of one of the Bank’s interest rate risk exposure measures. The second interest rate risk exposure measure used by the Bank is the change in its net interest income based on a one-year horizon and a rise in interest rates of 100, 200 and 300 basis points and a decrease in rates of 100 basis points.

There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate

15

Interest Rate Sensitivity (cont.)

sensitivity include the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans and deposit withdrawals.

Exhibit 11 provides the Bank’s NPV levels and ratios as of December 31, 2016, based on the most recent calculations and reflects the changes in the Bank’s NPV levels under rising and declining interest rates.

The Bank’s change in its NPV level at December 31, 2016, based on a rise in interest rates of 100 basis points was a 5.35 percent decrease, representing a dollar decrease in equity value of $1,670,000. In contrast, based on a decline in interest rates of 100 basis points, the Bank’s NPV level was estimated to decrease 7.69 percent or $2,401,000 at December 31, 2016. The Bank’s exposure increases to a 10.09 percent decrease under a 200 basis point rise in rates, representing a dollar decrease in equity of $3,152,000. The Bank’s exposure is not reasonably measurable based on a 200 basis point decrease in interest rates, due to the currently low level of interest rates.

The Bank’s post shock NPV ratio based on a 200 basis point rise in interest rates is 24.68 percent and indicates a 219 basis point decrease from its 26.87 percent based on no change in interest rates.

The Bank’s percentage change in its net interest income based on a 100 basis point rise in rates is a decrease of 2.78 percent and a decrease of 5.89 percent based on a 100 basis point decrease in rates. Based on a 200 basis point rise in rates, the Bank’s change in net interest income is a decrease of 5.65 percent.

The Bank is aware of its interest rate risk exposure under rapidly rising rates and falling rates. Due to Eagle’s recognition of the need to control its interest rate exposure, the Bank has pursued the origination of adjustable-rate loans. The Bank plans to increase its lending activity in the future and continue to maintain a modest share of adjustable-rate loans. The Bank will

16

Interest Rate Sensitivity (cont.)

also continue to focus on strengthening its NPV ratio, recognizing the planned conversion and stock offering will strengthen the Bank’s equity level and NPV ratio, based on any change in interest rates.

17

LENDING ACTIVITIES

Eagle has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings, commercial real estate and multi-family loans and home equity loans, including a small level of consumer loans. Exhibit 12 provides a summary of Eagle’s loan portfolio by loan type at December 31, 2015 and 2016.

The primary loan type for Eagle has been residential loans secured by one- to four-family dwellings, representing a moderate 53.2 percent of the Bank’s gross loans as of December 31, 2016. This share of loans has seen a minimal decrease from 54.8 percent at December 31, 2015. The second largest real estate loan type as of December 31, 2016, was home equity loans, including a small level of consumer loans, which comprised a relatively strong 16.3 percent of gross loans at December 31, 2016, compared to 15.4 percent as of December 31, 2015. The third largest real estate loan type was combined commercial real estate loans, including a small amount of land loans, which comprised a moderate 15.2 percent of gross loans at December 31, 2016, compared to a similar 15.4 percent at December 31, 2015. These three real estate loan categories represented a strong 84.7 percent of gross loans at December 31, 2016, compared to a larger 85.6 percent of gross loans at December 31, 2015.

The construction loan category was the fourth largest loan category at December 31, 2016, and represented a moderate $9.5 million or 10.6 percent of gross loans compared to 9.4 percent at December 31, 2015. Multi-family loans was the next largest loan category at December 31, 2015. These loans represented a minimal 2.8 percent of loans at December 31, 2016, and a larger 3.6 percent of loans at December 31, 2015. The smallest loan category was commercial business loans with a minimal 2.0 percent of loans at December 31, 2016, and a lesser 1.4 percent at December 31, 2015. The overall mix of loans has witnessed a modest change from December 31, 2015, to December 31, 2016, with the Bank having increased its share of home equity and construction loans to offset its decreases in one- to four-family loans and commercial real estate loans.

18

Lending Activities (cont.)

The emphasis of Eagle’s lending activity is the origination of conventional mortgage loans secured by one- to four-family residences, with a focus on selling a major share of these loans to the FHLB of Cincinnati through their Mortgage Purchase Program (“MPP”). Such residences are located primarily in Hamilton County, Ohio, and its adjacent counties in Ohio, Kentucky and Indiana. At December 31, 2016, 53.2 percent of Eagle’s gross loans consisted of loans secured by one- to four-family residential properties.

The Bank offers three types of adjustable-rate mortgage loans, ("ARMs") with adjustment periods of five years, seven years and ten years. The interest rates on ARMs are generally indexed to the weekly average yield on U.S. Treasury rate securities adjusted to a constant maturity of one year. ARMs have a maximum rate adjustment of 2.0 percent at each adjustment period and 4.0 percent or 6.0 percent for the life of the loan. Rate adjustments are computed by adding a stated margin to the index, the U.S. Treasury securities rate. The Bank retains all ARMs which it originates. The majority of ARMs have terms of up to 30 years, which is the maximum term offered, with some loans having terms of 15 and 20 years.

The Bank’s one- to four-family mortgage loans remain outstanding for shorter periods than their contractual terms, because borrowers have the right to refinance or prepay. These mortgage loans contain “due on sale” clauses which permit the Bank to accelerate the indebtedness of the loan upon transfer of ownership of the mortgage property.

The Bank’s other key mortgage loan product is a fixed-rate mortgage loan with Eagle’s fixed-rate mortgage loans having terms of 15 years, 20 years and 30 years. Fixed-rate mortgage loans have a maximum term of 30 years. These loans are generally written in accordance with Fannie Mae and Freddie Mac guidelines. The Bank also is approved to offer FHA loans, , with such loans to be originated for sale on a servicing-released, nonrecourse basis in accordance with FHA guidelines. The Bank has not yet originated any FHA loans but plans to initiate a new program in the future. The Bank’s fixed-rate and adjustable rate mortgage loans normally conform to the maximum loan limits.

19

Lending Activities (cont.)

The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 80.0 percent at Eagle, even though the Bank is permitted to make loans up to a 95.0 percent loan-to-value ratio. While the Bank does make loans up to 95.0 percent of loan-to-value, the Bank requires private mortgage insurance for the amount in excess of the 80.0 percent loan-to-value ratio for fixed-rate loans and adjustable-rate loans. Mortgage loans originated by the Bank include due-on-sale clauses enabling the Bank to adjust rates on fixed-rate loans in the event the borrower transfers ownership. The Bank also requires an escrow account for insurance and taxes on conventional one-to four family mortgage loans.

Eagle has also been an originator of adjustable-rate and fixed-rate commercial real estate loans and multi-family loans in the past and will continue to make multi-family and commercial real estate loans. The Bank had a total of $13.6 million in commercial real estate loans, including land loans, and $2.5 million in multi-family loans at December 31, 2016, or a combined 18.0 percent of gross loans, compared to a combined $15.9 million and a larger 19.0 percent, combined, of gross loans at December 31, 2015.

The major portion of commercial real estate and multi-family loans are secured by apartment buildings, small retail establishments, office buildings, and other mixed-use properties used for business. Most of the multi-family and commercial real estate loans are fully amortizing with an amortization period of 30 years. The maximum loan-to-value ratio is normally 80.0 percent for commercial real estate loans and multi-family loans.

Eagle is also an originator of construction loans. Construction loans have a normal term of 12 months and provide for interest only payments during the construction phase. Upon completion of construction, the construction loans convert to a longer-term permanent mortgage loan. Construction loans have a normal loan-to-value ratio of 80.0 percent.

20

Lending Activities (cont.)

Eagle is also an originator of home equity loans, including a small level of consumer loans, with these loans totaling $14.6 million at December 31, 2016, and representing 16.2 percent of gross loans and consist primarily of home equity loans. Home equity loans have a variable rate with a maximum term of 10 years. The normal maximum loan-to-value ratio is 90.0 percent.

Exhibit 13 provides a loan maturity schedule and breakdown and summary of Eagle’s fixed- and adjustable-rate loans, indicating a majority of fixed-rate loans. At December 31, 2016, 39.0 percent of the Bank’s loans due after December 31, 2017, were adjustable- rate and 61.0 percent were fixed-rate. At December 31, 2016, the Bank had 13.5 percent of its loans due on or before December 31, 2017, or in one year or less, with 27.1 percent due by December 31, 2021, or in one to five years. The Bank had a moderate 41.9 percent of its loans with a maturity of more than 15 years.

As indicated in Exhibit 14, Eagle experienced a moderate increase in its one- to four-family loan originations and total loan originations from fiscal year 2015 to 2016. Total loan originations in fiscal year 2015 were $100.0 million compared to a larger $115.6 million in fiscal year 2016, reflective of the higher level of one- to four-family loans originated, increasing from $79.1 million to $94.4 million. The increase in one- to-four-family loan originations from 2015 to 2016 of $15.3 million represented 98.1 percent of the Bank’s $15.6 million increase in total loan originations from 2015 to 2016, with home equity loans increasing $1.0 million. Commercial loans increased $1.1 million from 2015 to 2016, and commercial real estate and land loans decreased $2.0 million.

Overall, loan originations and purchases exceeded loan sales, principal payments, charge-offs, loan repayments and other deductions in the year ended December 31, 2016. In fiscal 2015, loan originations fell short of reductions by $27,000, impacted by $69.0 million in loan sales, and then exceeded reductions by $6.0 million in 2016, impacted by $81.8 million in loan sales in the year ended December 31, 2016.

21

NONPERFORMING ASSETS

Eagle understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets, including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been dealt with higher levels of nonperforming assets over the past years and were forced to recognize significant losses, setting aside major valuation allowances.

A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including purchased commercial real estate loans and multi-family loans. Eagle has maintained a lower share of nonperforming assets and has experienced a modest decrease in its level of nonperforming assets, with nonperforming assets decreasing in dollars in 2016 and decreasing as a percent of assets.

Exhibit 15 provides a summary of Eagle’s delinquent loans at December 31, 2015 and 2016, indicating an overall increase in the dollar amount of delinquent loans from December 31, 2015, to December 31, 2016. The Bank had $780,000 in loans delinquent 30 to 89 days at December 31, 2016. Loans delinquent 90 days or more totaled $50,000 at December 31, 2016, with these two categories representing 0.93 percent of gross loans, with most of them one- to four-family real estate loans. At December 31, 2015, delinquent loans of 30 to 89 days totaled $58,000 or 0.07 percent of gross loans and loans delinquent 90 days or more were zero for a combined total of $58,000 and a share of 0.07 percent of gross loans, compared to a higher $830,000 and a higher 0.93 percent of gross loans at December 31, 2016.

It is normal procedure for Eagle’s board to review loans delinquent 90 days or more on a monthly basis, to assess their collectibility and possibly commence foreclosure proceedings. When a loan is delinquent 15 days, the Bank sends a late notice to the borrower and may call the borrower when the loan is 30 days past due. If the loan still remains delinquent after 90 days, the loan is considered in default, and a certified letter is generally sent to the borrower indicating the entire balance is due. The loan is placed on nonaccrual status. If the loan is not made current by no later than 120 days, foreclosure proceedings will begin.

22

Nonperforming Assets (cont.)

Exhibit 16 provides a summary of Eagle’s nonperforming assets at December 31, 2015 and 2016. Nonperforming assets, by definition, include loans 90 days or more past due, nonaccruing loans, troubled debt restructurings that have not performed, and repossessed assets. The Bank carried a lower dollar level of nonperforming assets at December 31, 2016, relative to December 31, 2015. Eagle’s level of nonperforming assets was $1,392,000 at December 31, 2015, and a lower $838,000 at December 31, 2016, which represented 1.27 percent of assets in 2015 and 0.72 percent in 2016. The Bank’s nonperforming assets included no nonaccrual loans, no loans 90 days or more past due, $914,000 in troubled debt restructurings, and $478,000 in real estate owned for a total of $1,392,000 at December 31, 2015. At December 31, 2016, nonperforming assets were a lesser $838,000 or 0.72 percent of assets and included no loans 90 days or more past due, $50,000 in nonaccrual loans, $733,000 in troubled debt restructurings and $55,000 in real estate owned.

Eagle’s levels of nonperforming assets were lower than its levels of classified assets. The Bank’s ratios of classified assets to assets, excluding special mention assets, were 1.51 percent of assets at December 31, 2015, and 1.50 percent at December 31, 2016 (reference Exhibit 17). The Bank’s classified assets consisted of $1,737,000 in substandard assets, with no assets classified as doubtful or loss at December 31, 2016, and totaled $1,658,000 in substandard assets at December 31, 2015.

Exhibit 18 shows Eagle’s allowance for loan losses at December 31, 2015 and 2016, indicating the activity and the resultant balances. Eagle has witnessed a minimal increase in its balance of allowance for loan losses from $1,036,000 at December 31, 2015, to $1,137,000 at December 31, 2016. The Bank had provisions for loan losses of $75,000 in fiscal 2015 and $83,000 in fiscal 2016.

The Bank had total charge-offs of $289,000 in 2015 and $35,000 in 2016, with recoveries of $31,000 in 2015 and $53,000 in 2016. The Bank’s ratio of allowance for loan losses to gross

23

Nonperforming Assets (cont.)

loans was 1.23 percent at December 31, 2015, and a higher 1.27 percent at December 31, 2016. Allowance for loan losses to nonperforming loans was 113.35 percent at December 31, 2015 and a higher 145.21 percent at December 31, 2016.

24

INVESTMENTS

The Bank has not maintained an investment and securities portfolio other than interest-bearing deposits. The Bank had cash and interest-bearing deposits totaling $19.94 million at December 31, 2016, and a similar $19.85 million at December 31, 2015. The Bank had $728,000 in FHLB stock at December 31, 2016. The weighted average yield on interest-bearing deposits was 0.57 percent for the year ended December 31, 2016.

25

DEPOSIT ACTIVITIES

The mix of average deposits by amount at December 31, 2015 and 2016, is provided in Exhibit 19. There has been a moderate change in total deposits and a minimal change in the deposit mix during this period. Total average deposits have increased from $89.3 million at December 31, 2015, to $97.0 million at December 31, 2016, representing an increase of $7.7 million or 8.6 percent. The balance of certificates of deposit has increased from $39.8 million at December 31, 2015, to $41.9 million at December 31, 2016, representing an increase of $2.1 million or 5.3 percent, while savings, transaction, money market and noninterest and interest-bearing demand accounts have increased $5.5 million from $49.6 million at December 31, 2015, to $55.1 million at December 31, 2016 or 11.1 percent.

Exhibit 20 provides a breakdown of certificates of $100,000 or more by maturity as of December 31, 2016, and a breakdown of all certificates by rate and maturity at December 31, 2016. A strong 64.0 percent of the Bank’s certificates of deposit of $100,000 or more mature in one to three years with no certificates maturing in more than three years. The second largest category of certificates based on maturity was certificates maturing in six months to one year, which represented 14.4 percent of these certificates. The largest category based on maturity, for all certificates is one year or less, which represented 39.9 percent of certificates followed by certificates maturing over three years years, which represented 25.8 percent of certificates. Based on rate, the largest category was certificates with rates of 1.00 percent to 1.99 percent, which represented 56.9 percent of certificates followed by certificates with rates of less than 1.00 percent with 35.0 percent of total certificates.

Exhibit 21 provides the deposit activity for the Bank for fiscal years 2015 and 2016. The Bank indicated net increases in deposits in both 2015 and 2016. In 2015, deposits indicated a net increase of 3.8 percent or $3.4 million. In 2016, deposits indicated a larger net increase of 8.2 percent or $7.6 million.

26

BORROWINGS

Eagle has made regular use of FHLB advances (reference Exhibit 22) in each of the years ended December 31, 2015 and 2016. The Bank had total FHLB advances of only $28,000 at December 31, 2016, with a weighted average cost of 3.33 percent during the period and a balance of a higher $3.1 million at December 31, 2015, with a weighted average cost of a higher 4.31 percent during the period.

SUBSIDIARIES

Eagle has no owned subsidiaries.

OFFICE PROPERTIES

Eagle has three offices–its home location in Cincinnati, Ohio (Bridgetown), and branches in the communities of Delhi and Hyde Park, both in Cincinnati. The Bank owns its home office and Hyde Park branch and leases its Delhi office. At December 31, 2016, the Bank’s total investment in fixed assets, based on depreciated cost, was $4,340,000 or 3.74 percent of assets.

MANAGEMENT

Gary J. Koester is the president and chief executive officer and has served in those capacities with Eagle since 1996. He has also served as a director since 1982. Mr. Koester began his career at Eagle in 1977 and has held various other positions during his time with the Bank. His experience at Eagle includes all facets of the Bank, including lending, operations, and information technology.

27

Management (cont.)

Ms. Patricia L. Walter is the executive vice president of the Bank and was hired on July 6, 2016. For the eleven preceding years, Ms. Walter served as the controller and then the senior vice president of financial for the former Cheviot Savings Bank. Ms. Walter began her career in 1997, working for six years with Grant Thornton LLP as an auditor and for two years for Comair, Inc., as the manager of corporate accounting.

Mr. Kevin R. Schramm is a vice president, chief financial officer and treasurer of the Bank. Mr. Schramm has served as chief financial officer and treasurer with Eagle since September 2006, recently being named vice president. Mr. Schramm began his career in 1986 with Cinco Federal Credit Union, where he spent 17 years in various positions, including operations manager and controller. Mr. Schramm’s experience also includes service as the chief financial officer of Cottage Savings Bank.

W. Raymond McCleese is the Bank’s vice president of commercial lending and was hired on May 16, 2016. Prior to joining Eagle, he served two years as the vice president of commercial lending for First Financial Bank, and for over four years as a vice president and a part of senior management for the former Merchants Bank and Trust, heading up the commercial and industrial division. Additional experience includes service as a federal SBSE agent for the Internal Revenue Service, chief financial officer of a mid-sized interior design firm, and as a staff accountant for a well-established local CPA firm.

28

II.	DESCRIPTION OF PRIMARY MARKET AREA

Eagle’s market area is focused on Hamilton County, Ohio, as all three of the Bank’s offices are located in Cincinnati. The Bank’s primary retail market area is focused on the Cincinnati areas of Hyde Park (ZIP Code 45208), Delhi (ZIP Code 45238), and Bridgetown (ZIP Code 45248), while the Bank’s lending market extends into the surrounding Hamilton County in Ohio as well as more distantly into the adjacent counties of Butler, Clermont and Warren in Ohio, the counties of Boone, Campbell and Kenton in Kentucky, and Dearborn County in Indiana. Exhibit 25 shows the trends in population, households and income for ZIP Code 45208, ZIP Code 45238, ZIP Code 45248, Cincinnati, Hamilton County, Ohio and the United States. The population trends indicate decreases in Delhi, Cincinnati and Hamilton County for the period from 2000 to 2010, while Hyde Park, Bridgetown, Ohio and the United States increased in population. Delhi, Cincinnati and Hamilton County had population decreases of 3.1 percent, 10.4 percent and 5.1 percent, respectively. Hyde Park’s and Bridgetown’s populations increased by 1.9 percent and 11.7 percent, respectively, while population in Ohio increased at a rate of 1.6 percent, and the United States’ population increased by 9.7 percent during the same time period. Through 2020, population is projected to decrease by 2.2 percent and 2.4 percent in the Delhi and Bridgetown but increase by 0.3 percent in Hyde Park, 0.7 percent in Cincinnati, by 0.8 percent in Hamilton County, by 1.5 percent in Ohio and by 7.6 percent in the United States.

More important is the trend in households. Hyde Park, Bridgetown, Ohio and the United States experienced 0.1 percent, 14.2 percent, 3.5 percent and 10.7 percent increases in households from 2000 through 2010, compared to decreases of 2.8 percent in Delhi, 9.9 percent in Cincinnati and 3.7 percent in Hamilton County. Delhi and Bridgetown are projected to decrease slightly in households from 2010 through 2020 by 2.5 percent and 2.4 percent, respectively. The numbers of households in Hyde Park, Cincinnati, Hamilton County, Ohio and the United States are projected to increase by 0.4 percent, 1.0 percent, 1.7 percent, 1.4 percent and 7.5 percent, respectively, through 2020.

29

Description of Primary Market Area (cont.)

Hyde Park had 2000 per capita income of $45,453, much higher than all other areas, with Delhi at $21,686, Bridgetown at $25,377, Cincinnati at $19,962, Hamilton County at $24,053, Ohio at $21,003 and the United States at $22,162. Per capita income increased in all areas from 2000 to 2010. Hyde Park’s per capita income increased to a still high $56,541, Delhi, Bridgetown, Cincinnati and Hamilton County increased in per capita income to $24,063, $30,746 $24,538 and $28,037, respectively. Ohio’s per capita income increased to $26,520 and the United States’ increased to $26,059. In 2000, median household income in Hyde Park was $58,379, higher than all other areas, with Delhi at $42,573, Bridgetown at $54,210, Cincinnati at $29,493 and Hamilton County at $40,964, Ohio at $40,956 and the United States with a median household income $41,994. Median household income increased from 2000 to 2010 by 33.6 percent, 38.3 percent, 16.6 percent, 82.0 percent, 12.9 percent, 19.3 percent and 19.2 percent to $77,993, $58,882, $63,218, $53,681, $46,236, $48,849 and $50,046 in Hyde Park, Delhi, Bridgetown, Cincinnati, Hamilton County, Ohio and the United States, respectively. All areas except Cincinnati are also projected to show increases in their median household income levels from 2010 through 2020. Cincinnati is projected to experience a median household income decrease of 13.9 percent to $46,256, while Hyde Park, Delhi, Bridgetown, Hamilton County, Ohio and the United States are projected to increase by 18.5 percent, 0.9 percent, 19.2 percent, 20.3 percent, 9.5 percent and 23.1 percent, respectively, to $92,453, $59,413, $75,352, $55,611, $53,490 and $61,618 median household income, respectively, from 2010 to 2020.

Exhibit 26 provides a summary of key housing data for Hyde Park, Delhi, Bridgetown, Cincinnati, Hamilton County, Ohio and the United States. In 2000, Bridgetown had a much higher rate of owner-occupancy of 88.2 percent, higher than all other areas, with Hyde Park at 57.2 percent, Delhi at 66.4 percent, Cincinnati at 39.0 percent, Hamilton County at 59.9 percent, Ohio at 66.4 percent and the United States at 66.2 percent. As a result, Bridgetown supported a much lower rate of renter-occupied housing of 11.8 percent, compared to 42.8 percent in Hyde Park, 33.6 percent in Delhi, 61.0 percent in Cincinnati, 40.1 percent in Hamilton County, 33.6

30

Description of Primary Market Area (cont.)

percent in Ohio and 33.8 percent in the United States. In 2010, owner-occupied housing decreased in Delhi, Bridgetown, Cincinnati, Hamilton County and the United States while increasing slightly in Hyde Park and Ohio. In 2010, owner-occupied housing was 59.2 percent in Hyde Park, 63.2 percent in Delhi, 86.8 percent in Bridgetown, 38.9 percent in Cincinnati, 59.5 percent in Hamilton County, 67.6 percent in Ohio and 65.4 percent in the United States.

Hyde Park’s 2000 median housing value was a higher $220,300, compared to Delhi at $101,200, Bridgetown at $120,100, Cincinnati at $93,000, Hamilton County at $111,400, Ohio at $103,700 and the United States at $119,600. The 2000 median rent of Hyde Park was $640, which was again higher than Delhi’s at $468, Bridgetown’s at $550, Cincinnati’s at $444, Hamilton County’s at $485, Ohio’s at $515 and the United States’ at $602. In 2010, median housing values had increased in Hyde Park to $312,800, in Delhi to $124,600, in Bridgetown to $148,100, in Cincinnati to $126,900, in Hamilton County to $141,100, in Ohio to $134,400 and in the United States to $179,900. The 2010 median rent levels were $822, $639, $770, $630, $683, $685 and $871 in Hyde Park, Delhi, Bridgetown, Cincinnati, Hamilton County, Ohio and the United States, respectively.

In 2000, the major source of employment for all areas by industry group, based on share of employment, was the services industry. The services industry was responsible for the majority of employment in Hyde Park, Delhi, Bridgetown, Cincinnati, Hamilton County, Ohio and the United States at percentages of 53.5 percent, 48.6 percent, 45.1 percent, 54.8 percent, 49.5 percent, 43.8 percent and 46.7 percent, respectively (reference Exhibit 27). The wholesale/retail industry was the second major employer in all areas except Ohio, where the manufacturing group was the second highest employer. The manufacturing group was the third major overall employer in all areas except Ohio, where the wholesale/retail industry was the third highest employer. The agriculture/mining group, construction group, transportation/ utilities, information and finance/insurance/real estate group combined to provide 18.4 percent of employment in Hyde Park, 23.0 percent of employment in Delhi, 24.1 percent of employment in Bridgetown, 19.7 percent of employment in Cincinnati, 21.1 percent of employment in

31

Description of Primary Market Area (cont.)

Hamilton County, 20.6 percent of employment in Ohio and 23.9 percent of employment in the United States.

In 2010, the services industry, wholesale/retail trade industry, and manufacturing industry provided the first, second and third highest levels of employment, respectively, for Delhi, Bridgetown, Cincinnati, Hamilton County and the United States, with the services industry, manufacturing industry and then wholesale/retail trade industries indicating first, second and third highest levels in Hyde Park and Ohio. The services industry accounted for 57.8 percent, 54.2 percent, 51.1 percent, 58.7 percent, 54.9 percent, 51.2 percent and 53.2 percent in Hyde Park, Delhi, Bridgetown, Cincinnati, Hamilton County, Ohio and the United States, respectively. The wholesale/retail trade industry provided for 10.9 percent, 14.8 percent, 13.9 percent, 12.7 percent, 14.2 percent, 14.8 percent and 14.5 percent in Hyde Park, Delhi, Bridgetown, Cincinnati, Hamilton County, Ohio and the United States, respectively. The manufacturing group provided 13.4 percent, 9.9 percent, 11.3 percent, 11.0 percent, 12.3 percent, 15.0 percent and 10.4 percent of employment in Hyde Park, Delhi, Bridgetown, Cincinnati, Hamilton County, Ohio and the United States, respectively. The agriculture/mining, construction, transportation/utilities, information and finance/insurance/real estate areas accounted for 17.9 percent, 21.1 percent, 23.7 percent, 17.6 percent 18.7 percent, 19.0 percent and 21.9 percent of employment in Hyde Park, Delhi, Bridgetown, Cincinnati, Hamilton County, Ohio and the United States, respectively, with Hyde Park and Bridgetown having higher employment in the finance/insurance/real estate industry than other areas.

Some of the largest employers in Hamilton County are:

Employer	Employees	Product/Service
Kroger Company	21,646	Retail - food stores
University of Cincinnati	16,016	Education
Cincinnati Children’s Hospital	14,944	Healthcare
TriHealth, Inc.	11,800	Healthcare
Procter & Gamble Company	11,000	Manufacturing - soaps, consumer goods
UC Health	10,000	Healthcare
GE Aviation	7,800	Manufacturing

32

Description of Primary Market Area (cont.)

Employer	Employees	Product/Service
Mercy Health	7,500	Healthcare
St. Elizabeth Healthcare	7,479	Healthcare
Fifth Third Bancorp	6,882	Finance/banking
City of Cincinnati	6,530	Government
Christ Hospital	5,300	Healthcare
Archdiocese of Cincinnati	5,096	Religious administration
Macy’s	4,500	Retail - department stores
Internal Revenue Service	4,413	Government
Miami University	4,188	Education
Fidelity Investments	4,125	Finance
Kings Island	4,000	Entertainment
Frisch’s Restaurants, Inc.	3,393	Restaurants
State of Ohio	3,087	Government
Amazon.com LLC	3,000	Retail

The unemployment rate is another key economic indicator. Exhibit 28 shows the unemployment rates in Hamilton County, Ohio and the United States in 2012 through 2016. Hamilton County has been characterized by similar but more recently lower unemployment rates than both state and national levels. In 2012, Hamilton County had an unemployment rate of 7.4 percent, compared to unemployment rates of 7.4 percent in Ohio and 8.1 percent in the United States. Hamilton County's unemployment rate decreased slightly in 2013, as did those of Ohio and the United States to 7.3 percent, 7.5 percent and 7.4 percent, respectively. In 2014, Hamilton County’s rate of unemployment decreased as did all other areas to 5.5 percent, 5.8 percent and 6.2 percent in Hamilton County, Ohio and the United States, respectively. In 2015, Hamilton County’s rate of unemployment decreased to 4.5 percent compared to a decrease to 4.9 percent in Ohio and to 5.3 percent in the United States. Through 2016, unemployment rates were slightly lower in Hamilton County at 4.4 percent, no change in Ohio at 4.9 percent and a decrease in the United States at 4.9 percent.

Exhibit 29 provides deposit data for banks and thrifts in Hamilton County. Eagle’s deposit base in Hamilton County was approximately $98.8 million or a 4.6 percent share of the total thrift deposits but a 0.1 percent share of the total deposits, which were approximately $82.2

33

Description of Primary Market Area (cont.)

billion as of December 31, 2016. The market area is dominated by banks, with bank deposits accounting for approximately 97.6 percent of deposits at December 31, 2016.

Exhibit 30 provides interest rate data for each quarter for the years 2012 through 2016. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. The Prime Rate was stable for the majority of the five years, increasing slightly in the 4th quarter of 2015 and again in the 4th quarter of 2016. Short term interest rates experienced a slightly rising trend in 2012, and then stable in 2013 and 2014, with the Thirty-Year Treasury rate rising in 2013, decreasing in 2014, fluctuating in 2015, and then decreasing in the first three quarters of 2016 but increasing in the last quarter of 2016.

SUMMARY

In summary, population increased by in Hyde Park and Bridgetown from 2000 to 2010 but decreased in Delhi, Cincinnati and Hamilton County, and the number of households increased and decreased similarly. The 2010 per capita income and median household income levels in Hyde Park were much higher than all other areas, and all but Hamilton County had 2010 median household income levels above both state and national levels. Also, Hamilton County’s unemployment rates have been lower than state and national rates. According to the 2010 Census, median housing values ranged from a low of $124,600 in Delhi to a high of $312,800 in Hyde Park.

The Bank held deposits of approximately 4.6 percent of all thrift deposits in the market area as of December 31, 2016, but represented only a 0.1 percent share of the total deposit base of $88.2 billion.

34

III.	COMPARABLE GROUP SELECTION

Introduction

Integral to the valuation of the Corporation is the selection of an appropriate group of publicly traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly traded, FDIC-insured thrifts in the United States and all publicly traded, FDIC-insured thrifts in the Midwest region and in Ohio.

Exhibits 31 and 32 present Share Data and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 146 publicly traded, FDIC-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 31 and 32 also subclassify all thrifts by region, including the 47 publicly traded Midwest thrifts ("Midwest thrifts") and the 13 publicly traded thrifts in Ohio ("Ohio thrifts"), and by trading exchange. Exhibit 31 presents prices, pricing ratios and price trends for all publicly traded FDIC-insured thrifts.

The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of the Corporation as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of the Corporation’s basic operation.

35

Introduction (cont.)

The general parameter requirements for the selection of the peer group candidates included a maximum asset size limit of $800 million, a trading exchange requirement that each candidate be traded on one of the two major stock exchanges, the New York Stock Exchange or the NASDAQ, a geographic parameter that eliminates potential candidates located in the Southwest and West, a merger and acquisition parameter that eliminates any potential candidate that is involved in a merger and acquisition transaction, and a recent conversion parameter that eliminates any institution that has not been converted from mutual to stock for at least four quarters or prior to December 31, 2016. Due to the general parameter requirement related to trading on NASDAQ or the New York Stock Exchange, the size of the peer group institutions results in larger institutions.

Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.

Due to lack of comparability, there are no mutual holding companies included as potential comparable group candidates.

GENERAL PARAMETERS

Merger/Acquisition

The comparable group will not include any institution that is in the process of a merger or acquisition as the seller at December 31, 2016, due to the price impact of such a pending transaction. There were two thrift institutions that were potential comparable group candidates but had to be eliminated due to their involvement in a merger/acquisition.

Georgetown Bancorp - Massachusetts

Standard Financial Corp. - Pennsylvania

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Merger/Acquisition (cont.)

There are no pending merger/acquisition transactions involving thrift institutions that were potential comparable group candidates in the Corporation’s city, county or market area as indicated in Exhibit 34.

Trading Exchange

It is necessary that each institution in the comparable group be listed on one of the two major stock exchanges, the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System (NASDAQ). Such a listing indicates that an institution’s stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 146 publicly traded, FDIC-insured savings institutions, excluding mutual holding companies, 8 are traded on the New York Stock Exchange and 89 are traded on NASDAQ. There were an additional 18 traded over the counter and 31 institutions are listed in the Pink Sheets, but they were not considered for the comparable group selection.

IPO Date

Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to December 31, 2016, in order to insure at least four consecutive quarters of reported data as a publicly traded institution. The resulting parameter is a required IPO date prior to December 31, 2015.

Geographic Location

The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution

37

Geographic Location (cont.)

stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has nevertheless eliminated regions of the United States distant to the Corporation, including the Southwest and West regions.

The geographic location parameter consists of the Midwest, North Central, Southeast and Northeast regions for a total of fifteen states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

Asset size was another key parameter used in the selection of the comparable group. The total asset size for any potential comparable group institution was $800 million or less, due to the general similarity of asset mix and operating strategies of institutions within this asset range, compared to the Corporation, with assets of approximately $116 million. Such an asset size parameter was necessary to obtain an appropriate comparable group of at least ten institutions.

In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates, since that characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

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SUMMARY

Exhibits 35 and 36 show the 25 institutions considered as comparable group candidates after applying the general parameters, with the outlined institutions being those ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section.

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BALANCE SHEET PARAMETERS

Introduction

The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 35. The balance sheet ratios consist of the following:

1.	Cash and investments to assets
2.	Mortgage-backed securities to assets
3.	One- to four-family loans to assets
4.	Total net loans to assets
5.	Total net loans and mortgage-backed securities to assets
6.	Borrowed funds to assets
7.	Equity to assets

The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from the Corporation with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from the Corporation. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.

Cash and Investments to Assets

The Bank’s ratio of cash and investments to assets, excluding mortgage-backed securities, was 17.2 percent at December 31, 2016, and reflects the Bank’s share of cash and investments higher than the national and state averages of 13.4 percent and 15.2 percent, respectively. The Bank's investments have consisted of only interest-bearing deposits.

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Cash & Investments to Assets (cont.)

For its three most recent fiscal years ended December 31, 2016, the Bank’s average ratio of cash and investments to assets was a lower 16.66 percent, ranging from a low of 14.70 percent in 2014 to high of 18.10 percent in 2015.

The parameter range for cash and investments is has been defined as 38.0 percent or less of assets, with a midpoint of 19.0 percent.

Mortgage-Backed Securities to Assets

At December 31, 2016, the Bank had no mortgage-backed securities, resulting in a zero percent ratio, modestly lower than the national average of 7.59 percent and the regional average of 7.79 percent for publicly traded thrifts. The Bank’s three most recent fiscal year average is also zero percent, also lower than industry averages.

Inasmuch as many institutions purchase mortgage-backed securities as an alternative to both lending, relative to cyclical loan demand and prevailing interest rates, and other investment vehicles, this parameter is also fairly broad at 42.0 percent or less of assets and a midpoint of 21.0 percent.

One- to Four-Family Loans to Assets

The Bank’s lending activity has been focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, excluding construction loans and home equity loans, represented 41.1 percent of the Bank's assets at December 31, 2016, which is lower than its ratio of 41.9 percent at December 31, 2015, and

41

One- to Four-Family Loans to Assets (cont.)

lower than its ratio of 46.9 percent at December 31, 2014. The parameter for this characteristic is 60.00 percent of assets or less in one- to four-family loans with a midpoint of 30.00 percent.

Total Net Loans to Assets

At December 31, 2016, the Bank had a 74.0 percent ratio of total net loans to assets and a higher three fiscal year average of 74.1 percent, compared to the national average of 71.2 percent and the regional average of 68.4 percent for publicly traded thrifts. The Bank's ratio of total net loans to assets changed from 76.2 percent of total assets at December 31, 2014, to 72.1 percent at December 31, 2015, to 74.0 percent at December 31, 2016.

The parameter for the selection of the comparable group is from 20.0 percent to 90.0 percent with a midpoint of 55.0 percent. The lower end of the parameter range relates to the fact that, as the referenced national and regional averages indicate, many institutions hold greater volumes of mortgage-backed securities as cyclical alternatives to lending, but may otherwise be similar to the Bank.

Total Net Loans and Mortgage-Backed Securities to Assets

As discussed previously, the Bank’s shares of mortgage-backed securities to assets and total net loans to assets were zero percent and 74.0 percent, respectively, for a combined share of 74.0 percent. Recognizing the industry and regional ratios of 78.8 percent and 76.2 percent, respectively, the parameter range for the comparable group in this category is 60.0 percent to 90.0 percent, with a midpoint of 75.0 percent.

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Borrowed Funds to Assets

The Bank had borrowed funds of $28,000 or 0.02 percent of assets at December 31, 2016, which is moderately lower than current industry average of 9.74 percent.

The use of borrowed funds by some institutions indicates an alternative to retail deposits and may provide a source of longer term funds. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds. The institutional demand for borrowed funds has decreased in recent years, due to much lower rates paid on deposits. Additionally, many thrifts are not aggressively seeking deposits, since quality lending opportunities have diminished in the current economic environment.

The parameter range of borrowed funds to assets is 48.0 percent or less with a midpoint of 24.0 percent.

Equity to Assets

The Bank’s equity to assets ratio was 11.62 percent at December 31, 2016, 10.95 percent at December 31, 2015, and 10.58 percent at December 31, 2014, averaging 11.05 percent for the three fiscal years ended December 31, 2016. The Bank’s equity increased in each of the past four fiscal periods from December 31, 2012, to December 31, 2016. After conversion, based on the midpoint value of $17.0 million, with 50.0 percent of the net proceeds of the public offering going to the Bank and recognizing the Foundation, its equity is projected to increase to 17.07 percent of assets, with the Corporation’s equity at 20.76 percent of assets.

Based on those equity ratios, we have defined the equity ratio parameter to be 8.0 percent to 20.0 percent with a midpoint ratio of 14.0 percent.

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PERFORMANCE PARAMETERS

Introduction

Exhibit 36 presents five parameters identified as key indicators of the Bank’s earnings performance and the basis for such performance both historically and during the year ended December 31, 2016. The primary performance indicator is the Bank's core return on average assets (ROAA). The second performance indicator is the Bank's core return on average equity (ROAE). To measure the Bank's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Bank is noninterest income, and the parameter used to measure this factor is the ratio of noninterest income to average assets. The final performance indicator is the Bank's ratio of operating expenses or noninterest expenses to average assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

Return on Average Assets

The key performance parameter is core ROAA. For the year ended December 31, 2016, the Bank’s core ROAA was 0.61 percent based on a core income after taxes of $693,000, as detailed in Item I of this Report. The net ROAA for the year ended December 31, 2016, was 1.29 percent on net income of $1,460,000. The Bank's ROAA in its prior two fiscal years of 2014 and 2015, was 0.63 percent and 0.58 percent, respectively, with a three fiscal year average ROAA of 0.63 percent based on core income.

Considering the historical and current earnings performance of the Bank, as well as the industry, the range for the ROAA parameter based on core income has been defined as less than 1.30 percent with a midpoint of 0.65 percent.

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Return on Average Equity

The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Bank's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the unseasoned nature of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

The Bank’s core ROAE for the year ended December 31, 2016, was 5.44 percent based on its core earnings. In its most recent three fiscal years, the Bank's average ROAE was 5.81 percent, from a low of 5.31 percent in 2015 to a high of 6.19 percent in 2014.

The parameter range for ROAE for the comparable group, based on core income, is 10.00 percent or less with a midpoint of 5.00 percent.

Net Interest Margin

The Bank had a net interest margin of 3.00 percent for the year ended December 31, 2016, representing net interest income as a percentage of average interest-earning assets. The Bank's net interest margin levels in its two prior fiscal years of 2014 and 2015 were 3.25 percent and 3.06 percent, respectively, averaging 3.10 percent.

The parameter range for the selection of the comparable group is from a low of 1.50 percent to a high of 4.50 percent with a midpoint of 3.00 percent.

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Operating Expenses to Assets

For the year ended December 31, 2016, the Bank had a 4.07 percent ratio of operating expense to average assets impacted by two one-time expenses. In its two prior fiscal years of 2014 to 2015, the Bank’s expense ratio averaged 3.42 percent, from a low of 3.26 percent in fiscal year 2014 to a high of 4.07 percent in fiscal year 2016, with a core 2016 overhead ratio of a more normal 3.51 percent.

The operating expense to assets parameter for the selection of the comparable group is from a low of 1.10 percent to a high of 4.10 percent with a midpoint of 2.50 percent.

Noninterest Income to Assets

Compared to publicly traded thrifts, the Bank has experienced a higher level of noninterest income as a source of additional income due to its gains on loans sold. The Bank’s ratio of noninterest income to average assets was 2.94 percent for the year ended December 31, 2016, but a lesser 2.11 percent excluding the one time BOLI death benefit. For its prior two fiscal years ended December 31, 2014, and 2015, the Bank’s ratios of noninterest income to average assets were 1.24 percent and 1.69 percent, respectively, for a three-year average of 1.96 percent and a lower 1.68 percent excluding BOLI death benefit in 2016.

The range for this parameter for the selection of the comparable group is 3.00 percent of average assets or less, with a midpoint of 1.50 percent.

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ASSET QUALITY PARAMETERS

Introduction

The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 36. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position similar to that of the Bank. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

Nonperforming Assets to Total Assets

The Bank’s ratio of nonperforming assets to assets was 0.72 percent at December 31, 2016, which was lower than the national average of 0.94 percent for publicly traded thrifts and the average of 0.94 percent for Midwest thrifts. The Bank’s ratio of nonperforming assets to total assets averaged 0.99 percent for its most recent three fiscal years ended December 31, 2016, from a high of 1.16 percent at December 31, 2014, to a low of 0.72 percent at December 31, 2016.

The comparable group parameter for nonperforming assets is 3.00 percent or less of total assets, with a midpoint of 1.50 percent.

Repossessed Assets to Assets

The Bank had repossessed assets of $55,000 at December 31, 2016, representing a ratio to total assets of 0.05 percent, following ratios of repossessed assets to total assets of 0.44 percent and 0.37 percent at December 31, 2015, and December 31, 2014, respectively. National

47

Repossessed Assets to Assets (cont.)

and regional averages were 0.16 percent and 0.16 percent, respectively, for publicly traded thrift institutions.

The range for the repossessed assets to total assets parameter is 0.30 percent of assets or less with a midpoint of 0.15 percent.

Loans Loss Reserves to Assets

The Bank had an allowance for loan losses of $1,137,000, representing a loan loss allowance to total assets ratio of 0.98 percent at December 31, 2016, which was higher than its 0.94 percent ratio at December 31, 2015, and lower than its 1.13 percent ratio at December 31, 2014.

The loan loss allowance to assets parameter range used for the selection of the comparable group required a minimum ratio of 0.10 percent of assets.

THE COMPARABLE GROUP

With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 37, 38 and 39. The comparable group institutions range in size from $335.0 million to $777.5 million with an average asset size of $529.3 million and have an average of 7.0 offices per institution. Three of the comparable group institutions are in Maryland, one each in Illinois, Kentucky, Michigan, New York, Ohio, Pennsylvania and Minnesota, and all ten are traded on NASDAQ.

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The Comparable Group (cont.)

The comparable group institutions as a unit have a ratio of equity to assets of 11.6 percent, which is 2.2 percent lower than all publicly traded thrift institutions in the United States; and for the most recent four quarters indicated a core return on average assets of 0.71 percent, lower than all publicly traded thrifts at 0.77 percent and lower than the publicly traded Ohio thrifts at 0.95 percent.

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IV.	ANALYSIS OF FINANCIAL PERFORMANCE

This section reviews and compares the financial performance of the Bank to all publicly traded thrifts, to publicly traded thrifts in the Midwest region and to Ohio thrifts, as well as to the ten institutions constituting the Bank’s comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 40 through 45.

As presented in Exhibits 40 and 41, at December 31, 2016, the Bank’s total equity of 11.62 percent of assets was similar to the comparable group at 11.60 percent, lower than all thrifts at 11.86 percent, Midwest thrifts at 11.82 percent and lower than Ohio thrifts at 12.16 percent. The Bank had a 73.97 percent share of net loans in its asset mix, higher than the comparable group at 71.70 percent, all thrifts at 71.24 percent and Midwest thrifts at 68.44 percent and lower than Ohio thrifts at 74.98 percent. The Bank had a higher 17.19 percent share of cash and investments with a lower zero percent share of mortgage-backed securities. The comparable group had a lower 15.01 percent share of cash and investments and a higher 7.89 percent share of mortgage-backed securities. All thrifts had a 7.59 percent of assets in mortgage-backed securities and 13.42 percent in cash and investments. The Bank’s 86.26 percent share of deposits was higher than the comparable group, all thrifts, Midwest thrifts and Ohio thrifts, reflecting the Bank's lower share of borrowed funds of 0.02 percent and similar share of equity of 11.62 percent. As ratios to assets, the comparable group had deposits of 77.96 percent and borrowings of 10.75 percent. All thrifts averaged a 77.52 percent share of deposits and 9.74 percent of borrowed funds, while Midwest thrifts had a 79.07 percent share of deposits and an 8.19 percent share of borrowed funds. Ohio thrifts averaged a 74.49 percent share of deposits and a 12.57 percent share of borrowed funds. The Bank had no goodwill and intangible assets, compared to 0.53 percent for the comparable group, 0.46 percent for all thrifts, 0.27 percent for Midwest thrifts and 0.31 percent for Ohio thrifts.

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Analysis of Financial Performance (cont.)

Operating performance indicators are summarized in Exhibits 42, 43 and 44 and provide a synopsis of key sources of income and key expense items for the Bank in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

As shown in Exhibit 44, for the year ended December 31, 2016, the Bank had a lower yield on average interest-earning assets relative to the comparable group, all thrifts, Midwest thrifts and Ohio thrifts. The Bank's yield on interest-earning assets was 3.71 percent compared to the comparable group at 4.10 percent, all thrifts at 3.81 percent, Midwest thrifts at 3.76 percent and Ohio thrifts at 3.97 percent.

The Bank's cost of funds for the twelve months ended December 31, 2016, was lower than the comparable group and all thrifts, similar to Midwest thrifts, and higher than Ohio thrifts. The Bank had an average cost of interest-bearing liabilities of 0.78 percent compared to 0.83 percent for the comparable group, 0.87 percent for all thrifts, 0.79 percent for Midwest thrifts and 0.66 percent for Ohio thrifts. The Bank's yield on interest-earning assets and cost of funds resulted in a net interest spread of 2.93 percent, which was lower than the comparable group at 3.27 percent, similar to all thrifts at 2.94 percent, lower than Midwest thrifts at 2.97 percent and Ohio thrifts at 3.31 percent. The Bank generated a net interest margin of 3.00 percent for the year ended December 31, 2016, based on its ratio of net interest income to average interest-earning assets, which was lower than the comparable group ratio of 3.40 percent. All thrifts averaged a higher 3.10 percent net interest margin for the trailing four quarters, with Midwest thrifts at 3.13 percent; and Ohio thrifts averaged a higher 3.44 percent.

The Bank’s major source of earnings is interest income, as indicated by the operations ratios presented in Exhibit 43. The Bank had $83,000 in provision for loan losses during the twelve months ended December 31, 2016, representing 0.07 percent of average assets. The average provision for loan losses for the comparable group was also 0.07 percent, with all thrifts at 0.06 percent, Midwest thrifts at 0.05 percent and Ohio thrifts at 0.07 percent.

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Analysis of Financial Performance (cont.)

The Bank's total noninterest income was $3,318,000 or 2.94 percent of average assets for the year ended December 31, 2016, including a one time BOLI death benefit of $940,000 or 28.3 percent of noninterest income. Excluding such death benefit, noninterest income was lower but a still strong 2.11 percent of assets. The Bank’s higher ratio of noninterest income to average assets was higher than the comparable group at 0.63 percent, and higher than all thrifts at 0.90 percent, Midwest thrifts at 0.91 percent and higher than Ohio thrifts at 0.69 percent. For the year ended December 31, 2016, the Bank’s operating expense ratio was 4.07 percent of average assets, including $121,000 in a one-time FHLB prepayment advance penalty and a $410,000 death benefit obligation for a combined $531,000 and resulting in core operating expenses of $4,060,000 or 3.60 percent, higher than the comparable group at 2.80 percent, all thrifts at 3.02 percent Midwest thrifts at 3.07 percent, and Ohio thrifts at 2.81 percent.

The overall impact of the Bank’s income and expense ratios is reflected in its net income and return on assets. For the year ended December 31, 2016, the Bank had a net ROAA of 1.29 and core ROAA of 0.61 percent. For its most recent four quarters, the comparable group had a lower net ROAA of 0.84 percent and a higher core ROAA of 0.71 percent. All publicly traded thrifts averaged a lower net ROAA of 0.81 percent and a higher 0.77 percent core ROAA, with Midwest thrifts a 1.02 percent net ROAA and a 0.99 percent core ROAA. The twelve month net and core ROAA for the 13 Ohio thrifts was 0.99 percent and 0.95 percent, respectively.

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V.	MARKET VALUE ADJUSTMENTS

This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Eagle with the comparable group. These adjustments will take into consideration such key items as earnings performance, primary market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted that all of the institutions in the comparable group have their differences among themselves and relative to the Bank, and, as a result, such adjustments become necessary.

EARNINGS PERFORMANCE

In analyzing earnings performance, consideration was given to net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings due to provisions for loan losses, the balance of current and historical nonperforming assets and real estate owned, the balance of valuation allowances to support any problem assets or nonperforming assets, the amount and volatility of noninterest income, and the amount and ratio of noninterest expenses. The earnings performance analysis was based on the Bank’s respective net and core earnings for the year ended December 31, 2016, with comparisons to the core earnings of the comparable group, all thrifts and other geographical subdivisions.

As discussed earlier, the Bank has experienced increases in its assets in each of the past four fiscal years and loans in two of the past four fiscal years and increases in deposits in three of the past four fiscal years, with increases experienced for loans in 2016 and 2013 and increases in deposits in 2014, 2015 and 2016. The Bank has experienced positive earnings in each of the past five fiscal years and has focused on controlling its lower balance of nonperforming assets;

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Earnings Performance (cont.)

maintaining its ratio of interest sensitive assets relative to interest sensitive liabilities by maintaining a moderate share of cash and investments and adjustable-rate loans, thereby maintaining its overall interest rate risk; strengthening its strong level of noninterest income; and maintaining adequate allowances for loan losses to reduce the impact of any charge-offs. Historically, the Bank has closely monitored its lower yields and costs, which have resulted in a lower net interest margin that has been historically lower than industry averages due to its lower yield on earning assets even with its lower cost of funds, with the margin trend experiencing minimal change over the past two years, and a 3.00 percent net interest margin for the year ended December 31, 2016, was lower than the industry average of 3.10 percent and lower than the comparable group average of 3.41 percent. During its prior two fiscal years, Eagle’s ratio of interest expense to interest-bearing liabilities has increased slightly from 0.82 percent in fiscal year 2014 to 0.84 percent in 2015. The Bank’s ratio then decreased to 0.78 percent for the year ended December 31, 2016, which was lower than the average of 0.83 percent for the comparable group and lower than the average of 0.87 percent for all thrifts. Following the conversion, the Bank will continue to control its operating expenses, strive to maintain its net interest margin, strive to increase its noninterest income, gradually increase its core net income, increase its return on assets, continue to control its balance of nonperforming and classified assets, and closely monitor its interest rate risk.

The Bank has experienced a moderate increase in loan origination activity from fiscal year 2015 to 2016. Total loan originations in fiscal year 2015 were $100.0 million with a net loan change of a decrease of $(27,000) including $69.0 million in loan sales and no loan purchases. Gross loan originations were a larger $115.6 million in fiscal year 2016, with another $1.2 million in loan purchases. This level of originations and purchases in 2016 resulted in a net increase in loans of $6.0 million in 2016, noticeably higher than the $27,000 decrease in 2015, and included $81.7 million in loan sales in 2016.

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Earnings Performance (cont.)

From December 31, 2015, to December 31, 2016, one- to four-family loans and commercial real estate loans, home equity loans, construction loans and commercial business loans experienced increases in their balances. Home equity loans and construction loans indicated dollar increases of $1.7 million and $1.6 million, respectively, from December 31, 2015, to December 31, 2016. One- to four-family loans increased in dollars by $1.7 million or 3.6 percent, from December 31, 2015, to December 31, 2016. Commercial real estate loans increased by $692,000 or 5.3 percent from December 31, 2015, to December 31, 2016. The other individual changes were commercial business loans, which increased $585,000 or 49.0 percent and multi-family loans, which decreased $482,000 or 16.1 percent from December 31, 2015, to December 31, 2016. Overall, the Bank’s lending activities resulted in a total loan increase of $5.7 million or 6.8 percent and a net loan increase of $6.4 million or 8.4 percent from December 31, 2015, to December 31, 2016.

The impact of Eagle’s primary lending efforts has been to generate a yield on average interest-earning assets of 3.71 percent for the year ended December 31, 2016, compared to a higher 4.10 percent for the comparable group, 3.81 percent for all thrifts and 3.26 percent for Midwest thrifts. The Bank’s ratio of interest income to average assets was 3.37 percent for the year ended December 31, 2016, lower than the comparable group at 3.78 percent, all thrifts at 3.73 percent and Midwest thrifts at 3.66 percent, reflecting the Bank's lower yield.

Eagle’s 0.78 percent cost of interest-bearing liabilities for the year ended December 31, 2016, was lower than the comparable group at 0.83 percent, lower than all thrifts at 0.87 percent and similar to Midwest thrifts at 0.79 percent and higher than Ohio thrifts at 0.66 percent. The Bank's resulting net interest spread of 2.93 percent for the year ended December 31, 2016, was lower the comparable group at 3.27 percent and similar to all thrifts at 2.94 percent, Midwest thrifts at 2.97 percent and lower than Ohio thrifts at 3.31 percent. The Bank's net interest margin of 3.00 percent, based on average interest-earning assets for the year ended December 31, 2016, was lower than the comparable group at 3.40 percent, lower than all thrifts at 3.10 percent, Midwest thrifts at 3.13 percent and Ohio thrifts at 3.44 percent.

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Earnings Performance (cont.)

The Bank's ratio of noninterest income to average assets was a higher 2.94 percent for the year ended December 31, 2016, due to a one-time BOLI death benefit and lower 2.11 percent excluding the BOLI death benefit, which was higher than the comparable group at 0.63 percent, higher than all thrifts at 0.90 percent and Midwest thrifts at 0.91 percent, due to the Bank’s higher gains on loans sold.

The Bank's operating expenses were higher than the comparable group, all thrifts, Midwest thrifts and Ohio thrifts. For the year ended December 31, 2016, Eagle had an operating expenses to average assets ratio of 4.07 percent and a lower 3.60 percent, excluding one-time expenses, compared to 2.80 percent for the comparable group, 3.02 percent for all thrifts, 3.07 percent for Midwest thrifts and 2.81 percent for Ohio thrifts.

For the year ended December 31, 2016, Eagle generated a higher ratio of noninterest income, a higher ratio of noninterest expenses and a lower net interest margin relative to its comparable group. The Bank had 0.07 percent in provision for loan losses during the year ended December 31, 2016, compared to the comparable group at 0.07 percent of assets, all thrifts at 0.06 percent and Midwest thrifts at 0.05 percent. The Bank’s allowance for loan losses to total loans of 1.31 percent was higher than the comparable group and higher than all thrifts. The Bank’s 135.68 percent ratio of reserves to nonperforming assets was similar to the comparable group at 132.94 percent and higher than all thrifts at 117.4 percent.

As a result of its operations, the Bank's core income for the year ended December 31, 2016, was lower than the comparable group but its net income was higher due to a one-time BOLI death benefit. Based on net earnings, the Bank had a return on average assets of 1.29 percent for the year ended December 31, 2016, and a return on average assets of 0.58 percent and 0.63 percent in fiscal years 2015 and 2014, respectively. The Bank’s core return on average assets was 0.61 percent for the year ended December 31, 2016, as detailed in Exhibit 7. For their most recent four quarters, the comparable group had a lower net ROAA of 0.84 percent and a higher core ROAA of 0.71 percent, while all thrifts indicated a lower net ROAA and higher core

56

Earnings Performance (cont.)

ROAA of 0.81 percent and 0.77 percent, respectively. Midwest thrifts indicated a net ROAA of 1.02 percent and a core ROAA of 0.99 percent.

Following its conversion, Eagle’s earnings will continue to be dependent on a combination of the overall trends in interest rates, the consistency, reliability and variation of its net interest income, noninterest income, overhead expenses and its asset quality and its future needs for provisions for loan losses. Earnings are projected to represent a 0.42 percent ROAA in 2017 and then 0.58 percent in 2018. The Bank’s ratio of noninterest income to average assets increased from fiscal 2015 to 2016. The increase in core noninterest income in fiscal 2016 was due to the Bank’s increases in gains on the sale of loans. Overhead expenses indicated a modest increase overall during the past two fiscal years also impacted by the higher expenses related to the Bank’s strong lending program.

In recognition of the foregoing earnings related factors, considering Eagle’s historical and current performance measures, as well as Business Plan projections, a downward adjustment has been made to the Corporation’s pro forma market value for earnings performance.

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MARKET AREA

Eagle’s market area is focused on Hamilton County, Ohio, as all three of the Bank’s offices are located in Cincinnati. The Bank’s primary retail market area is focused on the Cincinnati areas of Hyde Park (ZIP Code 45208), Delhi (ZIP Code 45238), and Bridgetown (ZIP Code 45248), while the Bank’s lending market extends into the surrounding Hamilton County in Ohio as well as more distantly into the adjacent counties of Butler, Clermont and Warren in Ohio, the counties of Boone, Campbell and Kenton in Kentucky, and Dearborn County in Indiana. The population trends indicate decreases in Delhi, Cincinnati and Hamilton County for the period from 2000 to 2010, while Hyde Park, Bridgetown, Ohio and the United States increased in population. Through 2020, population is projected to decrease by 2.6 percent and 2.4 percent in Delhi and Bridgetown, respectively.

Hyde Park and Bridgetown had higher per capita income than all other areas; and Hyde Park, Delhi and Bridgetown all had higher median household income levels than all other areas.

In 2010, median housing values were $312,800 in Hyde Park, $124,600 in Delhi, $148,100 in Bridgetown, $126,900 in Cincinnati, $141,100 in Hamilton County, $134,400 in Ohio and $179,900 in the United States.

Also, Hamilton County has been characterized with lower unemployment rates. Currently, Hamilton County has an unemployment rate of 4.4 percent, with Ohio and the United States both at 4.9 percent.

The Bank held deposits of 4.6 percent of the total thrift deposits in the market area as of June 30, 2016, which represented only an 0.1 percent share of the total deposit base of $88.2 billion.

In recognition of the foregoing factors, we believe that a downward adjustment is warranted for the Bank’s market area.

58

FINANCIAL CONDITION

The financial condition of Eagle is discussed in Section I and shown in Exhibits 1, 2, 5, and 12 through 22, and is compared to the comparable group in Exhibits 39, 40, and 41. The Bank's ratio of total equity to total assets was 11.62 percent at December 31, 2016, which was similar to the comparable group at 11.60 percent and lower than all thrifts at 11.86 percent and Ohio thrifts at 12.16 percent. Based on the conversion completed at the midpoint of the valuation range, the Corporation's pro forma equity to assets ratio will be 20.76 percent, and the Bank's pro forma equity to assets ratio will increase to 17.07 percent, recognizing the formation of the $500,000 Foundation.

The Bank's mix of assets and liabilities indicates both similarities to and variations from its comparable group. Eagle had a higher 73.97 percent ratio of net loans to total assets at December 31, 2016, compared to the comparable group at 71.7 percent. All thrifts indicated a lower 71.2 percent, as did Midwest thrifts at 68.4 percent. The Bank's 17.2 percent share of cash and investments was higher than the comparable group at 15.0 percent, while all thrifts were at 13.4 percent and Midwest thrifts were at 15.2 percent. Eagle’s absence of mortgage-backed securities was moderately lower than the comparable group at 7.9 percent and lower than all thrifts at 7.6 percent and Midwest thrifts at 7.8 percent.

The Bank's 86.3 percent ratio of deposits to total assets was higher than the comparable group at 78.0 percent, higher than all thrifts at 77.5 percent and higher than Midwest thrifts at 79.1 percent. Eagle’s higher ratio of deposits was due to its lower share of borrowed funds. Eagle had a similar equity to asset ratio of 11.6 percent, compared to the comparable group at 11.6 percent of total assets, with all thrifts at 11.9 percent and Midwest thrifts at 11.8 percent. Eagle had a lower share of borrowed funds to assets of 0.02 percent at December 31, 2016, moderately below the comparable group at 10.8 percent and lower than all thrifts at 9.7 percent and lower than Midwest thrifts at 8.2 percent. In fiscal year 2016, total deposits increased by $7.6 million or 8.2 percent and increased from $92.4 million to $100.0 million. During fiscal year 2015, Eagle’s deposits increased by $4.1 million or 4.6 percent from $88.4 million to $92.5 million.

59

Financial Condition (cont.)

Eagle had no assets in combined goodwill and intangible assets and had a lower share of repossessed real estate at December 31, 2016. The Bank had repossessed real estate of $55,000 or 0.05 percent of assets at December 31, 2016. This compares to ratios of 0.53 percent for goodwill and intangible assets and 0.10 percent for real estate owned, for the comparable group. All thrifts had a goodwill and intangible assets ratio of 0.46 percent and a real estate owned ratio of 0.16 percent.

The financial condition of Eagle is impacted by its lower than average balance of nonperforming assets of $733,000 or 0.72 percent of total assets at December 31, 2016, compared to a higher 1.07 percent for the comparable group, 0.94 percent for all thrifts, 0.94 percent for Midwest thrifts and a higher 0.86 percent for Ohio thrifts. The Bank's ratio of nonperforming assets to total assets was 1.16 percent at December 31, 2014, and 1.27 percent at December 31, 2015.

At December 31, 2016, Eagle had $1,137,000 of allowances for loan losses, which represented 0.98 percent of assets and 1.31 percent of total loans. The comparable group indicated higher allowance ratios, relative to assets and loans, equal to 1.00 percent of assets and 1.22 percent of total loans, while all thrifts had allowances relative to assets and loans that averaged a lower 0.80 percent of assets and a lower 1.08 percent of total loans. Also of major importance is an institution's ratio of allowances for loan losses to nonperforming assets, since a portion of nonperforming assets might eventually be charged off. Eagle’s $1,137,000 of allowances for loan losses, represented 135.68 percent of nonperforming assets at December 31, 2016, compared to the comparable group's similar 132.94 percent, with all thrifts at 117.37 percent, Midwest thrifts at 110.18 percent and Ohio thrifts at a higher 138.06 percent. Eagle’s ratio of net charge-offs to average total loans was (0.02) percent for the year ended December 31, 2016, compared to a similar (0.01) percent for the comparable group, 0.06 percent for all thrifts and 0.10 percent for Midwest thrifts.

60

Financial Condition (cont.)

Eagle has a modest level of interest rate risk. The change in the Bank’s NPV level at December 31, 2016, reflecting the most current information available, based on a rise in interest rates of 100 basis points was a 5.35 percent decrease, representing a dollar decrease in equity value of $1,670,000. The Bank’s exposure increases to a 10.09 percent decrease in its NPV level under a 200 basis point rise in rates, representing a dollar decrease in equity of $3,152,000. The Bank’s post shock NPV ratio at December 31, 2016, assuming a 200 basis point rise in interest rates was 24.68 percent and indicated a 219 basis point decrease from its 26.87 percent based on no change in interest rates.

Compared to the comparable group, with particular attention to the Bank’s equity level, asset quality position level and asset and liability mix, we believe that no adjustment is warranted for Eagle’s current financial condition, due to the Bank’s similar equity position, recognizing its recently lower share of nonperforming assets and similar share of allowance for loan losses to nonperforming assets.

61

ASSET, LOAN AND DEPOSIT GROWTH

During its most recent two fiscal years, Eagle has been characterized by moderate changes in assets, loans and deposits relative to its comparable group. The Bank’s average annual asset change from December 31, 2014, to December 31, 2016, was an increase of 3.5 percent. This increase compares to a similar 3.1 percent increase for the comparable group, a lesser 2.8 percent for all thrifts, and a lesser 2.5 percent for Midwest thrifts. The Bank’s increase in assets is reflective of its increases in loans and deposits in 2016 of 8.49 percent and 8.18 percent, respectively. Eagle’s deposits indicate an average annual increase of 5.97 percent from December 31, 2014, to December 31, 2016, compared to average growth rates of 4.2 percent for the comparable group, 2.7 percent for all thrifts and 2.6 percent for Midwest thrifts.

Eagle’s deposits indicated an increase of 8.2 percent from fiscal 2015 to 2016. Annual deposit change was growth rates of 4.2 percent for the comparable group, 2.7 percent for all thrifts and 2.6 percent for Midwest thrifts. The Bank had only $28,000 in borrowed funds or 0.02 percent of assets at December 31, 2016, compared to the comparable group at 9.7 percent and had a higher $3.1 million in borrowed funds for the Bank at December 31, 2015, or 2.78 percent of assets.

Recognizing its moderate increase in deposits in 2016, after modest growth in 2015 and 2014, and considering the demographics, competition and deposit base trends in its market area, the Bank’s ability to increase its asset, loan and deposit bases in the future is somewhat limited, with its ability to increase its market share by competitively pricing its loan and deposit products, maintaining a high quality of service to its customers and strengthening its loan origination activity. Eagle’s primary market area county of Hamilton experienced decreases in population and households in Hamilton County between 2000 and 2010 with a projected increase from 2010 to 2020 of a minimal 0.8 percent. The Bank’s primary market area county also indicated 2010 per capita income modestly above Ohio’s and that of the United States, and the median household income level in Hamilton County was below the state and the national levels in 2010. In 2010, the median housing value in Hamilton County at $141,100 was higher than that of Ohio at $134,400 and lower than the United States at $179,900, with median rents lower than both.

62

Asset, Loan and Deposit Growth (cont.)

The total deposit base in Hamilton County increased by 17.2 percent from June 30, 2015, to June 30, 2016; and during that period, the number of financial institution offices in Hamilton County decreased by four. In June 30, 2016, Eagle’s deposit market share of thrifts in Hamilton County was 4.6 percent, increasing from 3.6 percent in 2015.

Based on all the foregoing factors, we have concluded that no adjustment to the Corporation’s pro forma value is warranted for asset, loan and deposit growth.

DIVIDEND PAYMENTS

The Corporation has no plans to pay an initial cash dividend. The payment of cash dividends will depend upon such factors as earnings performance, financial condition, capital position, growth, asset quality and regulatory limitations. Five of the ten institutions in the comparable group paid cash dividends during the most recent twelve months for an average dividend yield of 1.92 percent and an average payout ratio of 28.41 percent. During that twelve month period, the average dividend yield was 2.05 percent for the thirteen Ohio thrifts; and the average dividend yield was 1.45 percent and the average payout ratio was 28.70 percent for all thrifts.

In our opinion, a downward adjustment to the pro forma market value of the Corporation is warranted related to dividend payments.

63

SUBSCRIPTION INTEREST

In 2015, investors' interest in new issues continued to be reasonable then increased in late 2016. Such interest is possibly related to the improved asset quality position and resultant earnings of financial institutions overall, along with the change in the political environment and the over reaction of the new political status, which could be challenged in the future due to the low interest rate environment and the compression of net interest margin. The selective and conservative reaction of IPO investors appears generally to be related to a number of analytical, economic and market-related factors, including the financial performance and condition of the converting thrift institution, the strength of the local economy, housing market conditions, general market conditions for financial institution stocks and stocks overall, aftermarket price trends and the expectation of renewed merger/acquisition activity in the thrift industry.

Eagle will direct its offering initially to depositors and residents in its market area. The board of directors and officers anticipate purchasing approximately $2.1 million or 12.4 percent of the stock offered to the public based on the appraised midpoint valuation. The Bank will form an ESOP, which plans to purchase 8.0 percent of the total shares issued in the conversion and 40,000 shares will be issued to the Foundation.

The Bank has secured the services of Keefe, Bruyette & Woods, to assist in the marketing and sale of the conversion stock.

Based on the size of the offering, recent banking conditions, current market conditions, historical local market interest, the terms of the offering, and recent subscription levels for conversions, we believe that no adjustment is warranted for the Bank’s anticipated subscription interest.

64

LIQUIDITY OF THE STOCK

The Corporation will offer its shares through a subscription and Eagle offering with the assistance of Keefe, Bruyette & Woods. . The stock of the Corporation will be traded on NASDAQ.

The Bank's total public offering is considerably smaller in size than the average market value of the comparable group. The comparable group has an average market value of $61.5 million for the stock outstanding compared to a midpoint value of $17.0 million for the Corporation, less the ESOP of 136,000 shares, 40,000 to be contributed to the Foundation, and the estimated 208,000 shares to be purchased by senior officers and directors. The Corporation’s public market capitalization will be approximately 27.6 percent of the size of the public market capitalization of the comparable group. Of the ten institutions in the comparable group, all trade on Nasdaq with those ten institutions indicating an average daily trading volume of over 13,000 shares during the last four quarters.

The comparable group has an average of 6,092,184 shares outstanding compared to 1,700,000 shares outstanding for the Corporation based on the midpoint valuation.

Based on the average market capitalization, shares outstanding and daily trading volume of the comparable group, we have concluded that a moderate downward adjustment to the Corporation’s pro forma market value is warranted relative to the liquidity of its stock.

MANAGEMENT

Gary J. Koester is the president and chief executive officer and has served in those capacities with Eagle since 1996. He has also served as a director since 1982. Mr. Koester began his career at Eagle in 1977 and has held various other positions during his time with the Bank. His experience at Eagle includes all facets of the Bank, including lending, operations, and information technology.

65

Management (cont.)

Ms. Patricia L. Walter is the executive vice president of the Bank and was hired on July 6, 2016. For the eleven preceding years, Ms. Walter served as the controller and then the senior vice president of financial for the former Cheviot Savings Bank. Ms. Walter began her career in 1997, working for six years with Grant Thornton LLP as an auditor and for two years for Comair, Inc., as the manager of corporate accounting.

Mr. Kevin R. Schramm is a vice president, chief financial officer and treasurer of the Bank. Mr. Schramm has served as chief financial officer and treasurer with Eagle since September 2006, recently being named vice president. Mr. Schramm began his career in 1986 with Cinco Federal Credit Union, where he spent 17 years in various positions, including operations manager and controller. Mr. Schramm’s experience also includes service as the chief financial officer of Cottage Savings Bank.

W. Raymond McCleese is the Bank’s vice president of commercial lending and was hired on May 16, 2016. Prior to joining Eagle, he served two years as the vice president of commercial lending for First Financial Bank, and for over four years as a vice president and a part of senior management for the former Merchants Bank and Trust, heading up the commercial and industrial division. Additional experience includes service as a federal SBSE agent for the Internal Revenue Service, chief financial officer of a mid-sized interior design firm, and as a staff accountant for a well-established local CPA firm.

During its two most recent fiscal years, Eagle has been able to control its net interest spread and demonstrated a strong level of core noninterest income, excluding its one-time BOLI death benefit in 2016. The Bank did experience an increase in its noninterest expenses to assets in 2016, again including two one-time expense items–an FHLB prepayment penalty and a BOLI payout obligation. The Bank experienced positive earnings in 2015 and 2016. The Bank’s asset quality position has remained favorable in 2015 and 2016, with nonperforming assets being lower than industry overages. Eagle’s interest rate risk has been moderate, primarily as a result of its higher share of fixed-rate one- to four-family mortgage loans. The Bank’s core earnings

66

Management (cont.)

and core return on assets have been below industry averages, along with its net interest margin, impacted by a much lower yield on earning assets. Management is confident that the Bank is positioned for moderate loan growth and stable profitability following its conversion.

Overall, we believe the Bank to be professionally and knowledgeably managed, as are the comparable group institutions. It is our opinion that no adjustment to the pro forma market value of the Corporation is warranted for management.

67

MARKETING OF THE ISSUE

The necessity to build a new issue discount into the stock price of a new conversion continues to be a closely examined issue in recognition of uncertainty among investors as a result of the thrift industry's continued high level of competition, dependence on interest rate trends, volatility in the stock market, speculation on future changes, current legislation related to the regulation of financial institutions, and their ability to generate selected income.

We believe that a new issue discount applied to the price to book valuation approach is appropriate and necessary in this offering, recognizing the Bank’s volatile earnings and strong dependence on gains on loan sales, historically, as well as going forward. In our opinion, recent market trends cause us to conclude that a modest new issue discount is warranted in the case of this offering. Consequently, at this time we have made a modest downward adjustment to the Corporation's pro forma market value related to a new issue discount.

68

VI.	VALUATION METHODS

Introduction

Historically, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm has been the price to book value ratio method, due to the volatility of earnings in the thrift industry. As earnings in the thrift industry have improved, more emphasis has been placed on the price to earnings method, particularly considering increases in stock prices during these last two years. However, as provisions for loan losses decreased significantly and became negative for some, the price to book value method continues to be pertinent and meaningful in the objective of discerning commonality and comparability among institutions. In determining the pro forma market value of the Corporation, primary emphasis has been placed on the price to book value method, with additional analytical and correlative attention to the price to earnings method and the price to assets method.

In recognition of the volatility and variance in earnings, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a third valuation method, the price to net assets method, has also been used. The price to assets method is used less often for valuing ongoing institutions, but becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value and the super maximum being 115.0 percent of the maximum. The pro forma market value or appraised value will also be referred to as the “midpoint value.”

69

Introduction (cont.)

In applying each of the valuation methods, consideration was given to the adjustments to the Bank's pro forma market value discussed in Section V. Downward adjustments were made for the Bank’s earnings, market area, liquidity of the stock, dividend and marketing of the issue. No adjustments were made for the Bank’s subscription interest, management, financial condition and asset, loan and deposit growth.

PRICE TO BOOK VALUE METHOD

In the valuation of thrift institutions, the price to book value method focuses on an institution's financial condition, and does not give as much consideration to the institution's long term performance and value as measured by earnings. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution's financial condition rather than earnings performance. Although this method is, under certain circumstances, considered somewhat less meaningful for institutions that provide a consistent earnings trend, it remains significant and reliable when an institution’s performance or general economic conditions are experiencing volatile or uncustomary trends related to internal or external factors, and serves as a complementary and correlative analysis to the price to earnings and price to assets approaches.

The pro forma equity used in the valuation was $13,477,000, which is based on the Bank’s December 31, 2016, equity level. The Bank’s tangible equity was an identical $13,477,000.

Exhibit 47 shows the average and median price to book value ratios for the comparable group which were 98.17 percent and 100.78 percent, respectively. The full comparable group indicated a moderate pricing range, from a low of 70.85 percent (Central Federal Corp.) to a high of 108.23 percent (Poage Bankshares). The comparable group had higher average and median price to tangible book value ratios of 105.33 percent and 105.88 percent, respectively, with a

70

Price to Book Value Method (cont.)

range of 70.85 percent to 134.45 percent. Excluding the low and the high in the group, the comparable group's price to book value ratio range narrowed to a low of 93.24 percent and a high of 106.32 percent, and the comparable group’s price to tangible book value ratio range also narrowed modestly from a low of 93.25 percent to a high of 118.45 percent.

Considering the foregoing factors in conjunction with the adjustments made in Section V, we have determined a fully converted pro forma price to book value ratio of 63.30 percent and a price to tangible book value ratio of 63.30 percent at the midpoint. The price to book value ratio increases from 58.71 percent at the minimum to 70.96 percent at the super maximum, while the price to tangible book value ratio increases from 58.71 percent at the minimum to 70.96 percent at the super maximum.

The Corporation's pro forma price to book value and price to tangible book value ratios of 63.30 percent and 63.30 percent, respectively, as calculated using the prescribed formulary computation indicated in Exhibit 46, are influenced by the Bank's capitalization, asset quality position, earnings performance, ESOP level, local market and public ownership, as well as subscription interest in thrift stocks and overall market and economic conditions. The pro forma price to book value also recognized the Bank’s plan to form a foundation of $500,000 from the proceeds comprised of $100,000 in cash and 40,000 shares of stock at a price of $10.00 per share. The Corporation's ratio of equity to assets after conversion at the midpoint of the valuation range will be approximately 20.76 percent compared to 11.60 percent for the comparable group (reference Exhibit 47). Based on the price to book value ratio and the Bank's total pro forma equity of $13,477,000 at December 31, 2016, the indicated pro forma market value of the Corporation using this approach is $17,000,000 at the midpoint (reference Exhibit 46).

71

PRICE TO CORE EARNINGS METHOD

The foundation of the price to core earnings method is the determination of the core earnings based to be used, followed by the calculation of an appropriate price to core earnings multiple. The Corporation’s after tax core earnings for the year ended December 31, 2016, were $693,000 (reference Exhibit 7) and its net earnings were $1,460,000 for that period. To opine the pro forma market value of the Corporation using the price to core earnings method, we applied the core earnings base of $693,000.

In determining the fully converted price to core earnings multiple, we reviewed the ranges of the price to core earnings and the price to net earnings multiples for the comparable group and all publicly traded thrifts. As indicated in Exhibit 46, the average price to core earnings multiple for the comparable group was 21.20, while the median was a lower 17.16. The average price to net earnings multiple was 22.62, and the median multiple was 16.21. The range of the price to core earnings multiple for the comparable group was from a low of 8.33 to a high of 47.09. The range in the price to core earnings multiple for the comparable group, excluding the high and low ranges, was from a low multiple of 12.15 to a high of 41.25 times earnings for eight of the ten institutions in the group, indicating a modest narrowing of the range.

Consideration was given to the adjustments to the Corporation’s pro forma market value discussed in Section V. In recognition of those adjustments, we have determined a fully converted price to core earnings multiple of 22.74 at the midpoint, based on the Corporation’s core earnings of $693,000 for the year ended December 31, 2016. The Corporation’s fully converted core earnings multiple of 22.74 is higher than its net earnings multiple, which was 10.77 times earnings.

72

PRICE TO ASSETS METHOD

The final valuation method is the price to assets method. This method is not frequently used, since the calculation incorporates neither an institution's equity position nor its earnings base. Additionally, the prescribed formulary computation of value using the pro forma price to assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock, returning a pro forma price to assets ratio below its true level following conversion.

Exhibit 47 indicates that the average price to assets ratio for the comparable group was 11.51 percent and the median was 11.29 percent. The range in the price to assets ratios for the comparable group varied from a low of 6.90 percent (Central Federal) to a high of 18.09 percent (Wolverine Bancorp). The range narrows modestly with the elimination of the two extremes in the group to a low of 8.60 percent and a high of 15.56 percent.

Consistent with the previously noted adjustments, it is our opinion that an appropriate price to assets ratio for the Corporation is 13.14 percent at the midpoint, which ranges from a low of 11.37 percent at the minimum to 16.761 percent at the super maximum. Based on the Bank's December 31, 2016, asset base of $115,973,000, the indicated pro forma market value of the Corporation using the price to assets method is $17,000,000 at the midpoint (reference Exhibit 45).

VALUATION CONCLUSION

Exhibit 52 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the fully converted valuation approaches. At the midpoint value, the price to book value ratio of 63.30 percent for the Corporation represents a discount of 35.52 percent relative to the comparable group and decreases to a discount of 27.92 percent at the super maximum. The price to assets ratio of 13.14 percent at the midpoint represents a premium of 14.16 percent, increasing to a premium of 45.61

73

Valuation Conclusion (cont.)

percent at the super maximum. The price to core earnings multiple at the midpoint represents a premium of 7.25 percent and represents a premium of 40.17 percent at the super maximum.

It is our opinion that as of February 21, 2017, the pro forma market value of the Corporation is $17,000,000 at the midpoint, representing 1,700,000 shares at $10.00 per share. The pro forma valuation range of the Corporation is from a minimum of $14,450,000 or 1,445,000 shares at $10.00 per share to a maximum of $19,550,000 or 1,955,000 shares at $10.00 per share, and then to a super maximum of $22,482,500 or 2,248,250 shares at $10.00 a share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value and then 15 percent above the maximum.

The appraised value of Eagle Financial Bancorp, Inc., as of February 21, 2017, is $17,000,000 at the midpoint.

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EXHIBITS

NUMERICAL

EXHIBITS

EXHIBIT 1

EAGLE SAVINGS BANK

CINCINNATI, OHIO

Balance Sheet

At December 31, 2016

At December 31,
2016
(in thousands)
ASSETS
Cash and due from banks	$459
Federal Reserve Bank and Federal Home Loan Bank (FHLB) demand accounts	19,130
Cash and cash equivalents	19,589

Interest-bearing time deposits in other banks	346
Loans held-for-sale	2,732
Loans, net of allowance for loan losses of $1,137	83,048
Premises and equipment at depreciated cost	4,340
FHLB stock, at cost	728
Foreclosed real estate held-for-sale, net	55
Bank-owned life insurance	1,865
FHLB lender risk account receivable	2,698
Accrued interest receivable	270
Prepaid federal income taxes	75
Other assets	227

Total assets	$115,973

LIABILITIES AND EQUITY

LIABILITIES
Deposits
Noninterest-bearing	$4,816
Interest-bearing	95,228
Total deposits	100,044

FHLB advances	28
Advances from borrowers for taxes and insurance	716
Accrued interest payable	1
Accrued supplemental retirement plans	868
Deferred federal tax liability	554
Other liabilities	285
Total liabilities	102,496

Retained earnings	13,477
Total equity	13,477

Total liabilities and retained earnings	$115,973

Source: Eagle Savings' audited financial statement

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EXHIBIT 2

EAGLE SAVINGS BANK

CINCINNATI, OHIO

Balance Sheets

At December 31, 2012, 2013, 2014 and 2015

	December 31,
	2015	2014	2013	2012
	(in thousands)
ASSETS
Cash and cash equivalents	$19,012	$12,850	$10,351	$13,139
Interest-bearing time deposits in other banks	842	2,979	4,966	8,644
Loans held-for-sale	2,439	803	1,242	3,977
Loans, net of allowance for loan losses of $1,036, $1,219, $1,339, and $1,324, respectively	76,638	81,278	82,044	69,363
Premises and equipment at depreciated cost	4,410	3,938	3,134	3,117
FHLB stock at cost	727	726	722	722
Foreclosed real estate held-for-sale, net	478	402	247	877
Bank-owned life insurance	2,362	2,299	2,237	2,180
FHLB lender risk account receivable	2,212	1,981	1,470	1,096
Accrued interest receivable	260	272	292	267
Prepaid federal income taxes	133
Other assets	183	138	177	476
Total assets	$109,696	$107,666	$106,882	$103,858

LIABILITIES AND RETAINED EARNINGS LIABILITIES
Deposits	$92,450	$88,404	$86,668	$87,568
FHLB advances	3,052	6,079	8,111	5,168
Advances from borrowers for taxes and insurance	674	705	723	527
Accrued interest payable	12	14	21	20
Accrued supplemental retirement plans	769
Deferred federal tax liability	437
Other liabilities	285	1,072	732	962
Total liabilities	97,679	96,274	96,255	94,245

Retained earnings	$12,017	$11,392	$10,627	$9,613

Total equity	12,017	11,392	10,627	9,613

Total liabilities and retained earnings	$109,696	$107,666	$106,882	$103,858

Source: Eagle Savings Bank's audited financial statements

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EXHIBIT 3

EAGLE SAVINGS BANK

CINCINNATI, OHIO

Statement of Income

For the Year Ended December 31, 2016

(In thousands)

Year Ended
December 31,
2016
Interest and dividend income
Interest earned on loans	$3,698
Dividends on FHLB stock	29
Other interest-earning deposits and other	76
Total interest and dividend income	3,803

Interest expense:
Interest on deposits	689
FHLB advances	33
Total interest expense	722

Net interest income	3,081

Provision for loan losses	83

Net interest income after provision for loan losses	2,998

Noninterest income:
Net gains on loan sales	2,131
Other service charges and fees	187
Net gain (loss) on sale of foreclosed real estate	12
Death benefit proceeds in excess of cash surrender value BOLI	940
Income from BOLI	48
Total noninterest income	3,318

Noninterest expense:
Compensation and benefits	2,463
Occupancy and equipment, net	226
Data processing	360
Legal and professional services	189
FDIC premium expense	57
Foreclosed real estate impairments and expenses, net	44
Franchise and other taxes	109
Advertising	179
ATM processing expense	81
FHLB advance prepayment penalty	121
Death benefit obligation payout of BOLI	410
Other expenses	352
Total noninterest expense	4,591

Income before income taxes	1,725

Income taxes
Current	109
Deferred	156
Total income taxes	265

Net income	$1,460

Source: Eagle Savings Bank's audited financial statement

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EXHIBIT 4

EAGLE SAVINGS BANK

CINCINNATI, OHIO

Statements of Income

Years Ended December 31, 2012, 2013, 2014 and 2015

	December 31,
	2015	2014	2013	2012
Interest and dividend income:
Interest earned on loans	$3,718	$3,892	$3,754	$3,870
Deposits with financial institutions	—	33	61	68
Dividends on FHLB stock	29	29	31	32
Other interest-earning deposits and other	37	16	15	18
Total interest and dividend income	3,784	3,970	3,861	3,988

Interest expense:
Interest on deposits	622	591	573	772
FHLB advances	144	169	227	222
Total interest expense	766	760	800	994

Net interest income	3,018	3,210	3,061	2,994

Provision for loan losses	75	75	—	510

Net interest income after provision for loan losses	2,943	3,135	3,061	2,484

Noninterest income:
Net gains on loan sales	1,585	1,309	1,513	2,737
Other service charges and fees	172	141	159	170
Net gain (loss) on sale of foreclosed real estate	(18)	10	22	67
Income from leasing	—	119	118	120
Income from BOLI	63	62	57	65
Total noninterest income	1,802	1,641	1,869	3,159

Noninterest expense:
Compensation and benefits	2,213	1,891	1,797	1,656
Occupancy and equipment, net	248	318	282	274
Data processing	345	268	250	260
Legal and professional services	167	147	202	206
FDIC premium expense	79	69	95	140
Foreclosed real estate impairments and expenses, net	118	66	118	217
Franchise and other taxes	78	73	101	84
Advertising	136	—	—
ATM processing expense	78	—	—
Other expenses	324	847	553	790
Total noninterest expense	3,786	3,679	3,398	3,627

Income before income taxes	959	1,097	1,532	2,016

Federal income tax expense	335	331	518	807

Net income	$624	$766	$1,014	$1,209

Source: Eagle Savings Bank's audited financial statements

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EXHIBIT 5

Selected Financial Information

At December 31, 2015 and 2016

	At December 31,
	2016	2015
	(In thousands)
Selected Financial Condition Data:

Total assets	$115,973	$109,696
Cash and due from banks	19,589	19,012
Interest-bearing deposits in banks	346	842
Loans held-for-sale	2,732	2,439
Loans, net	83,048	76,638
Premises and equipment, net	4,340	4,410
Bank-owned life insurance	1,865	2,362
FHLB lender risk account receivable	2,698	2,212
Deposits	100,044	92,450
FHLB advances	28	3,052
Total equity	13,477	12,017

Source: Eagle Financial Bancorp, Inc.'s Prospectus

79

EXHIBIT 6

Income and Expense Trends

For the Years Ended December 31, 2015 and 2016

	For the Years Ended
	December 31,
	2016	2015
	(In thousands)
Selected Operations Data:
Interest and dividend income	$3,803	$3,784
Interest expense	722	766
Net interest income	3,081	3,018
Provision for loan losses	83	75
Net interest income after provision for loan losses	2,998	2,943
Noninterest income	3,318	1,802
Noninterest expense	4,591	3,786
Income before income tax expense	1,725	959
Income tax expense	265	335
Net income	$1,460	$624

Source: Eagle Financial Bancorp, Inc.'s Prospectus

80

EXHIBIT 7

EAGLE SAVINGS BANK

Normalized or Core Earnings

Twelve Months Ended December 31, 2016

		Twelve Months
		Ended
		December 31,
	Total	2016

NET
Net income before taxes	$1,725,000	$1,725,000

Taxes	265,000	265,000

Net income	$1,460,000	$1,460,000

CORE
Net income before taxes	$1,725,000

Income adjustments:
BOLI death benefit	(940,000)
Gains on loans sold	(251,000)

Expense adjustments:
BOLI payout	410,000
FHLB penalty	121,000

Net income before taxes	1,065,000

Taxes @ 34.9%	372,000

Core income	$693,000

Source: Eagle Savings Bank's audited financial statements

81

EXHIBIT 8

Performance Indicators

At or for the Years Ended December 31, 2015 and 2016

	Years Ended
	December 31,
	2016	2015
Selected Financial Ratios and Other Data

Performance Ratios:
Return on average assets	1.30%	0.58%
Return on average equity	11.29%	5.28%
Interest rate spread (1)	2.94%	3.00%
Net interest margin (2)	3.02%	3.06%
Efficiency ratio (3)	71.75%	78.55%
Noninterest expense to average total assets	4.08%	3.51%
Average interest-earning assets to average interest-bearing liabilities	109.68%	108.42%
Average equity to average total assets	11.49%	10.96%

Asset Quality Ratios:
Nonperforming assets to total assets	0.72%	1.27%
Nonperforming loans to total loans	0.87%	1.09%
Allowance for loan losses to nonperforming loans	145.21%	113.35%
Allowance for loan losses to total loans	1.27%	1.23%

Capital Ratios:
Total capital (to risk-weighted assets)	14.11%	14.09%
Common equity Tier 1 capital (to risk-weighted assets)	13.02%	12.98%
Tier 1 capital (to risk-weighted assets)	13.02%	12.98%
Tier 1 capital (to average assets)	11.67%	11.19%

(1)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the year.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the year.
(3)	The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Source: Eagle Financial Bancorp, Inc.'s Prospectus

82

EXHIBIT 9

Volume/Rate Analysis

For the Years Ended December 31, 2016 vs. 2015

	Year Ended December 31,
	2016 vs 2015
	Increase (Decrease)
	Due to
	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Loans	$44	$(64)	$(20)
Other interest-earning assets	8	31	39
Total interest-earning assets	$52	$(33)	$19

Interest-bearing liabilities:
Interest-bearing checking	$3	$16	$19
Savings	2	—	2
Money market demand	2	21	23
Certificates of deposit	31	(8)	23
Total deposits	38	29	67
FHLB advances	(159)	48	(111)
Total interest-bearing liabilities	(121)	77	(44)

Change in net interest income	$173	$(110)	$63

Source: Eagle Financial Bancorp, Inc.'s Prospectus

83

EXHIBIT 10

Yield and Cost Trends

At December 31, 2016, and

For the Years Ended December 31, 2015 and 2016

		For the Years Ended
	At December 31,	December 31,
	2016	2016	2015
	Yield/	Yield/	Yield/
	Rate	Rate	Rate
Interest-earning assets:
Loans, net	4.39%	4.41%	4.49%
Other interest-earning assets	0.73%	0.57%	0.42%
Total interest-earning assets	3.68%	3.72%	3.84%
Interest-bearing liabilities:
Interest-bearing checking	0.16%	0.26%	0.16%
Savings	0.14%	0.15%	0.14%
Money market demand	2.60%	0.32%	0.22%
Certificates of deposit	1.33%	1.34%	1.36%
Total interest-bearing deposits	1.22%	0.75%	0.72%
FHLB advances	3.33%	4.25%	2.88%
Total interest-bearing liabilities	1.22%	0.78%	0.84%

Net interest rate spread (1)	2.46%	2.94%	3.00%

Net interest margin (2)	—	3.02%	3.06%

Average interest-earning assets to interest-bearing liabilities	—	109.68%	108.42%

(1)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.

Source: Eagle Financial Bancorp, Inc.'s Prospectus

84

EXHIBIT 11

Net Portfolio Value

At December 31, 2016

				NPV as a Percentage of
Change in		Estimated Increase		Present Value of Assets (3)
Interest Rates	Estimated	(Decrease) in NPV		MPV	Increase/
(Basis Points) (1)	NPV (2)	$ Amount	Percent	Ratio (4)	(Decrease)
	(Dollars in thousands)				(Basis Points)

+300	$26,673	$(4,556)	(14.59)%	23.71%	(316)
+200	28,077	(3,152)	(10.09)%	24.68%	(219)
+100	29,559	(1,670)	(5.35)%	25.71%	(116)
—	31,229	—	—	26.87%	—
-100	28,828	(2,401)	(7.69)%	24.51%	(236)

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	NPV Ratio represents NPV divided by the present value of assets.

Source: Eagle Financial Bancorp, Inc.'s Prospectus

85

EXHIBIT 12

Loan Portfolio Composition

At December 31, 2015 and 2016

(Dollars in thousands)

	At December 31,
	2016		2015
	Amount	Percent	Amount	Percent
One- to four-family residential:
Owner-occupied	$41,914	46.75%	$39,376	46.94%
Nonowner-occupied	5,743	6.41%	6,603	7.87%
Commercial real estate and land	13,631	15.21%	12,939	15.42%
Home equity and other consumer(1)	14,593	16.28%	12,912	15.39%
Residential construction	9,468	10.56%	7,877	9.39%
Multi-family real estate	2,513	2.80%	2,995	3.57%
Commercial real estate and land	1,779	1.99%	1,194	1.42%
Total gross loans receivable	89,641	100.0%	83,896	100.0%

Deferred loan costs	98		113
Loans in process	(5,554)		(6,335)
Allowance for loan losses	(1,137)		(1,036)

Total loans receivable, net	$83,048		$76,638

(1)	At December 31, 2016, other consumer loans totaled $32,000.

Source: Eagle Financial Bancorp, Inc.'s Prospectus

86

EXHIBIT 13

Loan Maturity Schedule

At December 31, 2016

		One- to four
	One- to four-	Family		Home
	Family	Residential	Commercial	Equity and
Due During the Years	Residential	Nonowner	Real Estate	Other	Residential	Multi-family
Ending December 31,	Owner-Occupied	Occupied	and Land	Consumer	Construction	Real Estate	Commercial	Total
	(Dollars in thousands)
2017	$727	$100	$320	$1,188	$9,468	$52	$266	$12,121
2018	827	105	335	1,241	—	55	277	2,840
2019	863	111	350	1,297	—	57	289	2,967
2020 to 2021	1,839	240	751	2,772	—	123	618	6,343
2022 to 2026	5,345	721	2,206	8,095	—	359	329	17,055
2027 to 2031	6,612	934	2,771	—	—	448	—	10,765
2032 and beyond	25,701	3,532	6,898	—	—	1,419	—	37,550
Total	$41,914	$5,743	$13,631	$14,593	$9,468	$2,513	$1,779	$89,641

Fixed and Adjustable-Rate Loan Schedule

	Due After December 31, 2017
	Fixed	Adjustable	Total
	(Dollars in thousands)

One- to four-family residential:
Owner-occupied	$39,997	$1,190	$41,187
Nonowner-occupied	2,237	3,406	5,643
Commercial real estate and land	2,638	10,673	13,311
Home equity and other consumer	733	12,672	13,405
Residential construction	—	—	—
Multi-family real estate	148	2,313	2,461
Commercial	1,513	—	1,513
Total	$47,266	$30,254	$77,520

Source: Eagle Financial Bancorp, Inc.'s Prospectus

87

EXHIBIT 14

Loan Originations, Purchases, Sales and Repayments

For the Years Ended December 31, 2015 and 2016

	Years Ended
	December 31,
	2016	2015
	(In thousands)

Total gross loans, including loans held-for-sale, at beginning of year	$86,335	$86,361

Loans originated:
One- to four-family residential:
Owner-occupied	94,440	79,098
Nonowner-occupied	—	—
Multi-family real estate	—	—
Residential construction	9,439	9,295
Commercial real estate and land	1,131	3,095
Commercial	1,559	468
Home equity and other consumer	9,061	8,021
Total loans originated	115,630	99,977

Loans purchased:
One- to four-family residential:
Owner-occupied	—	—
Nonowner-occupied	—	—
Multi-family real estate	—	—
Residential construction	—	—
Commercial real estate and land	1,176	—
Commercial	—	—
Home equity and other consumer	—	—
Total loans purchased	1,176	—

Loans sold:
One- to four-family residential:
Owner-occupied	(81,741)	(68,956)
Nonowner-occupied	—	—
Multi-family real estate	—	—
Residential construction	—	—
Commercial real estate and land	(74)	(576)
Commercial	—	—
Home equity and other consumer	—	—
Total loans sold	(81,815)	(69,532)

Other:
Principal repayments	(28,953)	(30,469)

Net loan activity	6,038	(27)

Total loans at end of period	$92,373	$86,334

Source: Eagle Financial Bancorp, Inc.'s Prospectus

88

EXHIBIT 15

Loan Delinquencies

At December 31, 2016

	Loans Delinquent For
	30-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)

At December 31, 2016

One- to four-family residential:
Owner-occupied	6	$469	—	$—	6	$469
Nonowner-occupied	—	—	—	—	—	—
Commercial real estate and land	1	207	—	—	1	207
Home equity and other consumer	4	104	1	50	5	154
Residential construction	—	—	—	—	—	—
Multi-family real estate	—	—	—	—	—	—
Commercial	—	—	—	—	—	—

Total	11	$780	1	$50	12	$830

At December 31, 2015

One- to four-family residential:
Owner-occupied	1	$25	—	$—	1	$25
Nonowner-occupied	—	—	—	—	—	—
Commercial real estate and land	—	—	—	—	—	—
Home equity and other consumer	2	33	—	—	2	33
Residential construction	—	—	—	—	—	—
Multi-family real estate	—	—	—	—	—	—
Commercial	—	—	—	—	—	—

Total	3	$58	0	$0	3	$58

Source: Eagle Financial Bancorp, Inc.'s Prospectus

89

EXHIBIT 16

Nonperforming Assets

At December 31, 2015 and 2016

	At December 31,
	2016	2015
	(Dollars in thousands)

Nonaccrual loans:
One- to four-family residential:
Owner-occupied	$—	$—
Nonowner-occupied	—	—
Commercial real estate and land	—	—
Home equity and other consumer	50	—
Residential construction	—	—
Multi-family real estate	—	—
Commercial	—	—
Total Total nonaccrual loans	50	0

Accruing loans 90 days or more past due	—	—
Total loans 90 days or more past due	—	—

Accruing troubled debt restructurings:
One- to four-family residential:
Owner-occupied	$80	$82
Nonowner-occupied	319	485
Commercial real estate and land	—	—
Home equity and other consumer	—	—
Residential construction	—	—
Multi-family real estate	4	17
Commercial	330	330
Total Total	733	914

Total nonperforming loans	$783	$914
Foreclosed real estate	55	478
Total nonperforming assets	838	1,392

Ratios:
Total nonperforming loans to total loans	0.87%	1.09%
Total nonperforming assets to total assets	0.72%	1.27%

Source: Eagle Financial Bancorp, Inc.'s Prospectus

90

EXHIBIT 17

Classified Assets

At December 31, 2015 and 2016

(Dollars in thousands)

	At
	December 31,
	2016	2015
Classified loans:
Substandard	$1,737	$1,658
Doubtful assets	—	—
Loss assets	—	—
Total classified loans	$1,737	$1,658

Special mention loans	$99	$260

Foreclosed real estate held-for-sale	$55	$478

Source: Eagle Financial Bancorp, Inc.'s Prospectus

91

EXHIBIT 18

Allowance for Loan Losses

For the Years Ended December 31, 2015 and 2016

	At or for the Years Ended
	December 31,
	2016	2015
	(Dollars in thousands)

Balance at beginning of year	$1,036	$1,219

Charge-offs:
One- to four-family residential
Owner-occupied	(35)	(91)
Nonowner-occupied	—	(198)
Commercial real estate and land	—	—
Home equity and other consumer	—	—
Residential construction	—	—
Multi-family real estate	—	—
Commercial	—	—
Total charge-offs	(35)	(289)

Recoveries:
One- to four-family residential
Owner-occupied	11	18
Nonowner-occupied	—	—
Commercial real estate and land	—	—
Home equity and other consumer	—	—
Residential construction	—	—
Multi-family real estate	—	—
Commercial	42	13
Total recoveries	53	31

Net recoveries (charge-offs)	18	(258)

Provision for loan losses	83	75

Balance at end of year	$1,137	$1,036

Ratios:
Net charge-offs (recoveries) to average loans outstanding	(0.02)%	0.31%
Allowance for loan losses to nonperforming loans at end of year	145.21%	113.35%
Allowance for loan losses to total loans at end of year	1.27%	1.23%

Source: Eagle Financial Bancorp, Inc.'s Prospectus

92

EXHIBIT 19

Mix of Average Deposit Accounts

For the Years Ended December 31, 2015 and 2016

	For the Years Ended December 31,
	2016		2015
	(Dollars in thousands)

Deposit type:
	Average	Percent	Average	Percent
	Balance	of Total	Balance	of Total
Noninterest-bearing checking	$4,621	4.77%	$3,454	3.87%
Interest-bearing checking	15,733	16.22%	13,971	15.64%
Savings	14,152	14.59%	13,115	14.68%
Money market demand	20,587	21.23%	19,038	21.31%
Certificates of deposit	41,879	43.19%	39,762	44.50%

Total deposits	$96,972	100.00%	$89,340	100.00%

Source: Eagle Financial Bancorp, Inc.'s Prospectus

93

EXHIBIT 20

Certificates of Deposit of $100,000 or More by Maturity and

All Certificates of Deposit By Rate and Maturity

As of December 31, 2016

At
December 31,
2016
(In thousands)

Three months or less	$1,521
Over three months through six months	2,578
Over six months through one year	2,740
Over one year to three years	12,180
Over three years	—

Total	$19,019

	At December 31, 2016
	Period to Maturity
						Percentage
	Less Than	Over One	Over Two			of Total
	or Equal to	Year to Two	Years to	Over Three		Certificate
	One Year	Years	Three Years	Years	Total	Accounts
	(Dollars in thousands)
Interest Rate:
Less than 1.00%	$12,257	$1,740	$479	$—	$14,476	35.03%
1.00% - 1.99%	4,220	2,183	7,568	9,536	23,507	56.89%
2.00% - 2.99%	—	2,201	0	1,136	3,337	8.08%

Total	$16,477	$6,124	$8,047	$10,672	$41,320	100.00%

Source: Eagle Financial Bancorp, Inc.'s Prospectus

94

EXHIBIT 21

Deposit Activity

At or for the Years Ended December 31, 2015 and 2016

	At December 31,
	2016	2015
	(In thousands)

Beginning balance	$92,450	$89,055
Net deposits before interest expense	6,905	2,773
Interest expense	689	622
Net increase in deposits	7,594	3,395
Ending balance	$100,044	$92,450

Source: Eagle Financial Bancorp, Inc.'s Prospectus

95

EXHIBIT 22

Borrowed Funds

For the Years Ended December 31, 2015 and 2016

	At or for the Years Ended
	December 31,
	2016	2015
	(In thousands)
FHLB advances:
Balance at end of year	$28	$3,052

Average balance during year	777	5,000

Maximum outstanding at any month end	3,050	6,077

Weighted average interest rate at end of year	3.33%	4.31%

Average interest rate during year	4.25%	2.88%

Source: Community Savings Bancorp, Inc.'s Prospectus

96

EXHIBIT 23

OFFICES OF EAGLE SAVINGS

CINCINNATI, OHIO

As of December 31, 2016

	Owned		Net Book Value
	or	Year Acquired	of
Location	Leased	or Leased	Real Property
			(in thousands)
Main Office
6415 Bridgetown Road Cincinnati, Ohio 45248	Owned	2003	$2,586

Branch Offices:
5681 Rapid Run Rapid Run Plaza (at Neeb Rd.) Cincinnati, Ohio 45238	Leased	2009	34

3420 Edwards Road Cincinnati, Ohio 45208	Owned	2014	1,394

Source: Eagle Financial Bancorp, Inc.'s Prospectus

97

EXHIBIT 24

DIRECTORS AND MANAGEMENT OF COMMUNITY

At December 31, 2016

			Director	Term
Name(1)	Position(s) Held with the Bank	Age	Since	Expires

Gary J. Koester	President, Chief Executive Officer and Director	63	1982	2019
James W. Braun	Chairman of the Board	69	1995	2018
Guy W. Cagney	Director	64	2002	2020
Steven J. Dulle	Director	59	1996	2020
Adam B. Goetzman	Director	57	2008	2018
Steven C. Kehoe	Director	61	2008	2019

(1)	The mailing address for each person listed is 6415 Bridgetown Road, Cincinnati, Ohio 45248

Source: Eagle Financial Bancorp, Inc.'s Prospectus

98

EXHIBIT 25

Key Demographic Data and Trends

ZIP Codes 45208, 45238 and 45248,

Cincinnati, Hamilton County, Ohio and the United States

2000, 2010 and 2020

	2000	2010	% Change	2020	% Change
Population
Hyde Park (ZIP Code 45208)	17,286	17,614	1.9%	17,665	0.3%
Delhi (ZIP Code 45238)	47,231	45,760	(3.1)%	44,767	(2.2)%
Bridgetown (ZIP Code 45248)	22,315	24,915	11.7%	24,325	(2.4)%
Cincinnati	331,285	296,943	(10.4)%	299,070	0.7%
Hamilton County	845,303	802,374	(5.1)%	809,128	0.8%
Ohio	11,353,140	11,536,504	1.6%	11,704,840	1.5%
United States	281,421,906	308,745,538	9.7%	332,139,637	7.6%

Households
Hyde Park (ZIP Code 45208)	8,730	8,741	0.1%	8,780	0.4%
Delhi (ZIP Code 45238)	19,199	18,656	(2.8)%	18,189	(2.5)%
Bridgetown (ZIP Code 45248)	8,600	9,819	14.2%	9,579	(2.4)%
Cincinnati	148,095	133,420	(9.9)%	134,816	1.0%
Hamilton County	346,790	333,945	(3.7)%	339,479	1.7%
Ohio	4,445,773	4,603,435	3.5%	4,669,326	1.4%
United States	105,480,101	116,716,292	10.7%	125,527,510	7.5%

Per Capita Income
Hyde Park (ZIP Code 45208)	$45,453	$56,541	24.4%	—	—
Delhi (ZIP Code 45238)	21,686	24,063	11.0%	—	—
Bridgetown (ZIP Code 45248)	25,377	30,746	21.2%	—	—
Cincinnati	19,962	24,538	22.9%	—	—
Hamilton County	24,053	28,037	16.6%	—	—
Ohio	21,003	26,520	26.3%	—	—
United States	22,162	26,059	17.6%	—	—

Median Household Income
Hyde Park (ZIP Code 45208)	$58,379	$77,993	33.6%	$92,453	18.5%
Delhi (ZIP Code 45238)	42,573	58,882	38.3%	59,413	0.9%
Bridgetown (ZIP Code 45248)	54,210	63,218	16.6%	75,352	19.2%
Cincinnati	29,493	53,681	82.0%	46,245	(13.9)%
Hamilton County	40,964	46,236	12.9%	55,611	20.3%
Ohio	40,956	48,849	19.3%	53,490	9.5%
United States	41,994	50,046	19.2%	61,618	23.1%

Source: U.S. Census and Business Decision

99

EXHIBIT 26

Key Housing Data

ZIP Codes 45208, 45238 and 45248,

Cincinnati, Hamilton County, Ohio and the United States

2000 & 2010

	2000	2010
Occupied Housing Units
Hyde Park (ZIP Code 45208)	8,730	8,741
Delhi (ZIP Code 45238)	19,199	18,656
Bridgetown (ZIP Code 45248)	8,600	9,819
Cincinnati	148,095	133,420
Hamilton County	346,790	333,945
Ohio	4,445,773	4,603,435
United States	105,480,101	116,716,292

Occupancy Rate
Hyde Park (ZIP Code 45208)
Owner-Occupied	57.2%	59.2%
Renter-Occupied	42.8%	40.8%
Delhi (ZIP Code 45238)
Owner-Occupied	66.4%	63.2%
Renter-Occupied	33.6%	36.8%
Bridgetown (ZIP Code 45248)
Owner-Occupied	88.2%	86.8%
Renter-Occupied	11.8%	13.2%
Cincinnati
Owner-Occupied	39.0%	38.9%
Renter-Occupied	61.0%	61.1%
Hamilton County
Owner-Occupied	59.9%	59.5%
Renter-Occupied	40.1%	40.5%
Ohio
Owner-Occupied	66.4%	67.6%
Renter-Occupied	33.6%	32.4%
United States
Owner-Occupied	66.2%	65.4%
Renter-Occupied	33.8%	34.6%

Median Housing Values
Hyde Park (ZIP Code 45208)	$220,300	$312,800
Delhi (ZIP Code 45238)	101,200	124,600
Bridgetown (ZIP Code 45248)	120,100	148,100
Cincinnati	93,000	126,900
Hamilton County	111,400	141,100
Ohio	103,700	134,400
United States	119,600	179,900

Median Rent
Hyde Park (ZIP Code 45208)	$640	$822
Delhi (ZIP Code 45238)	468	639
Bridgetown (ZIP Code 45248)	550	770
Cincinnati	444	630
Hamilton County	485	683
Ohio	515	685
United States	602	871

Source: U.S. Census Bureau

100

EXHIBIT 27

Major Sources of Employment by Industry Group

ZIP Codes 45208, 45238 and 45248,

Cincinnati, Hamilton County, Ohio and the United States

2000 and 2010

	2000
	Hyde Park	Delhi	Bridgetown
	ZIP Code	ZIP Code	ZIP Code		Hamilton		United
Industry Group	45208	45238	45248	Cincinnati	County	Ohio	States

Agriculture/Mining	0.0%	0.1%	0.1%	0.1%	0.1%	1.1%	1.9%
Construction	2.0%	6.0%	7.8%	4.7%	5.6%	6.0%	6.8%
Manufacturing	13.5%	11.7%	14.6%	12.3%	14.5%	20.0%	14.1%
Wholesale/Retail	14.6%	16.7%	16.2%	13.2%	15.2%	15.5%	15.3%
Transportation/Utilities	2.3%	5.5%	4.8%	4.7%	4.7%	4.9%	5.2%
Information	3.6%	2.4%	2.6%	2.9%	2.8%	2.4%	3.1%
Finance, Insurance & Real Estate	10.5%	9.0%	8.8%	7.3%	7.9%	6.3%	6.9%
Services	53.5%	48.6%	45.1%	54.8%	49.5%	43.8%	46.7%

	2010
	Hyde Park	Delhi	Bridgetown
	ZIP Code	ZIP Code	ZIP Code		Hamilton		United
	45208	45238	45248	Cincinnati	County	Ohio	States

Agriculture/Mining	0.0%	0.0%	0.2%	0.1%	0.2%	0.9%	1.9%
Construction	1.9%	4.8%	7.5%	3.6%	4.5%	5.1%	6.2%
Manufacturing	13.4%	9.9%	11.3%	11.0%	12.3%	15.0%	10.4%
Wholesale/Retail	10.9%	14.8%	13.9%	12.7%	14.2%	14.8%	14.5%
Transportation/Utilities	2.1%	5.8%	4.8%	4.5%	4.5%	4.8%	4.9%
Information	2.2%	2.6%	2.2%	1.9%	1.9%	1.8%	2.2%
Finance, Insurance & Real Estate	11.7%	7.9%	9.0%	7.5%	7.6%	6.4%	6.7%
Services	57.8%	54.2%	51.1%	58.7%	54.9%	51.2%	53.2%

Source: Bureau of the Census

101

EXHIBIT 28

Unemployment Rates

Hamilton County, Ohio and the United States

For the Years 2012 through 2016

Location	2012	2013	2014	2015	2016

Hamilton County	7.4%	7.3%	5.5%	4.5%	4.4%

Ohio	7.4%	7.5%	5.8%	4.9%	4.9%

United States	8.1%	7.4%	6.2%	5.3%	4.9%

Source: Local Area Unemployment Statistics - U.S. Bureau of Labor Statistics

102

EXHIBIT 29

Market Share of Deposits

Hamilton County

June 30, 2016

	Hamilton
	County's	Eagle's	Eagle's
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$86,053,532	—	—
Thrifts	2,154,550	$98,847	4.6%
Total	$88,208,082	$98,847	0.1%

Source: FDIC

103

EXHIBIT 30

National Interest Rates by Quarter

2012 - 2016

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2012	2012	2012	2012

Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.10%	0.10%	0.10%	0.11%
1-Year Treasury Bills	0.19%	0.19%	0.17%	0.15%
30-Year Treasury Notes	3.35%	2.76%	2.82%	2.95%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2013	2013	2013	2013

Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.06%	0.04%	0.04%	0.05%
1-Year Treasury Bills	0.11%	0.11%	0.09%	0.10%
30-Year Treasury Notes	3.14%	3.70%	3.69%	3.96%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2014	2014	2014	2014

Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.05%	0.04%	0.13%	0.07%
1-Year Treasury Bills	0.13%	0.11%	0.14%	0.13%
30-Year Treasury Notes	3.56%	3.34%	3.07%	2.75%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2015	2015	2015	2015

Prime Rate	3.25%	3.25%	3.25%	3.50%
90-Day Treasury Bills	0.03%	0.01%	0.01%	0.16%
1-Year Treasury Bills	0.26%	0.28%	0.32%	0.62%
30-Year Treasury Notes	2.54%	3.20%	2.87%	3.01%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2016	2016	2016	2016

Prime Rate	3.50%	3.50%	3.50%	3.75%
90-Day Treasury Bills	0.24%	0.30%	0.32%	0.51%
1-Year Treasury Bills	0.53%	0.58%	0.57%	0.81%
30-Year Treasury Notes	2.61%	2.26%	2.40%	2.97%

Source: The Wall Street Journal

104

EXHIBIT 31

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 30, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

SCBS	SOUTHERN COMMUNITY BANCSHARES	AL	OTC PINK	8.50	0.0	0.34	124.15	0.02	25.00	24.29	63.00	63.00	6.85
SZBI	SOUTHFIRST BANCSHARES	AL	OTC PINK	4.25	21.4	0.52	128.00	0.00	8.17	5.74	NM	NM	3.32
BOFI	BOFI HOLDING	CA	NASDAQ	28.55	35.6	1.94	124.09	0.00	14.72	14.87	250.00	252.00	23.01
BYFC	BROADWAY FINANCIAL CORP	CA	NASDAQ	1.64	8.6	0.26	14.21	0.00	6.31	6.31	93.00	93.00	11.54
FUBP	FIRST ULB CORP	CA	OTC PINK	25.75	68.9	2.75	346.68	0.00	9.36	9.33	85.00	88.00	7.43
MLGF	MALAGA FINANCIAL CORP	CA	OTC BB	25.25	14.7	2.01	164.21	0.93	12.56	12.56	112.00	112.00	15.38
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	NASDAQ	20.22	7.0	0.83	155.74	1.08	24.36	23.79	121.00	122.00	12.98
FBNK	FIRST CONNECTICUT BANCORP	CT	NASDAQ	22.65	30.1	0.85	179.19	0.22	26.65	26.65	140.00	143.00	12.64
SIFI	SI FINANCIAL GROUP	CT	NASDAQ	15.40	12.8	0.51	125.83	0.26	30.20	30.20	118.00	133.00	12.24
UBNK	UNITED FINANCIAL BANCORP	CT	NASDAQ	18.16	41.0	0.89	129.80	0.82	20.40	21.36	140.00	174.00	13.99
WSFS	WSFS FINANCIAL CORP	DE	NASDAQ	46.35	43.2	1.91	211.51	0.39	24.27	24.65	210.00	280.00	21.91
ACFC	ATLANTIC COAST FINANCIAL CORP	FL	NASDAQ	6.80	16.0	0.34	60.37	0.00	20.00	20.61	127.00	128.00	11.26
EVER	EVERBANK FINANCIAL CORP	FL	NYSE	19.45	21.7	1.05	228.82	0.38	18.52	18.52	129.00	153.00	8.50
FFHD	FIRSTATLANTIC BANK	FL	OTC BB	11.20	NM	0.61	72.54	0.03	18.36	19.31	117.00	123.00	15.44
SBCP	SUNSHINE BANCORP, INC	FL	NASDAQ	17.14	12.8	(0.12)	107.09	0.00	NM	NM	117.00	135.00	16.01
SSNF	SUNSHINE FINANCIAL	FL	OTC PINK	19.90	5.6	0.04	162.05	0.00	NM	NM	98.00	100.00	12.28
CHFN	CHARTER FINANCIAL CORP	GA	NASDAQ	16.67	26.2	0.79	96.13	0.30	21.10	21.93	123.00	148.00	17.34
TBNK	TERRITORIAL BANCORP	HI	NASDAQ	32.84	18.4	1.61	189.34	1.20	20.40	20.78	140.00	141.00	17.34
AJSB	AJS BANCORP	IL	OTC BB	15.50	4.9	0.27	95.05	0.20	57.41	57.41	114.00	114.00	16.31
AFBA	ALLIED FIRST BANCORP	IL	OTC BB	0.49	63.3	1.81	181.56	0.00	0.27	0.27	NM	NM	0.27
BFIN	BANKFINANCIAL CORP	IL	NASDAQ	14.82	17.3	0.38	79.93	0.31	39.00	38.00	140.00	141.00	18.54
BFFI	BEN FRANKLIN FINANCIAL	IL	OTC BB	11.50	0.0	(1.47)	115.03	0.00	NM	NM	102.00	102.00	10.00
FIRT	FIRST BANCTRUST CORP	IL	OTC PINK	21.60	29.0	1.71	215.27	0.20	12.63	12.86	96.00	98.00	10.03
GTPS	GREAT AMERICAN BANCORP	IL	OTC BB	27.15	18.0	1.66	408.14	0.84	16.36	18.10	70.00	75.00	6.65
HARI	HARVARD BANCSHARES	IL	OTC BB	15.00	1.7	2.21	259.75	0.00	6.79	6.64	51.00	57.00	5.77
IROQ	IF BANCORP	IL	NASDAQ	18.50	0.0	1.04	148.35	0.31	17.79	19.68	106.00	107.00	12.47
JXSB	JACKSONVILLE BANCORP	IL	NASDAQ	30.00	14.2	1.82	183.86	1.29	16.48	18.18	118.00	127.00	16.32

105

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 30, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	OTC PINK	19.00	0.3	(0.02)	321.30	0.08	NM	NM	62.00	62.00	5.91
OTTW	OTTAWA SAVINGS BANCORP, INC	IL	OTC BB	12.73	26.7	0.47	95.40	0.00	27.09	28.93	116.00	121.00	13.34
RYFL	ROYAL FINANCIAL	IL	OTC BB	11.65	17.7	0.72	120.28	0.00	16.18	15.96	83.00	85.00	9.69
SUGR	SUGAR CREEK FINANCIAL CORP	IL	OTC BB	13.12	8.4	0.14	110.57	0.12	93.71	82.00	101.00	101.00	11.87
AMFC	AMB FINANCIAL CORP	IN	OTC BB	15.00	36.4	1.67	203.94	0.25	8.98	8.98	76.00	77.00	7.36
DSFN	DSA FINANCIAL CORP	IN	OTC BB	10.80	8.0	0.49	74.91	0.66	22.04	22.04	106.00	107.00	14.42
FFWC	FFW CORP	IN	OTC PINK	31.05	25.5	3.40	297.47	0.30	9.13	9.55	99.00	103.00	10.44
FDLB	FIDELITY FEDERAL BANCORP	IN	OTC PINK	10.00	(60.0)	5.59	430.13	0.00	1.79	2.84	NM	NM	2.32
FCAP	FIRST CAPITAL	IN	NASDAQ	32.42	24.2	1.80	221.52	1.43	18.01	18.21	143.00	159.00	14.64
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	NASDAQ	47.00	29.0	3.53	360.12	0.75	13.31	13.62	124.00	140.00	13.05
LOGN	LOGANSPORT FINANCIAL CORP	IN	OTC PINK	39.15	18.6	2.64	216.22	0.80	14.83	14.94	134.00	135.00	18.11
NWIN	NORTHWEST INDIANA BANCORP	IN	OTC BB	38.85	26.1	3.09	314.98	1.88	12.57	13.49	127.00	132.00	12.33
TDCB	THIRD CENTURY BANCORP	IN	OTC BB	11.09	34.4	0.48	94.16	0.19	23.10	20.54	106.00	107.00	11.78
UCBA	UNITED COMMUNITY BANCORP	IN	NASDAQ	16.70	11.4	0.87	125.18	0.48	19.20	20.12	111.00	117.00	13.34
WEIN	WEST END INDIANA BANCSHARES	IN	OTC BB	34.00	46.9	2.02	263.22	0.24	16.83	16.43	134.00	137.00	12.92
CFFN	CAPITOL FEDERAL FINANCIAL	KS	NASDAQ	16.46	31.1	0.61	67.53	0.51	26.98	27.43	162.00	162.00	24.37
PBSK	POAGE BANKSHARES	KY	NASDAQ	18.80	9.9	0.88	120.82	0.06	21.36	21.12	108.00	113.00	15.56
CTUY	CENTURY NEXT FINANCIAL CORP	LA	OTC BB	20.00	2.8	2.05	208.86	0.00	9.76	9.85	98.00	98.00	9.58
FPBF	FPB FINANCIAL CORP	LA	OTC PINK	17.00	(2.9)	1.86	166.73	0.20	9.14	9.50	97.00	97.00	10.20
HIBE	HIBERNIA BANCORP	LA	OTC BB	21.27	(0.4)	0.35	169.56	0.00	60.77	60.77	76.00	76.00	12.54
HFBL	HOME FED BANCORP OF LOUISIANA	LA	NASDAQ	26.86	15.5	1.88	199.00	0.72	14.29	14.52	119.00	120.00	13.50
MDNB	MINDEN BANCORP	LA	OTC BB	23.75	5.6	2.07	140.07	0.72	11.47	11.47	104.00	104.00	16.96
BHBK	BLUE HILLS BANCORP	MA	NASDAQ	18.75	22.5	0.26	85.73	0.00	72.12	81.52	130.00	134.00	21.87
BLMT	BSB BANCORP INC.	MA	NASDAQ	28.95	23.8	1.18	227.84	0.00	24.53	24.53	168.00	168.00	12.71
GTWN	GEORGETOWN BANCORP	MA	NASDAQ	25.85	36.6	0.51	171.14	0.33	50.69	52.76	157.00	158.00	15.10
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	NASDAQ	196.78	64.3	10.51	920.89	4.24	18.72	18.90	272.00	272.00	21.37
MTGB	MEETINGHOUSE BANCORP	MA	OTC BB	17.50	12.9	0.47	181.29	0.00	37.23	72.92	117.00	121.00	9.65

106

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 30, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

EBSB	MERIDIAN BANCORP	MA	NASDAQ	18.90	34.0	0.55	77.70	0.15	34.36	34.36	170.00	174.00	24.32
PLRM	PILGRIM BANCSHARES	MA	OTC BB	15.00	15.1	0.39	111.34	0.00	38.46	39.47	147.00	147.00	13.47
PVBC	PROVIDENT BANCORP	MA	NASDAQ	17.90	37.8	0.63	80.89	0.00	28.41	29.83	163.00	163.00	22.13
WEBK	WELLESLEY BANCORP	MA	NASDAQ	27.75	46.1	1.67	270.27	0.12	16.62	16.62	112.00	112.00	10.27
WNEB	WESTERN NEW ENGLAND BANCORP	MA	NASDAQ	9.35	NM	0.24	75.16	0.12	38.96	44.52	118.00	118.00	12.44
BYBK	BAY BANCORP	MD	NASDAQ	6.60	30.4	0.17	58.43	0.00	38.82	41.25	99.00	104.00	11.30
IFSB	COLOMBO BANK	MD	OTC PINK	0.32	(8.6)	0.09	130.47	0.00	3.56	10.67	NM	NM	0.25
HBK	HAMILTON BANCORP	MD	NASDAQ	14.25	(0.1)	0.19	149.46	0.00	75.00	47.09	96.00	118.00	9.53
MBCQ	MB BANCORP, INC	MD	OTC BB	14.70	9.1	(0.35)	69.64	0.00	NM	NM	113.00	113.00	21.11
SVBI	SEVERN BANCORP	MD	NASDAQ	7.90	37.4	1.28	64.23	0.00	6.17	15.40	110.00	111.00	12.30
FFNM	FIRST FED OF NO MICHIGAN BANCORP	MI	OTC BB	7.65	27.1	0.38	88.33	0.22	20.13	23.18	91.00	95.00	8.66
FBC	FLAGSTAR BANCORP	MI	NYSE	26.94	16.6	3.11	252.18	0.00	8.66	8.95	119.00	155.00	10.68
NWBB	NEW BANCORP, INC	MI	OTC BB	13.75	NM	(0.59)	144.61	0.00	NM	NM	74.00	76.00	9.51
STBI	STURGIS BANCORP	MI	OTC BB	13.75	31.2	1.43	195.50	0.14	9.62	10.26	79.00	100.00	7.03
WBKC	WOLVERINE BANCORP	MI	NASDAQ	31.60	18.6	2.16	174.73	1.00	14.63	14.63	104.00	104.00	18.09
HMNF	HMN FINANCIAL	MN	NASDAQ	17.50	51.5	1.49	152.47	0.00	11.74	12.15	102.00	106.00	11.48
REDW	REDWOOD FINANCIAL	MN	OTC PINK	36.00	(1.4)	7.45	584.67	0.35	4.83	5.01	50.00	61.00	6.16
WEFP	WELLS FINANCIAL CORP	MN	OTC PINK	39.25	21.0	3.09	340.49	0.72	12.70	12.70	114.00	123.00	11.53
CCFC	CCSB FINANCIAL CORP	MO	OTC PINK	12.56	28.8	0.27	101.79	0.00	46.52	66.11	110.00	110.00	12.34
CFDB	CENTRAL FEDERAL S&L ASSN OF ROLLA	MO	OTC PINK	12.75	NM	0.06	41.55	0.00	NM	NM	112.00	112.00	30.69
LBCP	LIBERTY BANCORP	MO	OTC BB	19.25	13.2	1.34	119.74	0.25	14.37	14.58	137.00	146.00	16.08
NASB	NASB FINANCIAL	MO	OTC BB	34.75	8.6	3.02	262.94	0.20	11.51	11.58	120.00	129.00	13.22
QRRY	QUARRY CITY S&L ASSN	MO	OTC BB	14.00	15.7	0.50	126.30	0.00	28.00	28.00	68.00	71.00	11.08
ASBB	ASB BANCORP	NC	NASDAQ	29.75	14.6	1.53	210.23	0.00	19.44	23.24	131.00	131.00	14.15
ENFC	ENTEGRA FINANCIAL CORP	NC	NASDAQ	20.60	6.4	0.92	188.42	0.00	22.39	24.24	96.00	100.00	10.93
KSBI	KS BANCORP	NC	OTC BB	18.50	48.0	1.63	268.83	0.18	11.35	12.67	69.00	69.00	6.88
LSFG	LIFESTORE FINANCIAL GROUP	NC	OTC PINK	18.00	12.9	1.63	251.80	0.00	11.04	12.08	65.00	67.00	7.15

107

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 30, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

LTLB	LITTLE BANK, SSB	NC	OTC PINK	13.10	6.9	1.02	114.61	0.24	12.84	12.97	112.00	112.00	11.43
EQFN	EQUITABLE FINANCIAL CORP	NE	NASDAQ	9.90	12.4	0.36	65.38	0.00	27.50	27.50	125.00	130.00	15.14
MCBK	MADISON COUNTY FINANCIAL	NE	OTC PINK	20.40	(3.9)	1.43	112.83	0.00	14.27	14.78	97.00	102.00	18.08
GUAA	GUARANTY BANCORP	NH	OTC PINK	18.50	0.0	2.58	466.65	0.10	7.17	11.42	44.00	44.00	3.96
LSBG	NEW HAMPSHIRE THRIFT BANCSHARES	NH	NASDAQ	23.59	68.1	1.11	188.87	0.54	21.25	23.59	139.00	223.00	12.49
CSBK	CLIFTON BANCORP INC.	NJ	NASDAQ	16.92	18.0	0.19	56.85	0.48	89.05	89.05	129.00	129.00	29.76
DLNO	DELANCO BANCORP	NJ	OTC PINK	11.55	22.9	0.09	136.35	0.00	NM	52.50	85.00	85.00	8.47
KRNY	KEARNY FINANCIAL CORP	NJ	NASDAQ	15.55	22.7	0.20	50.78	0.18	77.75	77.75	124.00	137.00	30.62
MSBF	MB BANCORP	NJ	NASDAQ	14.70	17.6	0.15	75.93	0.12	98.00	NM	152.00	152.00	19.36
NFBK	NORTHFIELD BANCORP	NJ	NASDAQ	19.97	25.4	0.49	78.30	0.50	40.76	41.60	156.00	166.00	25.50
OCFC	OCEANFIRST FINANCIAL CORP	NJ	NASDAQ	30.03	49.9	0.86	160.91	0.91	34.92	34.92	186.00	224.00	18.66
ORIT	ORITANI FINANCIAL CORP	NJ	NASDAQ	18.75	13.6	1.12	83.98	1.58	16.74	30.74	157.00	157.00	22.33
PFS	PROVIDENT FINANCIAL SERVICES	NJ	NYSE	28.30	40.4	1.31	142.21	1.17	21.60	21.77	150.00	228.00	19.90
ALMG	ALAMOGORDO FINANCIAL CORP	NM	OTC BB	23.05	28.1	0.70	195.75	0.00	32.93	28.11	125.00	127.00	11.78
AF	ASTORIA FINANCIAL CORP	NY	NYSE	18.65	17.7	0.73	146.20	0.28	25.55	25.55	111.00	125.00	12.76
CARV	CARVER BANCORP	NY	NASDAQ	3.22	(14.1)	(0.12)	189.86	0.00	NM	NM	NM	NM	1.70
DCOM	DIME COMMUNITY BANCSHARES	NY	NASDAQ	20.10	14.9	2.22	155.07	0.98	9.05	17.33	136.00	151.00	12.96
ESBK	ELMIRA SAVINGS BANK	NY	NASDAQ	20.45	2.9	1.58	207.10	2.30	12.94	13.37	100.00	134.00	9.87
FSBC	FSB COMMUNITY BANKSHARES, INC	NY	OTC BB	14.20	26.2	0.35	143.90	0.00	40.57	43.03	90.00	92.00	9.87
PFDB	PATRIOT FEDERAL BANK	NY	OTC PINK	6.84	(4.3)	0.46	145.91	0.00	14.87	16.68	52.00	52.00	4.69
SNNY	SUNNYSIDE BANCORP	NY	OTC BB	13.30	15.7	(0.02)	115.63	0.00	NM	NM	92.00	92.00	11.50
TRST	TRUSTCO BANK CORP NY	NY	NASDAQ	8.75	42.5	0.44	50.33	0.46	19.89	20.35	192.00	192.00	17.39
ASBN	ASB FINANCIAL CORP	OH	OTC PINK	13.50	6.1	1.11	137.92	0.18	12.16	12.16	89.00	99.00	9.79
CFBK	CENTRAL FEDERAL CORP	OH	NASDAQ	1.75	32.6	0.21	25.35	0.00	8.33	8.33	71.00	71.00	6.90
CIBN	COMMUNITY INVESTORS BANCORP	OH	OTC PINK	14.50	15.5	1.73	272.74	0.35	8.38	8.15	61.00	64.00	5.32
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	NASDAQ	50.74	34.3	3.12	272.82	0.78	16.26	16.64	156.00	208.00	18.60
FNFI	FIRST NILES FINANCIAL	OH	OTC PINK	10.95	21.7	0.16	85.08	0.30	68.44	NM	97.00	97.00	12.87

108

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 30, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

HCFL	HOME CITY FINANCIAL CORP	OH	OTC PINK	21.05	16.6	1.90	194.71	0.40	11.08	11.38	98.00	98.00	10.81
HLFN	HOME LOAN FINANCIAL CORP	OH	OTC BB	28.85	24.1	2.24	143.73	1.81	12.88	12.88	183.00	184.00	20.07
MWBC	MW BANCORP INC	OH	OTC BB	18.88	NM	1.06	140.40	0.00	17.81	24.52	111.00	112.00	13.45
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	OTC PINK	9.00	12.5	0.40	89.33	0.16	22.50	22.50	75.00	75.00	10.08
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	OTC PINK	24.15	20.1	2.01	156.64	1.02	12.01	12.08	89.00	89.00	15.42
UCFC	UNITED COMMUNITY FINANCIAL CORP	OH	NASDAQ	8.94	51.5	0.39	46.50	0.11	22.92	23.53	162.00	167.00	19.23
VERF	VERSAILLES FINANCIAL CORP	OH	OTC BB	20.25	12.6	(0.44)	152.52	0.00	NM	NM	75.00	75.00	13.28
WAYN	WAYNE SAVINGS BANCSHARES	OH	NASDAQ	16.50	24.9	0.96	160.32	0.54	17.19	17.01	113.00	119.00	10.29
BNCL	BENEFICIAL MUTUAL BANCORP	PA	NASDAQ	18.40	38.1	0.30	73.18	0.00	61.33	63.45	137.00	166.00	25.14
ESSA	ESSA BANCORP	PA	NASDAQ	15.72	14.9	0.68	155.57	0.54	23.12	26.20	102.00	112.00	10.10
HARL	HARLEYSVILLE SAVINGS FIN CORP	PA	OTC PINK	21.65	1.2	1.62	202.94	1.26	13.36	13.62	122.00	122.00	10.67
MLVF	MALVERN BANCORP	PA	NASDAQ	21.15	20.4	1.85	125.12	0.00	11.43	12.44	155.00	156.00	16.90
NWBI	NORTHWEST BANCSHARES	PA	NASDAQ	18.03	34.7	0.41	96.51	0.56	43.98	43.98	157.00	223.00	18.68
PBIP	PRUDENTIAL BANCORP	PA	NASDAQ	17.12	12.6	0.36	69.43	0.22	47.56	51.88	136.00	136.00	24.66
QNTO	QUAINT OAK BANCORP	PA	OTC PINK	12.00	(0.8)	0.79	110.76	0.25	15.19	14.46	120.00	128.00	10.83
STND	STANDARD FINANCIAL CORP	PA	NASDAQ	25.20	(1.2)	1.13	164.94	1.00	22.30	22.91	108.00	124.00	15.28
WVFC	WVS FINANCIAL CORP	PA	NASDAQ	14.72	19.7	0.72	166.81	0.40	20.44	20.73	96.00	96.00	8.82
CWAY	COASTWAY BANCORP	RI	NASDAQ	15.65	19.6	0.76	141.60	0.00	20.59	20.32	124.00	124.00	11.05
FCPB	FIRST CAPITAL BANCSHARES	SC	OTC PINK	7.95	34.1	0.61	95.07	0.00	13.03	13.03	56.00	56.00	8.36
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	OTC PINK	4.49	(18.4)	0.60	75.89	0.00	7.48	9.76	94.00	100.00	5.92
CASH	META FINANCIAL GROUP	SD	NASDAQ	102.90	124.0	3.90	470.07	0.39	26.38	26.12	262.00	326.00	21.89
AFCB	ATHENS BANCSHARES CORP	TN	NASDAQ	34.75	40.4	1.84	235.38	0.35	18.89	18.99	126.00	136.00	14.76
SFBK	SFB BANCORP	TN	OTC PINK	33.20	2.0	1.37	111.63	0.50	24.23	29.38	154.00	156.00	29.74
UNTN	UNITED TENNESSEE BANKSHARES	TN	OTC PINK	19.00	7.0	1.36	176.49	0.51	13.97	13.97	103.00	103.00	10.77
BAFI	BANCAFFILIATED	TX	OTC PINK	75.00	0.0	27.93	2,214.07	0.00	2.69	2.68	36.00	38.00	3.39
TBK	TRIUMPH BANCORP	TX	NASDAQ	26.15	58.5	1.05	142.24	0.00	24.90	23.77	166.00	200.00	18.38
ANCB	ANCHOR BANCORP	WA	NASDAQ	27.20	5.1	0.49	174.09	0.00	55.51	55.51	114.00	114.00	15.62

109

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 30, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

FFNW	FIRST FINANCIAL NORTHWEST	WA	NASDAQ	19.74	41.4	0.67	90.32	0.24	29.46	28.61	155.00	155.00	21.86
FSBW	FS BANCORP	WA	NASDAQ	35.95	38.3	3.38	270.47	0.51	10.64	10.86	127.00	147.00	13.29
HMST	HOMESTREET	WA	NASDAQ	31.60	45.6	2.60	250.74	0.00	12.15	12.20	134.00	201.00	12.60
RVSB	RIVERVIEW BANCORP	WA	NASDAQ	7.00	49.3	0.31	43.65	0.15	22.58	21.88	121.00	151.00	16.04
SFBC	SOUND FINANCIAL BANCORP	WA	NASDAQ	28.00	23.7	2.06	226.35	0.39	13.59	13.46	125.00	133.00	12.37
TSBK	TIMBERLAND BANCORP	WA	NASDAQ	20.66	66.5	1.46	128.37	0.22	14.15	13.59	148.00	160.00	16.09
BKMU	BANK MUTUAL CORP	WI	NASDAQ	9.45	21.2	0.36	58.10	0.19	26.25	26.25	150.00	153.00	16.27
HWIS	HOME BANCORP WISCONSIN	WI	OTC PINK	10.97	29.1	0.02	14.24	0.00	NM	NM	NM	NM	77.04
WSBF	WATERSTONE FINANCIAL	WI	NASDAQ	18.40	30.5	0.76	61.04	0.35	24.21	23.90	132.00	133.00	30.14
WBB	WESTBURY BANCORP	WI	NASDAQ	20.70	15.0	0.92	171.49	0.00	22.50	24.94	116.00	117.00	12.07
CRZY	CRAZY WOMAN CREEK BANCORP	WY	OTC PINK	16.50	37.5	0.98	133.91	0.00	16.84	17.55	115.00	116.00	12.32

110

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 30, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

	PER SHARE					PRICING RATIOS
		52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
	Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

ALL INSTITUTIONS
AVERAGE	21.28	21.47	1.40	179.59	0.34	23.54	23.85	117.89	126.60	14.03
HIGH	196.78	124.00	27.93	2,214.07	4.24	98.00	89.05	272.00	326.00	77.04
LOW	0.32	(60.00)	(1.47)	14.21	0.00	0.27	0.27	36.00	38.00	0.25

AVERAGE FOR STATE
OH	18.39	22.71	1.14	144.47	0.43	19.16	15.38	106.15	112.15	12.78

AVERAGE BY REGION
MID-ATLANTIC	17.82	20.07	0.68	114.54	0.42	34.15	32.92	126.09	142.04	17.05
MIDWEST	19.32	18.59	1.29	172.24	0.38	17.89	16.62	99.40	104.43	13.60
NORTH CENTRAL	27.98	25.08	1.96	203.81	0.20	18.73	20.50	121.58	131.50	16.01
NORTHEAST	24.84	23.59	1.20	191.17	0.46	25.38	28.55	126.33	135.25	12.94
SOUTHEAST	16.85	14.31	0.89	150.42	0.14	14.77	15.60	98.89	104.44	11.73
SOUTHWEST	29.14	13.40	4.74	429.54	0.21	20.74	20.08	102.63	107.50	12.04
WEST	22.92	32.90	1.53	165.16	0.34	18.76	18.66	131.43	141.79	14.85

AVERAGE BY EXCHANGE
NYSE	23.34	24.10	1.55	192.35	0.46	18.58	18.70	127.25	165.25	12.96
NASDAQ	24.01	27.27	1.18	152.65	0.43	26.83	26.21	135.10	147.65	16.15
OTC BB	17.82	17.73	0.96	163.31	0.26	20.27	21.35	99.53	102.26	11.74
OTC PINK	18.87	10.14	2.21	247.40	0.22	12.76	13.46	80.11	82.08	12.08

111

EXHIBIT 32

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

SCBS	SOUTHERN COMMUNITY BANCSHARES	AL	79,342	8,640	8,640	0.27	0.28	2.58	2.65	OTC PINK	639,077	5,432
SZBI	SOUTHFIRST BANCSHARES	AL	89,798	9,887	9,887	0.40	0.58	3.74	5.34	OTC PINK	701,526	2,981
BOFI	BOFI HOLDING	CA	7,855,042	721,859	717,005	1.74	1.72	18.87	18.72	NASDAQ	63,299,014	1,807,187
BYFC	BROADWAY FINANCIAL CORP	CA	413,295	51,468	51,436	1.88	1.88	16.11	16.15	NASDAQ	29,076,708	47,686
FUBP	FIRST ULB CORP	CA	450,688	39,165	38,115	0.86	0.86	9.57	9.59	OTC PINK	1,300,000	33,475
MLGF	MALAGA FINANCIAL CORP	CA	998,472	137,103	137,103	1.24	1.24	9.13	9.13	OTC BB	6,080,349	153,529
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	1,242,514	133,223	132,635	0.55	0.56	4.86	4.96	NASDAQ	7,978,166	161,319
FBNK	FIRST CONNECTICUT BANCORP	CT	2,832,271	255,615	251,214	0.48	0.48	5.38	5.37	NASDAQ	15,805,748	358,000
SIFI	SI FINANCIAL GROUP	CT	1,537,165	159,825	141,203	0.42	0.42	4.00	3.98	NASDAQ	12,216,033	188,127
UBNK	UNITED FINANCIAL BANCORP	CT	6,549,979	656,240	527,576	0.73	0.69	7.05	6.74	NASDAQ	50,462,946	916,407
WSFS	WSFS FINANCIAL CORP	DE	6,627,593	692,010	518,817	1.03	1.01	10.01	9.83	NASDAQ	31,334,432	1,452,351
ACFC	ATLANTIC COAST FINANCIAL CORP	FL	936,267	82,837	82,162	0.61	0.58	6.67	6.37	NASDAQ	15,509,061	105,462
EVER	EVERBANK FINANCIAL CORP	FL	28,703,045	1,895,556	1,598,415	0.49	0.49	7.09	7.12	NYSE	125,437,973	2,439,769
FFHD	FIRSTATLANTIC BANK	FL	435,255	57,322	54,743	0.84	0.78	6.58	6.16	OTC BB	6,000,000	67,200
SBCP	SUNSHINE BANCORP, INC	FL	563,345	76,739	66,723	(0.13)	(0.23)	(0.98)	(1.73)	NASDAQ	5,260,252	90,161
SSNF	SUNSHINE FINANCIAL	FL	167,214	20,903	20,628	0.03	0.00	0.21	(0.01)	OTC PINK	1,031,898	20,535
CHFN	CHARTER FINANCIAL CORP	GA	1,445,001	203,150	169,896	0.96	0.92	5.81	5.58	NASDAQ	15,031,076	250,568
TBNK	TERRITORIAL BANCORP	HI	1,848,705	228,418	228,094	0.86	0.85	7.02	6.89	NASDAQ	9,764,169	320,655
AJSB	AJS BANCORP	IL	204,339	29,295	29,293	0.28	0.28	1.95	1.98	OTC BB	2,149,918	33,324
AFBA	ALLIED FIRST BANCORP	IL	92,830	8,458	8,458	0.88	0.89	11.63	11.76	OTC BB	511,300	251
BFIN	BANKFINANCIAL CORP	IL	1,540,273	203,667	202,137	0.50	0.51	3.53	3.62	NASDAQ	19,271,211	285,599
BFFI	BEN FRANKLIN FINANCIAL	IL	79,881	7,822	7,822	(1.23)	(1.15)	(12.22)	(11.39)	OTC BB	694,419	7,986
FIRT	FIRST BANCTRUST CORP	IL	448,863	47,043	46,081	0.80	0.79	7.76	7.64	OTC PINK	2,085,116	45,039
GTPS	GREAT AMERICAN BANCORP	IL	181,755	17,293	16,196	0.42	0.38	4.44	4.02	OTC BB	445,327	12,091
HARI	HARVARD BANCSHARES	IL	218,446	24,839	22,234	0.86	0.88	7.67	7.86	OTC BB	840,986	12,615
IROQ	IF BANCORP	IL	588,445	69,021	68,503	0.72	0.65	5.99	5.44	NASDAQ	3,966,561	73,381
JXSB	JACKSONVILLE BANCORP	IL	330,675	45,714	42,402	1.03	0.93	7.31	6.63	NASDAQ	1,798,544	53,956

112

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	119,715	11,433	11,433	(0.01)	(0.02)	(0.08)	(0.21)	OTC PINK	372,600	7,079
OTTW	OTTAWA SAVINGS BANCORP, INC	IL	276,086	31,873	30,513	0.55	0.52	4.38	4.13	OTC BB	2,894,123	36,842
RYFL	ROYAL FINANCIAL	IL	301,549	35,193	34,195	0.72	0.72	5.35	5.37	OTC BB	2,507,112	29,208
SUGR	SUGAR CREEK FINANCIAL CORP	IL	94,731	11,101	11,101	0.13	0.14	1.09	1.18	OTC BB	856,720	11,240
AMFC	AMB FINANCIAL CORP	IN	200,200	19,373	19,057	0.84	0.84	8.50	8.48	OTC BB	981,638	14,725
DSFN	DSA FINANCIAL CORP	IN	125,107	17,057	16,793	0.68	0.67	4.94	4.87	OTC BB	1,670,000	18,036
FFWC	FFW CORP	IN	345,383	36,505	34,846	1.16	1.11	11.13	10.63	OTC PINK	1,161,084	36,052
FDLB	FIDELITY FEDERAL BANCORP	IN	394,278	57,767	57,344	1.38	0.87	10.40	6.55	OTC PINK	916,656	9,167
FCAP	FIRST CAPITAL	IN	739,321	75,770	68,002	1.00	0.99	9.03	8.94	NASDAQ	3,337,552	108,203
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	794,059	83,409	74,126	1.01	0.99	9.64	9.43	NASDAQ	2,205,000	103,635
LOGN	LOGANSPORT FINANCIAL CORP	IN	169,945	22,938	22,733	1.23	1.23	9.36	9.30	OTC PINK	786,000	30,772
NWIN	NORTHWEST INDIANA BANCORP	IN	900,889	87,307	83,914	1.01	0.95	10.56	9.85	OTC BB	2,860,157	111,117
TDCB	THIRD CENTURY BANCORP	IN	133,708	14,822	14,681	0.52	0.59	4.46	5.04	OTC BB	1,420,000	15,748
UCBA	UNITED COMMUNITY BANCORP	IN	525,504	63,383	59,885	0.70	0.67	5.76	5.49	NASDAQ	4,198,143	70,109
WEIN	WEST END INDIANA BANCSHARES	IN	285,567	27,610	26,961	0.78	0.80	7.82	8.03	OTC BB	1,084,882	36,886
CFFN	CAPITOL FEDERAL FINANCIAL	KS	9,284,493	1,392,964	1,392,537	0.87	0.87	5.94	5.92	NASDAQ	137,486,172	2,263,022
PBSK	POAGE BANKSHARES	KY	448,688	64,516	61,802	0.75	0.76	5.00	5.04	NASDAQ	3,713,695	69,817
CTUY	CENTURY NEXT FINANCIAL CORP	LA	231,830	22,756	22,756	1.10	1.09	10.60	10.47	OTC BB	1,110,000	22,200
FPBF	FPB FINANCIAL CORP	LA	268,432	28,196	28,196	1.19	1.15	11.30	10.88	OTC PINK	1,610,000	27,370
HIBE	HIBERNIA BANCORP	LA	122,229	20,075	20,075	0.21	0.21	1.27	1.27	OTC BB	720,854	15,333
HFBL	HOME FED BANCORP OF LOUISIANA	LA	389,920	44,209	43,963	0.98	0.96	8.40	8.23	NASDAQ	1,959,419	52,630
MDNB	MINDEN BANCORP	LA	319,365	52,087	52,087	1.52	1.51	9.50	9.50	OTC BB	2,280,000	54,150
BHBK	BLUE HILLS BANCORP	MA	2,314,488	389,688	378,483	0.33	0.30	1.77	1.58	NASDAQ	26,996,942	506,193
BLMT	BSB BANCORP INC.	MA	2,073,835	156,815	156,429	0.57	0.57	7.15	7.15	NASDAQ	9,102,016	263,503
GTWN	GEORGETOWN BANCORP	MA	315,060	30,392	30,091	0.31	0.30	3.18	3.05	NASDAQ	1,840,920	47,588
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	1,960,348	154,154	154,154	1.23	1.21	15.53	15.38	NASDAQ	2,128,750	418,895
MTGB	MEETINGHOUSE BANCORP	MA	119,879	9,860	9,589	0.26	0.13	3.27	1.62	OTC BB	661,250	11,572

113

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

EBSB	MERIDIAN BANCORP	MA	4,173,426	597,056	583,146	0.79	0.78	5.04	5.02	NASDAQ	53,714,191	1,015,198
PLRM	PILGRIM BANCSHARES	MA	250,906	23,003	23,003	0.39	0.38	3.89	3.78	OTC BB	2,253,439	33,802
PVBC	PROVIDENT BANCORP	MA	768,365	104,058	104,058	0.82	0.78	6.04	5.72	NASDAQ	9,498,722	170,027
WEBK	WELLESLEY BANCORP	MA	664,484	60,904	60,766	0.66	0.66	7.63	7.61	NASDAQ	2,458,553	68,225
WNEB	WESTERN NEW ENGLAND BANCORP	MA	1,377,780	145,223	145,223	0.32	0.29	3.08	2.74	NASDAQ	18,330,487	171,390
BYBK	BAY BANCORP	MD	605,604	69,083	65,817	0.32	0.30	2.54	2.40	NASDAQ	10,363,998	68,402
IFSB	COLOMBO BANK	MD	202,552	20,352	20,352	0.07	0.02	0.66	0.20	OTC PINK	1,552,448	497
HBK	HAMILTON BANCORP	MD	510,208	50,488	41,064	0.15	0.24	1.31	2.04	NASDAQ	3,413,646	48,644
MBCQ	MB BANCORP, INC	MD	132,620	24,726	24,726	(0.49)	(0.51)	(2.64)	(2.73)	OTC BB	1,904,400	27,995
SVBI	SEVERN BANCORP	MD	777,466	86,782	85,964	2.00	0.80	17.97	5.72	NASDAQ	12,104,379	95,625
FFNM	FIRST FED OF NO MICHIGAN BANCORP	MI	329,223	31,364	29,997	0.43	0.37	4.51	3.93	OTC BB	3,727,014	28,512
FBC	FLAGSTAR BANCORP	MI	14,272,486	1,285,982	984,167	1.31	1.27	12.62	12.20	NYSE	56,597,271	1,524,730
NWBB	NEW BANCORP, INC	MI	100,737	12,984	12,545	(0.43)	(0.18)	(3.60)	(1.50)	OTC BB	696,600	9,578
STBI	STURGIS BANCORP	MI	407,378	36,068	28,711	0.77	0.73	8.43	7.94	OTC BB	2,083,741	28,651
WBKC	WOLVERINE BANCORP	MI	370,207	64,205	64,145	1.28	1.28	7.26	7.26	NASDAQ	2,118,707	66,951
HMNF	HMN FINANCIAL	MN	684,441	77,058	74,241	1.03	0.99	8.86	8.60	NASDAQ	4,488,923	78,556
REDW	REDWOOD FINANCIAL	MN	261,337	31,898	26,370	1.32	1.27	10.78	10.40	OTC PINK	446,980	16,091
WEFP	WELLS FINANCIAL CORP	MN	264,997	26,835	24,822	0.90	0.90	8.69	8.69	OTC PINK	778,288	30,548
CCFC	CCSB FINANCIAL CORP	MO	93,336	10,463	10,428	0.27	0.19	2.39	1.70	OTC PINK	916,940	11,517
CFDB	CENTRAL FEDERAL S&L ASSN OF ROLLA	MO	74,291	20,368	20,368	0.15	0.18	0.60	0.71	OTC PINK	1,788,020	22,797
LBCP	LIBERTY BANCORP	MO	431,056	50,608	47,455	1.11	1.09	8.39	8.27	OTC BB	3,600,000	69,300
NASB	NASB FINANCIAL	MO	1,949,142	214,383	199,325	1.29	1.28	10.87	10.79	OTC BB	7,413,009	257,602
QRRY	QUARRY CITY S&L ASSN	MO	51,490	8,369	8,052	0.40	0.40	2.47	2.47	OTC BB	407,691	5,708
ASBB	ASB BANCORP	NC	796,211	86,236	86,236	0.73	0.61	6.64	5.57	NASDAQ	3,787,322	112,673
ENFC	ENTEGRA FINANCIAL CORP	NC	1,218,372	138,204	132,704	0.54	0.50	4.43	4.07	NASDAQ	6,466,375	133,207
KSBI	KS BANCORP	NC	352,033	34,926	34,926	0.62	0.56	6.30	5.65	OTC BB	1,309,501	24,226
LSFG	LIFESTORE FINANCIAL GROUP	NC	264,593	29,038	28,161	0.66	0.60	6.13	5.60	OTC PINK	1,050,800	18,914

114

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

LTLB	LITTLE BANK, SSB	NC	366,543	37,317	37,317	0.89	0.88	9.10	9.01	OTC PINK	3,198,157	41,896
EQFN	EQUITABLE FINANCIAL CORP	NE	227,323	27,507	26,465	0.56	0.57	4.60	4.63	NASDAQ	3,477,157	34,424
MCBK	MADISON COUNTY FINANCIAL	NE	352,020	65,475	62,410	1.32	1.27	7.32	7.03	OTC PINK	3,120,000	63,648
GUAA	GUARANTY BANCORP	NH	453,482	41,017	40,868	0.57	0.36	6.10	3.83	OTC PINK	971,787	17,978
LSBG	NEW HAMPSHIRE THRIFT BANCSHARES	NH	1,584,261	142,389	88,765	0.61	0.55	6.49	5.88	NASDAQ	8,388,079	197,875
CSBK	CLIFTON BANCORP INC.	NJ	1,312,502	302,890	302,890	0.36	0.36	1.39	1.37	NASDAQ	23,086,235	390,619
DLNO	DELANCO BANCORP	NJ	128,906	12,875	12,875	0.07	0.16	0.66	1.60	OTC PINK	945,425	10,920
KRNY	KEARNY FINANCIAL CORP	NJ	4,523,281	1,119,535	1,010,303	0.40	0.40	1.53	1.54	NASDAQ	89,075,620	1,385,126
MSBF	MB BANCORP	NJ	433,619	55,095	55,095	0.21	0.10	1.54	0.74	NASDAQ	5,711,044	83,952
NFBK	NORTHFIELD BANCORP	NJ	3,784,641	620,608	580,194	0.67	0.67	3.99	3.94	NASDAQ	48,337,147	965,293
OCFC	OCEANFIRST FINANCIAL CORP	NJ	4,159,586	417,244	346,727	0.66	0.66	6.82	6.82	NASDAQ	25,850,956	776,304
ORIT	ORITANI FINANCIAL CORP	NJ	3,794,900	539,718	539,718	1.42	0.77	9.55	5.21	NASDAQ	45,188,139	847,278
PFS	PROVIDENT FINANCIAL SERVICES	NJ	9,390,000	1,244,432	820,755	0.95	0.94	7.14	7.07	NYSE	66,028,442	1,868,605
ALMG	ALAMOGORDO FINANCIAL CORP	NM	328,755	30,952	30,515	0.39	0.46	3.87	4.56	OTC BB	1,679,500	38,712
AF	ASTORIA FINANCIAL CORP	NY	14,813,942	1,707,662	1,513,931	0.49	0.50	4.41	4.43	NYSE	101,328,740	1,889,781
CARV	CARVER BANCORP	NY	701,726	54,413	54,217	(0.06)	0.00	(0.78)	0.00	NASDAQ	3,696,087	11,901
DCOM	DIME COMMUNITY BANCSHARES	NY	5,821,786	555,291	499,487	1.56	0.82	16.01	8.41	NASDAQ	37,543,852	754,631
ESBK	ELMIRA SAVINGS BANK	NY	567,639	55,793	41,693	0.76	0.74	7.84	7.57	NASDAQ	2,740,873	56,051
FSBC	FSB COMMUNITY BANKSHARES, INC	NY	256,866	28,197	27,466	0.25	0.24	2.59	2.47	OTC BB	1,785,000	25,347
PFDB	PATRIOT FEDERAL BANK	NY	139,712	12,666	12,485	0.33	0.29	3.57	3.21	OTC PINK	957,544	6,550
SNNY	SUNNYSIDE BANCORP	NY	91,749	11,490	11,490	(0.02)	(0.22)	(0.15)	(1.76)	OTC BB	793,500	10,554
TRST	TRUSTCO BANK CORP NY	NY	4,812,572	435,608	435,054	0.88	0.86	9.90	9.70	NASDAQ	95,614,285	836,625
ASBN	ASB FINANCIAL CORP	OH	272,941	30,040	27,089	0.83	0.84	7.61	7.64	OTC PINK	1,979,034	26,717
CFBK	CENTRAL FEDERAL CORP	OH	405,668	39,486	39,478	0.91	0.91	8.85	8.84	NASDAQ	16,002,910	28,005
CIBN	COMMUNITY INVESTORS BANCORP	OH	143,188	12,463	11,955	0.65	0.67	7.50	7.74	OTC PINK	525,000	7,613
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	2,450,040	292,138	219,581	1.20	1.17	9.83	9.60	NASDAQ	8,980,366	455,664
FNFI	FIRST NILES FINANCIAL	OH	94,435	12,529	12,529	0.19	(1.04)	1.45	(8.05)	OTC PINK	1,110,000	12,155

115

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

HCFL	HOME CITY FINANCIAL CORP	OH	155,951	17,183	17,183	0.99	0.97	9.12	8.91	OTC PINK	800,947	16,860
HLFN	HOME LOAN FINANCIAL CORP	OH	201,409	22,081	21,910	1.59	1.59	14.62	14.61	OTC BB	1,401,256	40,426
MWBC	MW BANCORP INC	OH	124,324	15,005	14,915	0.78	0.57	6.48	4.69	OTC BB	885,473	16,718
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	111,252	14,941	14,941	0.45	0.45	3.33	3.32	OTC PINK	1,245,410	11,209
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	386,898	67,200	67,200	1.34	1.34	7.56	7.53	OTC PINK	2,470,000	59,651
UCFC	UNITED COMMUNITY FINANCIAL CORP	OH	2,164,358	256,403	249,603	0.88	0.86	7.25	7.11	NASDAQ	46,542,388	416,089
VERF	VERSAILLES FINANCIAL CORP	OH	57,490	10,145	10,145	(0.30)	(0.23)	(1.64)	(1.25)	OTC BB	376,927	7,633
WAYN	WAYNE SAVINGS BANCSHARES	OH	445,989	40,652	38,519	0.62	0.62	6.74	6.79	NASDAQ	2,781,839	45,900
BNCL	BENEFICIAL MUTUAL BANCORP	PA	5,583,367	1,023,247	847,118	0.44	0.42	2.12	2.05	NASDAQ	76,294,842	1,403,825
ESSA	ESSA BANCORP	PA	1,772,479	176,344	159,658	0.46	0.40	4.45	3.92	NASDAQ	11,393,558	179,107
HARL	HARLEYSVILLE SAVINGS FIN CORP	PA	748,208	65,579	65,579	0.79	0.77	9.25	9.06	OTC PINK	3,686,890	79,821
MLVF	MALVERN BANCORP	PA	820,855	89,311	88,983	1.65	1.52	15.42	14.18	NASDAQ	6,560,403	138,753
NWBI	NORTHWEST BANCSHARES	PA	9,773,396	1,162,803	818,065	0.44	0.44	3.56	3.54	NASDAQ	101,268,648	1,825,874
PBIP	PRUDENTIAL BANCORP	PA	558,645	101,350	101,350	0.56	0.50	2.95	2.65	NASDAQ	8,046,000	137,748
QNTO	QUAINT OAK BANCORP	PA	208,141	18,756	17,651	0.78	0.82	8.22	8.66	OTC PINK	1,879,284	22,551
STND	STANDARD FINANCIAL CORP	PA	493,350	69,468	60,553	0.70	0.69	4.79	4.69	NASDAQ	2,991,000	75,373
WVFC	WVS FINANCIAL CORP	PA	334,972	30,909	30,909	0.43	0.43	4.71	4.65	NASDAQ	2,008,144	29,560
CWAY	COASTWAY BANCORP	RI	632,457	56,486	56,335	0.59	0.60	6.19	6.32	NASDAQ	4,466,634	69,903
FCPB	FIRST CAPITAL BANCSHARES	SC	53,595	8,051	8,051	0.65	0.65	4.39	4.35	OTC PINK	563,720	4,482
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	76,860	4,864	4,568	0.82	0.62	13.66	10.33	OTC PINK	1,012,755	4,547
CASH	META FINANCIAL GROUP	SD	4,006,642	334,975	269,126	1.02	1.03	10.96	11.07	NASDAQ	8,523,458	877,064
AFCB	ATHENS BANCSHARES CORP	TN	426,045	49,815	46,330	0.90	0.90	7.56	7.53	NASDAQ	1,810,000	62,898
SFBK	SFB BANCORP	TN	63,686	12,262	12,113	1.26	1.03	6.05	4.97	OTC PINK	570,522	18,941
UNTN	UNITED TENNESSEE BANKSHARES	TN	201,731	21,006	21,006	0.79	0.79	7.63	7.62	OTC PINK	1,142,999	21,717
BAFI	BANCAFFILIATED	TX	616,508	57,302	54,736	1.34	1.34	14.06	14.07	OTC PINK	278,450	20,884
TBK	TRIUMPH BANCORP	TX	2,575,490	284,521	237,072	0.91	0.95	6.91	7.23	NASDAQ	18,106,978	473,497
ANCB	ANCHOR BANCORP	WA	436,142	59,881	59,665	0.30	0.30	2.09	2.09	NASDAQ	2,505,219	68,142

116

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

FFNW	FIRST FINANCIAL NORTHWEST	WA	1,074,698	151,054	151,054	0.78	0.80	4.90	5.04	NASDAQ	11,898,149	234,869
FSBW	FS BANCORP	WA	827,019	86,803	74,980	1.41	1.38	13.34	13.09	NASDAQ	3,057,753	109,926
HMST	HOMESTREET	WA	6,226,574	586,028	389,954	1.15	1.15	12.33	12.27	NASDAQ	24,833,008	784,723
RVSB	RIVERVIEW BANCORP	WA	982,381	130,079	104,122	0.73	0.76	5.39	5.61	NASDAQ	22,507,890	157,555
SFBC	SOUND FINANCIAL BANCORP	WA	565,561	56,044	52,615	0.96	0.97	9.49	9.60	NASDAQ	2,498,604	69,961
TSBK	TIMBERLAND BANCORP	WA	891,388	96,834	89,611	1.19	1.23	10.92	11.33	NASDAQ	6,943,868	143,460
BKMU	BANK MUTUAL CORP	WI	2,653,434	288,873	282,262	0.65	0.64	5.85	5.80	NASDAQ	45,671,782	431,598
HWIS	HOME BANCORP WISCONSIN	WI	140,502	11,360	11,360	0.14	0.07	1.75	0.89	OTC PINK	9,864,000	108,208
WSBF	WATERSTONE FINANCIAL	WI	1,793,852	409,557	406,560	1.25	1.27	5.55	5.62	NASDAQ	29,385,903	540,701
WBB	WESTBURY BANCORP	WI	702,748	73,333	72,533	0.56	0.51	5.21	4.70	NASDAQ	4,098,000	84,829
CRZY	CRAZY WOMAN CREEK BANCORP	WY	108,683	11,684	11,552	0.73	0.70	6.95	6.70	OTC PINK	811,600	13,391

117

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

	ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
	Total	Total	Total		Core		Core		Number of	Mkt. Value
	Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

ALL INSTITUTIONS
AVERAGE	1,585,678	178,507	157,405	0.81	0.77	6.96	6.61		13,206,330	254,302
MEDIAN	441,066	55,444	53,416	0.73	0.67	6.25	5.69		2,877,140	61,275
HIGH	28,703,045	1,895,556	1,598,415	2.00	1.88	18.87	18.72		137,486,172	2,439,769
LOW	51,490	4,864	4,568	(1.23)	(1.15)	(12.22)	(11.39)		278,450	251

AVERAGE FOR STATE
OH	539,534	63,867	57,311	0.99	0.95	8.19	7.90		6,546,273	88,049

AVERAGE BY REGION
MID-ATLANTIC	2,464,213	347,548	287,616	0.72	0.67	4.90	4.54		25,175,003	518,010
MIDWEST	794,144	88,451	78,890	1.02	0.99	8.67	8.38		6,427,092	110,665
NORTH CENTRAL	1,473,381	188,409	180,133	0.96	0.95	7.30	7.26		14,370,553	310,856
NORTHEAST	2,283,924	243,494	222,780	0.70	0.61	6.50	5.69		19,323,182	335,255
SOUTHEAST	2,013,274	154,264	134,584	0.52	0.52	6.56	6.45		10,584,612	190,312
SOUTHWEST	606,566	67,512	61,175	0.99	1.01	8.02	8.19		3,468,150	88,097
WEST	1,708,654	177,832	159,853	1.25	1.24	11.79	11.76		13,753,893	293,277

AVERAGE BY EXCHANGE
NYSE	16,794,868	1,533,408	1,229,317	0.73	0.72	7.62	7.53		87,348,107	1,930,721
NASDAQ	2,019,781	247,040	222,073	0.85	0.79	6.67	6.23		20,255,203	378,173
OTC	305,509	34,869	33,610	0.84	0.82	7.20	7.05		1,943,708	37,906
OTC PINK	236,611	26,556	25,885	0.85	0.79	7.64	7.06		1,507,527	24,667

118

EXHIBIT 33

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT STANDARD CONVERSIONS

PRICE CHANGES FROM IPO DATE

December 31, 2015 through Febuary 21, 2017

				Percentage Price Change
				From Initial Trading Date
		Conversion		One	One	One	Through
Company Name	Ticker	Date	Exchange	Day	Week	Month	2/21/2017

Best Hometown Bancorp	BTHT	4/30/2016	OTC Pink	8.50	8.50	8.50	37.50
Community Savings Bancorp	CCSB	1/10/2017	OTC Pink	30.00	30.00	30.00	30.00
HV Bancorp, Inc.	HVBC	1/12/2017	NASDAQ	36.70	41.30	39.90	41.80

		AVERAGE		25.07%	26.60%	26.13%	36.43%
		MEDIAN		30.00	30.00	30.00	30.00
		HIGH		36.70	41.30	39.90	41.80
		LOW		8.50	8.50	8.50	30.00

119

EXHIBIT 34

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT ACQUISITIONS AND PENDING ACQUISITIONS

COUNTY, CITY OR MARKET AREA OF EAGLE SAVINGS BANK

NONE

(that were potential comparable group candidates)

120

EXHIBIT 35

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:

Regions: Mid-Atlantic, MIdwest, Northcentral, Northeast

Asset size: < $800 Million

Stock trades on NASDAQ, NYSE or NYSE Market

No Recent Acquisition Announcement

								Total
				Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	EAGLE SAVINGS BANK	OH	115,973	17.19	0.00	44.12	73.97	73.97	0.02	11.62

	DEFINED PARAMETERS FOR						20.00 -	60.00 -		8.00 -
	INCLUSION IN COMPARABLE GROUP		< 800,000	< 38.00	< 42.00	< 60.00	90.00	90.00	< 48.00	20.00

IROQ	IF BANCORP	IL	588,445	17.27	4.84	25.18	74.75	79.59	13.26	11.73
JXSB	JACKSONVILLE BANCORP	IL	330,675	21.29	9.60	16.29	56.05	65.65	2.11	13.82
FCAP	FIRST CAPITAL	IN	739,321	28.46	15.73	17.63	49.55	65.28	0.01	10.25
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	794,059	17.73	8.36	23.90	64.40	72.76	15.49	10.50
UCBA	UNITED COMMUNITY BANCORP	IN	525,504	21.95	19.10	28.23	51.99	71.09	2.61	12.06
PBSK	POAGE BANKSHARES	KY	448,688	11.35	6.02	41.33	75.69	81.71	3.36	14.38
GTWN	GEORGETOWN BANCORP	MA	315,060	3.49	5.90	37.32	86.27	92.17	12.47	9.65
PVBC	PROVIDENT BANCORP	MA	768,365	12.19	5.80	14.09	76.70	82.50	5.40	13.54
WEBK	WELLESLEY BANCORP	MA	664,484	10.63	2.73	55.96	82.55	85.28	15.40	9.17
BYBK	BAY BANCORP	MD	605,604	9.63	5.72	28.32	79.25	84.97	0.00	11.41
HBK	HAMILTON BANCORP	MD	510,208	15.79	14.89	36.75	63.93	78.82	5.64	9.90
SVBI	SEVERN BANCORP	MD	777,466	10.36	4.07	42.53	77.64	81.71	14.21	11.16
WBKC	WOLVERINE BANCORP	MI	370,207	11.63	0.00	19.40	85.26	85.26	12.70	17.34
HMNF	HMN FINANCIAL	MN	684,441	16.56	0.19	21.21	78.97	79.16	0.00	11.26
EQFN	EQUITABLE FINANCIAL CORP	NE	227,323	4.24	0.34	22.92	90.26	90.60	0.66	12.10
MSBF	MB BANCORP	NJ	433,619	11.81	5.80	39.59	75.93	81.73	5.74	12.71
CARV	CARVER BANCORP	NY	701,726	23.52	6.56	18.81	74.77	81.33	4.28	7.75
ESBK	ELMIRA SAVINGS BANK	NY	567,639	6.84	2.92	55.98	80.23	83.15	7.40	9.83
CFBK	CENTRAL FEDERAL CORP	OH	405,668	14.97	0.15	17.18	81.19	81.34	3.82	9.73
WAYN	WAYNE SAVINGS BANCSHARES	OH	445,989	8.15	14.58	38.67	72.09	86.67	5.49	9.12

121

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:

Regions: Mid-Atlantic, MIdwest, Northcentral, Northeast

Asset size: < $800 Million

Stock trades on NASDAQ, NYSE or NYSE Market

No Recent Acquisition Announcement

								Total
				Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	EAGLE SAVINGS BANK	OH	115,973	17.19	0.00	44.12	73.97	73.97	0.02	11.62

	DEFINED PARAMETERS FOR						20.00 -	60.00 -		8.00 -
	INCLUSION IN COMPARABLE GROUP		< 800,000	< 38.00	< 42.00	< 60.00	90.00	90.00	< 48.00	20.00

PBIP	PRUDENTIAL BANCORP	PA	558,645	16.99	17.55	42.58	61.75	79.30	10.01	18.14
STND	STANDARD FINANCIAL CORP	PA	493,350	12.47	3.97	54.46	76.64	80.61	10.30	14.08
WVFC	WVS FINANCIAL CORP	PA	334,972	35.70	40.12	17.37	20.13	60.25	47.09	9.23
CWAY	COASTWAY BANCORP	RI	632,457	3.23	0.00	45.95	82.95	82.95	26.85	8.93
WBB	WESTBURY BANCORP	WI	702,748	10.06	7.82	23.24	75.95	83.77	3.36	10.44

122

Exhibit 36

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

General Parameters:

Regions: Mid-Atlantic, MIdwest, Northcentral, Northeast

Asset size: < $800 Million

Stock trades on NASDAQ, NYSE or NYSE Market

No Recent Acquisition Announcement

				OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin (2)	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	EAGLE SAVINGS BANK	OH	115,973	0.61	5.44	3.00	4.07	2.94	0.72	0.05	0.98

	DEFINED PARAMETERS FOR					1.50-	1.10-
	INCLUSION IN COMPARABLE GROUP		< 800,000	< 1.30	< 10.00	4.50	4.10	< 3.00	< 3.00	< 0.30	> 0.10

IROQ	IF BANCORP	IL	588,445	0.65	5.44	3.21	2.40	0.66	0.47	0.04	0.93
JXSB	JACKSONVILLE BANCORP	IL	330,675	0.93	6.63	3.56	3.13	1.31	0.57	0.07	0.90
FCAP	FIRST CAPITAL	IN	739,321	0.99	8.94	3.95	2.62	0.74	1.13	0.58	0.45
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	794,059	0.99	9.43	3.69	2.85	0.80	0.55	0.07	0.90
UCBA	UNITED COMMUNITY BANCORP	IN	525,504	0.67	5.49	2.78	2.64	0.90	0.60	0.01	0.85
PBSK	POAGE BANKSHARES	KY	448,688	0.76	5.04	4.26	3.37	0.40	1.08	0.22	0.52
GTWN	GEORGETOWN BANCORP	MA	315,060	0.30	3.05	3.62	3.10	0.35	0.30	0.00	0.81
PVBC	PROVIDENT BANCORP	MA	768,365	0.78	5.72	3.70	2.64	0.53	0.18	0.00	1.09
WEBK	WELLESLEY BANCORP	MA	664,484	0.66	7.61	3.33	2.30	0.26	0.09	0.00	0.80
BYBK	BAY BANCORP	MD	605,604	0.30	2.40	3.98	3.74	0.95	2.88	0.27	0.40
HBK	HAMILTON BANCORP	MD	510,208	0.24	2.04	3.06	2.35	0.24	1.03	0.09	0.38
SVBI	SEVERN BANCORP	MD	777,466	0.80	5.72	3.13	2.98	0.77	1.18	0.17	1.16
WBKC	WOLVERINE BANCORP	MI	370,207	1.28	7.26	3.82	2.13	0.37	1.88	0.02	2.52
HMNF	HMN FINANCIAL	MN	684,441	0.99	8.60	4.07	3.38	1.13	0.95	0.12	1.51
EQFN	EQUITABLE FINANCIAL CORP	NE	227,323	0.57	4.63	3.58	3.28	1.04	0.99	0.20	1.34
MSBF	MB BANCORP	NJ	433,619	0.10	0.74	3.03	2.44	0.24	1.45	0.00	0.93
CARV	CARVER BANCORP	NY	701,726	0.00	0.00	3.17	3.86	0.74	1.52	0.19	0.68
ESBK	ELMIRA SAVINGS BANK	NY	567,639	0.74	7.57	3.25	2.74	1.01	0.93	0.04	0.76
CFBK	CENTRAL FEDERAL CORP	OH	405,668	0.91	8.84	3.12	2.32	0.29	0.21	0.00	1.70
WAYN	WAYNE SAVINGS BANCSHARES	OH	445,989	0.62	6.79	3.28	2.59	0.45	0.35	0.00	0.65

123

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

General Parameters:

Regions: Mid-Atlantic, MIdwest, Northcentral, Northeast

Asset size: < $800 Million

Stock trades on NASDAQ, NYSE or NYSE Market

No Recent Acquisition Announcement

				OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin (2)	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	EAGLE SAVINGS BANK	OH	115,973	0.61	5.44	3.00	4.07	2.94	0.72	0.05	0.98

	DEFINED PARAMETERS FOR					1.50-	1.10-
	INCLUSION IN COMPARABLE GROUP		< 800,000	< 1.30	< 10.00	4.50	4.10	< 3.00	< 3.00	< 0.30	> 0.10

PBIP	PRUDENTIAL BANCORP	PA	558,645	0.50	2.65	2.80	2.01	0.17	2.86	0.10	0.59
STND	STANDARD FINANCIAL CORP	PA	493,350	0.69	4.69	2.86	2.18	0.54	0.20	0.06	0.77
WVFC	WVS FINANCIAL CORP	PA	334,972	0.43	4.65	1.71	1.11	0.17	0.08	0.00	0.11
CWAY	COASTWAY BANCORP	RI	632,457	0.60	6.32	3.46	3.17	1.32	0.86	0.06	0.39
WBB	WESTBURY BANCORP	WI	702,748	0.51	4.70	3.31	2.91	0.89	0.08	0.01	0.75

124

Exhibit 37

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

FINAL COMPARABLE GROUP

BALANCE SHEET RATIOS

Most Recent Quarter

								Total
				Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	EAGLE SAVINGS BANK	OH	115,973	17.19	0.00	44.12	73.97	73.97	0.02	11.62

	DEFINED PARAMETERS FOR						20.00-	60.00-		8.00-
	INCLUSION IN COMPARABLE GROUP		< 800,000	< 38.00	< 42.00	< 60.00	90.00	90.00	< 48.00	20.00

WVFC	WVS FINANCIAL CORP	PA	334,972	35.70	40.12	17.37	20.13	60.25	47.09	9.23
WBKC	WOLVERINE BANCORP	MI	370,207	11.63	0.00	19.40	85.26	85.26	12.70	17.34
CFBK	CENTRAL FEDERAL CORP	OH	405,668	14.97	0.15	17.18	81.19	81.34	3.82	9.73
PBSK	POAGE BANKSHARES	KY	448,688	11.35	6.02	41.33	75.69	81.71	3.36	14.38
HBK	HAMILTON BANCORP	MD	510,208	15.79	14.89	36.75	63.93	78.82	5.64	9.90
ESBK	ELMIRA SAVINGS BANK	NY	567,639	6.84	2.92	55.98	80.23	83.15	7.40	9.83
IROQ	IF BANCORP	IL	588,445	17.27	4.84	25.18	74.75	79.59	13.26	11.73
BYBK	BAY BANCORP	MD	605,604	9.63	5.72	28.32	79.25	84.97	0.00	11.41
HMNF	HMN FINANCIAL	MN	684,441	16.56	0.19	21.21	78.97	79.16	0.00	11.26
SVBI	SEVERN BANCORP	MD	777,466	10.36	4.07	42.53	77.64	81.71	14.21	11.16

		AVERAGE	529,334	15.01	7.89	30.53	71.70	79.60	10.75	11.60
		MEDIAN	538,924	13.30	4.45	26.75	78.31	81.52	6.52	11.21
		HIGH	777,466	35.70	40.12	55.98	85.26	85.26	47.09	17.34
		LOW	334,972	6.84	0.00	17.18	20.13	60.25	0.00	9.23

125

Exhibit 38

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

FINAL COMPARABLE GROUP

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

				OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	EAGLE SAVINGS BANK	OH	115,973	0.61	5.44	3.00	4.07	2.94	0.72	0.05	0.98

	DEFINED PARAMETERS FOR					1.50-	1.10-
	INCLUSION IN COMPARABLE GROUP		< 800,000	< 1.30	< 10.00	4.50	4.10	< 3.00	< 3.00	< 0.30	> 0.10

WVFC	WVS FINANCIAL CORP	PA	334,972	0.43	4.65	1.71	1.11	0.17	0.08	0.00	0.11
WBKC	WOLVERINE BANCORP	MI	370,207	1.28	7.26	3.82	2.13	0.37	1.88	0.02	2.52
CFBK	CENTRAL FEDERAL CORP	OH	405,668	0.91	8.84	3.12	2.32	0.29	0.21	0.00	1.70
PBSK	POAGE BANKSHARES	KY	448,688	0.76	5.04	4.26	3.37	0.40	1.08	0.22	0.52
HBK	HAMILTON BANCORP	MD	510,208	0.24	2.04	3.06	2.35	0.24	1.03	0.09	0.38
ESBK	ELMIRA SAVINGS BANK	NY	567,639	0.74	7.57	3.25	2.74	1.01	0.93	0.04	0.76
IROQ	IF BANCORP	IL	588,445	0.65	5.44	3.21	2.40	0.66	0.47	0.04	0.93
BYBK	BAY BANCORP	MD	605,604	0.30	2.40	3.98	3.74	0.95	2.88	0.27	0.40
HMNF	HMN FINANCIAL	MN	684,441	0.99	8.60	4.07	3.38	1.13	0.95	0.12	1.51
SVBI	SEVERN BANCORP	MD	777,466	0.80	5.72	3.13	2.98	0.77	1.18	0.17	1.16

		AVERAGE	529,334	0.71	5.76	3.36	2.65	0.60	1.07	0.10	1.00
		MEDIAN	538,924	0.75	5.58	3.23	2.57	0.53	0.99	0.07	0.85
		HIGH	777,466	1.28	8.84	4.26	3.74	1.13	2.88	0.27	2.52
		LOW	334,972	0.24	2.04	1.71	1.11	0.17	0.08	0.00	0.11

126

Exhibit 39

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS

						Most Recent Quarter

								Total	Goodwill
				Number		Total	Int. Earning	Net	and	Total	Total
				of		Assets	Assets	Loans	Intang.	Deposits	Equity
				Offices	Exchange	($000)	($000)	($000)	($000)	($000)	($000)

SUBJECT

EAGLE SAVINGS BANK		CINCINNATI	OH	3	-	115,973	106,393	85,780	0	100,044	13,477

COMPARABLE GROUP
BYBK	BAY BANCORP	COLUMBIA	MD	11	NASDAQ	605,604	569,929	485,256	3,266	530,807	69,083
CFBK	CENTRAL FEDERAL CORP	FAIRLAWN	OH	4	NASDAQ	405,668	341,165	338,735	0	348,930	39,486
ESBK	ELMIRA SAVINGS BANK	ELMIRA	NY	13	NASDAQ	567,639	505,481	464,243	12,349	464,185	55,793
HBK	HAMILTON BANCORP	TOWSON	MD	5	NASDAQ	510,208	457,303	329,571	9,424	426,709	50,488
HMNF	HMN FINANCIAL	ROCHESTER	MN	13	NASDAQ	684,441	657,739	556,520	1,280	600,944	77,058
IROQ	IF BANCORP	WATSEKA	IL	6	NASDAQ	588,445	554,010	445,371	0	436,057	69,021
PBSK	POAGE BANKSHARES	ASHLAND	KY	10	NASDAQ	448,688	417,138	342,644	2,369	364,174	64,516
SVBI	SEVERN BANCORP	ANNAPOLIS	MD	4	NASDAQ	777,466	697,301	625,567	334	658,475	86,782
WBKC	WOLVERINE BANCORP	MIDLAND	MI	3	NASDAQ	370,207	358,872	325,166	0	257,130	64,205
WVFC	WVS FINANCIAL CORP	PITTSBURGH	PA	5	NASDAQ	334,972	310,607	67,794	0	145,207	30,909

	Average			7		529,334	486,955	398,087	2,902	423,262	60,734
	Median			6		538,924	481,392	394,008	807	431,383	64,361
	High			13		777,466	697,301	625,567	12,349	658,475	86,782
	Low			3		334,972	310,607	67,794	0	145,207	30,909

127

EXHIBIT 40

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET

ASSET COMPOSITION - MOST RECENT QUARTER

			As a Percent of Total Assets
							Repo-			Interest	Interest	Capitalized
		Total	Cash &		Net	Loan Loss	sessed	Goodwill	Non-Perf.	Earning	Bearing	Loan
		Assets	Invest.	MBS	Loans	Reserves	Assets	& Intang.	Assets	Assets	Liabilities	Servicing
		($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SUBJECT
EAGLE SAVINGS BANK		15,973	17.19	0.00	73.97	0.98	0.05	0.00	0.72	91.74	86.29	0.00

COMPARABLE GROUP
WVFC	WVS FINANCIAL CORP	334,972	35.70	40.12	20.13	0.11	0.00	0.00	0.08	95.08	83.71	0.00
WBKC	WOLVERINE BANCORP	370,207	11.63	0.00	85.26	2.52	0.02	0.00	1.88	96.85	75.57	0.02
CFBK	CENTRAL FEDERAL CORP	405,668	14.97	0.15	81.19	1.70	0.00	0.00	0.21	96.08	75.94	0.00
PBSK	POAGE BANKSHARES	448,688	11.35	6.02	75.69	0.52	0.22	0.53	1.08	92.97	72.34	0.08
HBK	HAMILTON BANCORP	510,208	15.79	14.89	63.93	0.38	0.09	1.85	1.03	89.63	83.78	0.00
ESBK	ELMIRA SAVINGS BANK	567,639	6.84	2.92	80.23	0.76	0.04	2.18	0.93	89.05	76.37	0.31
IROQ	IF BANCORP	588,445	17.27	4.84	74.75	0.93	0.04	0.00	0.47	95.03	81.98	0.09
BYBK	BAY BANCORP	605,604	9.63	5.72	79.25	0.40	0.27	0.54	2.88	94.11	71.10	0.00
HMNF	HMN FINANCIAL	684,441	16.56	0.19	78.97	1.51	0.12	0.19	0.95	96.10	63.34	0.22
SVBI	SEVERN BANCORP	777,466	10.36	4.07	77.64	1.16	0.17	0.04	1.18	89.69	85.52	0.06

	Average	529,334	15.01	7.89	71.70	1.00	0.10	0.53	1.07	93.46	76.97	0.08
	Median	538,924	13.30	4.46	78.31	0.85	0.07	0.12	0.99	94.57	76.16	0.04
	High	777,466	35.70	40.12	85.26	2.52	0.27	2.18	2.88	96.85	85.52	0.31
	Low	334,972	6.84	0.00	20.13	0.11	0.00	0.00	0.08	89.05	63.34	0.00

ALL THRIFTS (146)
	Average	1,585,678	13.42	7.59	71.24	0.80	0.16	0.46	0.94	92.69	76.00	0.13

MIDWEST THRIFTS (47)
	Average	794,144	15.19	7.79	68.44	0.86	0.16	0.27	0.94	92.28	76.91	0.15

OHIO THRIFTS (13)
	Average	539,534	13.08	5.56	74.98	0.98	0.06	0.31	0.86	93.32	79.56	0.10

128

EXHIBIT 41

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET COMPARISON

LIABILITIES AND EQUITY - MOST RECENT QUARTER

				As a Percent of Assets
									Acc. Other				Total
		Total	Total	Total	Total	Other	Preferred	Common	Compr.	Retained	Total	Tier 1	Risk-Based
		Liabilities	Equity	Deposits	Borrowings	Liabilities	Equity	Equity	Income	Earnings	Equity	Capital	Capital
		($000)	($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SUBJECT

EAGLE SAVINGS BANK		102,496	13,477	86.26	0.02	2.09	0.00	11.62	0.00	11.62	11.62	11.67	14.11

COMPARABLE GROUP
WVFC	WVS FINANCIAL CORP	304,063	30,909	43.35	47.09	0.33	0.00	9.23	(0.08)	8.30	9.23	9.20	17.79
WBKC	WOLVERINE BANCORP	306,002	64,205	69.46	12.70	0.51	0.00	17.34	0.00	13.24	17.34	17.02	23.78
CFBK	CENTRAL FEDERAL CORP	366,182	39,486	86.01	3.82	0.43	0.00	9.73	0.01	(3.72)	9.73	10.28	13.11
PBSK	POAGE BANKSHARES	384,172	64,516	81.16	3.36	1.10	0.00	14.38	0.18	6.57	14.38	13.85	21.43
HBK	HAMILTON BANCORP	459,720	50,488	83.63	5.64	0.83	0.00	9.90	0.01	6.67	9.90	7.65	12.31
ESBK	ELMIRA SAVINGS BANK	511,846	55,793	81.77	7.40	1.00	1.71	9.83	0.07	0.74	9.83	8.15	13.78
IROQ	IF BANCORP	519,424	69,021	74.10	13.26	0.90	0.00	11.73	0.30	8.01	11.73	11.36	16.70
BYBK	BAY BANCORP	536,521	69,083	87.65	0.00	0.94	0.00	11.41	0.09	2.46	11.41	10.83	13.62
HMNF	HMN FINANCIAL	607,383	77,058	87.80	0.00	0.94	0.00	11.26	(0.01)	3.15	11.26	11.00	13.85
SVBI	SEVERN BANCORP	690,684	86,782	84.70	14.21	0.20	0.42	11.16	0.00	2.94	11.16	9.97	14.31

	Average	468,600	60,734	77.96	10.75	0.72	0.21	11.60	0.06	4.84	11.60	10.93	16.07
	Median	485,783	64,361	82.70	6.52	0.87	0.00	11.21	0.01	4.86	11.21	10.56	14.08
	High	690,684	86,782	87.80	47.09	1.10	1.71	17.34	0.30	13.24	17.34	17.02	23.78
	Low	304,063	30,909	43.35	0.00	0.20	0.00	9.23	(0.08)	(3.72)	9.23	7.65	12.31

ALL THRIFTS (146)
	Average	1,407,171	178,507	77.52	9.74	0.76	0.09	11.86	0.03	5.81	11.86	11.54	18.43

MIDWEST THRIFTS (47)
	Average	705,692	88,451	79.07	8.19	0.86	0.00	11.82	0.12	5.85	11.82	11.33	18.94

OHIO THRIFTS (13)
	Average	475,667	63,867	74.49	12.57	0.66	0.00	12.16	0.02	6.53	12.16	12.11	19.64

129

EXHIBIT 42

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

TRAILING FOUR QUARTERS

($000)

									Net
				Net		Gain	Total	Total	Income
		Interest	Interest	Interest	Provision	(Loss)	Non-Int.	Non-Int.	Before	Income	Net	Core
		Income	Expense	Income	for Loss	on Sale	Income	Expense	Taxes	Taxes	Income	Income

SUBJECT

EAGLE SAVINGS BANK		3,803	722	3,081	83	1,706	3,318	4,591	1,725	265	1,460	757

COMPARABLE GROUP
WVFC	WVS FINANCIAL CORP	6,928	1,493	5,435	53	31	561	3,706	2,278	831	1,447	1,428
WBKC	WOLVERINE BANCORP	16,912	3,779	13,133	(610)	0	1,360	7,873	7,100	2,525	4,575	4,575
CFBK	CENTRAL FEDERAL CORP	13,794	2,813	10,981	280	0	1,185	9,392	2,726	(617)	3,343	3,340
PBSK	POAGE BANKSHARES	19,486	2,264	17,222	841	(1)	1,781	15,132	4,731	1,451	3,280	3,311
HBK	HAMILTON BANCORP	14,419	2,486	11,934	580	249	1,222	11,997	917	254	663	502
ESBK	ELMIRA SAVINGS BANK	20,996	4,503	16,493	582	180	5,747	15,531	6,307	1,971	4,331	4,180
IROQ	IF BANCORP	20,883	3,500	17,383	964	587	3,912	14,149	6,481	2,372	4,109	3,731
BYBK	BAY BANCORP	22,158	1,710	20,448	1,280	580	5,747	22,665	2,300	570	1,730	1,636
HMNF	HMN FINANCIAL	26,663	1,268	25,395	(196)	(3)	7,756	23,104	10,776	4,103	6,673	6,474
SVBI	SEVERN BANCORP	30,569	8,759	21,810	(330)	0	6,016	23,140	4,699	(10,815)	15,514	16,654

	Average	19,281	3,258	16,023	344	162	3,529	14,669	4,832	265	4,567	4,583
	Median	20,185	2,650	16,858	430	16	2,847	14,641	4,715	1,141	3,726	3,536
	High	30,569	8,759	25,395	1,280	587	7,756	23,140	10,776	4,103	15,514	16,654
	Low	6,928	1,268	5,435	(610)	(3)	561	3,706	917	(10,815)	663	502

ALL THRIFTS (146)
	Average	53,007	9,968	43,039	1,101	261	16,695	40,466	18,244	5,995	12,238	11,620

MIDWEST THRIFTS (47)
	Average	25,993	4,399	21,594	119	266	16,821	26,878	11,431	3,530	7,901	7,636

OHIO THRIFTS (13)
	Average	18,889	2,553	16,336	514	113	5,271	14,025	7,112	2,006	5,106	4,920

130

EXHIBIT 43

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

AS A PERCENTAGE OF AVERAGE ASSETS

									Net
				Net		Gain	Total	Total	Income
		Interest	Interest	Interest	Provision	(Loss)	Non-Int.	Non-Int.	Before	Income	Net	Core
		Income	Expense	Income	for Loss	on Sale	Income	Expense	Taxes	Taxes	Income	Income
SUBJECT

EAGLE SAVINGS BANK		3.37	0.64	2.73	0.07	1.51	2.94	4.07	1.53	0.23	1.29	0.61

COMPARABLE GROUP
WVFC	WVS FINANCIAL CORP	2.07	0.45	1.63	0.02	0.01	0.17	1.11	0.68	0.25	0.43	0.43
WBKC	WOLVERINE BANCORP	4.74	1.06	3.68	(0.17)	0.00	0.38	2.21	1.99	0.71	1.28	1.28
CFBK	CENTRAL FEDERAL CORP	3.75	0.77	2.99	0.08	0.00	0.32	2.56	0.74	(0.17)	0.91	0.91
PBSK	POAGE BANKSHARES	4.46	0.52	3.94	0.19	(0.00)	0.41	3.46	1.08	0.33	0.75	0.76
HBK	HAMILTON BANCORP	3.32	0.57	2.75	0.13	0.06	0.28	2.76	0.21	0.06	0.15	0.24
ESBK	ELMIRA SAVINGS BANK	3.70	0.79	2.91	0.10	0.03	1.01	2.74	1.11	0.35	0.76	0.74
IROQ	IF BANCORP	3.64	0.61	3.03	0.17	0.10	0.68	2.47	1.13	0.41	0.72	0.65
BYBK	BAY BANCORP	4.10	0.32	3.79	0.24	0.11	1.06	4.20	0.43	0.11	0.32	0.30
HMNF	HMN FINANCIAL	4.10	0.19	3.90	(0.03)	(0.00)	1.19	3.55	1.66	0.63	1.03	0.99
SVBI	SEVERN BANCORP	3.94	1.13	2.81	(0.04)	0.00	0.78	2.98	0.61	(1.39)	2.00	0.80

	Average	3.78	0.64	3.14	0.07	0.03	0.63	2.80	0.96	0.13	0.84	0.71
	Median	3.85	0.59	3.01	0.09	0.00	0.55	2.75	0.91	0.29	0.76	0.75
	High	4.74	1.13	3.94	0.24	0.11	1.19	4.20	1.99	0.71	2.00	1.28
	Low	2.07	0.19	1.63	(0.17)	(0.00)	0.17	1.11	0.21	(1.39)	0.15	0.24

ALL THRIFTS (146)
	Average	3.73	0.56	3.16	0.06	0.03	0.90	3.02	1.00	0.29	0.81	0.77

MIDWEST THRIFTS (47)
	Average	3.66	0.53	3.13	0.05	0.03	0.91	3.07	0.96	0.27	1.02	0.99

OHIO THRIFTS (13)
	Average	3.80	0.65	3.16	0.07	0.02	0.69	2.81	1.00	0.22	0.99	0.95

131

EXHIBIT 44

KELLER & COMPANY

Dublin, Ohio

614-766-1426

YIELDS, COSTS AND EARNINGS RATIOS

TRAILING FOUR QUARTERS

		Yield on	Cost of	Net	Net
		Int. Earning	Int. Bearing	Interest	Interest			Core	Core
		Assets	Liabilities	Spread	Margin *	ROAA	ROAE	ROAA	ROAE
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SUBJECT
EAGLE SAVINGS BANK		3.71	0.78	2.93	3.00	1.29	11.45	0.61	5.44

COMPARABLE GROUP
WVFC	WVS FINANCIAL CORP	2.20	0.53	1.68	1.73	0.43	4.71	0.43	4.65
WBKC	WOLVERINE BANCORP	4.89	1.41	3.47	3.79	1.28	7.26	1.28	7.26
CFBK	CENTRAL FEDERAL CORP	4.33	0.99	3.33	3.45	0.91	8.85	0.91	8.84
PBSK	POAGE BANKSHARES	4.89	0.72	4.17	4.32	0.75	5.00	0.76	5.04
HBK	HAMILTON BANCORP	3.68	0.70	2.98	3.05	0.15	1.31	0.24	2.04
ESBK	ELMIRA SAVINGS BANK	4.14	1.04	3.10	3.25	0.76	7.84	0.74	7.57
IROQ	IF BANCORP	3.88	0.75	3.13	3.23	0.72	5.99	0.65	5.44
BYBK	BAY BANCORP	4.31	0.46	3.85	3.98	0.32	2.54	0.30	2.40
HMNF	HMN FINANCIAL	4.28	0.30	3.98	4.07	1.03	8.86	0.99	8.60
SVBI	SEVERN BANCORP	4.39	1.36	3.03	3.13	2.00	17.97	0.80	5.72

	Average	4.10	0.83	3.27	3.40	0.84	7.03	0.71	5.76
	Median	4.29	0.73	3.23	3.35	0.76	6.63	0.75	5.58
	High	4.89	1.41	4.17	4.32	2.00	17.97	1.28	8.84
	Low	2.20	0.30	1.68	1.73	0.15	1.31	0.24	2.04

ALL THRIFTS (147)
	Average	3.81	0.87	2.94	3.10	0.81	6.96	0.77	6.61

MIDWEST THRIFTS (47)
	Average	3.76	0.79	2.97	3.13	1.02	8.67	0.99	8.38

OHIO THRIFTS (13)
	Average	3.97	0.66	3.31	3.44	0.99	8.19	0.95	7.90

* Based on average interest-earning assets.

132

EXHIBIT 45

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RESERVES AND SUPPLEMENTAL DATA

		RESERVES AND SUPPLEMENTAL DATA
				Net
		Reserves/		Chargeoffs/	Provisions/
		Gross	Reserves/	Average	Net	Effective
		Loans	NPA	Loans	Chargeoffs	Tax Rate
		(%)	(%)	(%)	(%)	(%)

SUBJECT

EAGLE SAVINGS BANK		1.31	135.68	-0.02	NM	15.36

COMPARABLE GROUP
WVFC	WVS FINANCIAL CORP	0.55	73.62	0.00	56.00	37.64
WBKC	WOLVERINE BANCORP	2.78	121.32	(0.16)	100.00	35.04
CFBK	CENTRAL FEDERAL CORP	1.92	473.71	0.05	310.00	NM
PBSK	POAGE BANKSHARES	0.60	44.58	0.15	489.00	30.85
HBK	HAMILTON BANCORP	0.57	38.76	0.15	650.00	23.06
ESBK	ELMIRA SAVINGS BANK	0.89	77.19	0.09	665.00	29.42
IROQ	IF BANCORP	1.18	211.75	0.05	1,366.00	36.11
BYBK	BAY BANCORP	0.53	26.84	0.09	1,227.00	36.33
HMNF	HMN FINANCIAL	1.85	174.97	(0.43)	(332.00)	38.34
SVBI	SEVERN BANCORP	1.35	86.70	(0.04)	(380.00)	NM

	Average	1.22	132.94	(0.01)	415.10	33.35
	Median	1.04	81.95	0.05	399.50	35.58
	High	2.78	473.71	0.15	1,366.00	38.34
	Low	0.53	26.84	(0.43)	(380.00)	23.06

ALL THRIFTS (146)
	Average	1.08	117.37	0.06	895.37	30.20

MIDWEST THRIFTS (47)
	Average	1.19	110.18	0.10	(130.13)	27.42

OHIO THRIFTS (13)
	Average	1.22	138.06	0.10	480.69	30.99

133

EXHIBIT 46

KELLER & COMPANY

Columbus, Ohio

614-766-1426

VALUATION ANALYSIS AND CALCULATION - FULL CONVERSION

EAGLE SAVINGS BANK

Pricing ratios and parameters:

		Midpoint	Comparable Group		All Thrifts
Pro Forma	Symbol	Ratios	Average	Median	Average	Median

Price to earnings	P/E	10.77	22.62	16.21	23.54	18.89
Price to core earnings	P/CE	22.74	21.20	17.16	23.85	20.22
Price to book value	P/B	63.30%	98.17	100.78	117.90	113.81
Price to tangible book value	P/TB	63.30%	105.33	105.08	126.62	119.70
Price to assets	P/A	13.14%	11.51	11.29	14.03	12.64

Pre conversion earnings	(Y)	$1,460,000	For the twelve months ended December 31, 2016
Pre conversion core earnings	(CY)	$693,000	For the twelve months ended December 31, 2016
Pre conversion book value	(B)	$13,477,000	At December 31, 2016
Pre conversion tang. book value	(TB)	$13,477,000	At December 31, 2016
Pre conversion assets	(A)	$115,973,000	At December 31, 2016

Conversion expense	(X)	7.35%	Percent sold	(PCT)	100.00%
ESOP stock purchase	(E)	8.00%	Option % granted	(OP)	10.00%
ESOP cost of borrowings, net	(S)	0.00%	Est. option value	(OV)	24.10%
ESOP term (yrs.)	(T)	20	Option maturity	(OM)	5
RRP amount	(M)	4.00%	Option % taxable	(OT)	25.00%
RRP term (yrs.)	(N)	5	Price per share	(P)	$10.00
Tax rate	(TAX)	34.00%
Investment rate of return, pretax		2.38%
Investment rate of return, net	(RR)	1.57%

Formulae to indicate value after conversion:

1. P/CE method: Value =	P/CE*CY	=	$17,000,000

((1-P/CE*(PCT)*((1-X-E-M)*(RR*(1-TAX))-((1-TAX)*E/T)-((1-TAX)*M/N)-((1-TAX)*OT)*(OP*OV)/OM)))

2. P/B method: Value =	P/B*(B)	=	$17,000,000
(1-PB*(PCT)*(1-X-E-M))

3. P/A method: Value =	P/A*(A)	=	$17,000,000
(1-PA*(PCT)*(1-X-E-M))

VALUATION CORRELATION AND CONCLUSIONS:

			Gross Proceeds
	Price	Public	of Public	Foundation	Total	TOTAL
	per Share	Shares Sold	Offering	Shares Issued	Shares Issued	VALUE

Midpoint	$10.00	1,660,000	$16,600,000	40,000	1,700,000	$17,000,000

Minimum	$10.00	1,405,000	$14,050,000	40,000	1,445,000	$14,450,000
Maximum	$10.00	1,915,000	$19,150,000	40,000	1,955,000	$19,550,000
Maximum, as adjusted	$10.00	2,208,250	$22,082,500	40,000	2,248,250	$22,482,500

134

EXHIBIT 47

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS

STOCK PRICES AS OF FEBRUARY 21, 2017

FINANCIAL DATA/ALL RATIOS MOST RECENT FOUR QUARTERS

		Market Data				Pricing Ratios					Dividends			Financial Ratios
							Price/		Price/	Price/	12 Mo.
		Market	Price/	12 Mo.	Bk. Value	Price/	Book	Price/	Tang.	Core	Div./	Dividend	Payout	Equity/	Core	Core
		Value	Share	EPS	/Share	Earnings	Value	Assets	Bk. Val.	Earnings	Share	Yield	Ratio	Assets	ROAA	ROAE
		($M)	($)	($)	($)	(X)	(%)	(%)	(%)	(X)	($)	(%)	(%)	(%)	(%)	(%)

EAGLE SAVINGS BANK
	Midpoint	17,000	10.00	0.44	15.80	10.77	63.30	13.14	63.30	22.74	0.00	0.00	0.00	20.76	0.53	2.57

	Minimum	14,450	10.00	0.51	17.03	9.18	58.71	11.37	58.71	19.43	0.00	0.00	0.00	19.36	0.54	2.79
	Maximum	19,550	10.00	0.38	14.89	12.36	67.18	14.86	67.18	26.00	0.00	0.00	0.00	22.11	0.53	2.39
	Maximum, as adjusted	22,483	10.00	0.34	14.09	14.17	70.96	16.76	70.96	29.72	0.00	0.00	0.00	23.61	0.52	2.21

ALL THRIFTS (146)
	Average	254,302	21.28	1.40	19.66	23.54	117.90	14.03	126.62	23.85	0.34	1.45	28.70	11.86	0.77	6.61
	Median	61,275	18.45	0.86	15.76	18.89	113.81	12.64	119.70	20.22	0.18	0.97	14.97	11.01	0.67	5.62

OHIO THRIFTS (13)
	Average	88,049	18.39	1.14	17.36	19.16	106.20	12.78	112.10	15.38	0.43	2.05	40.46	12.16	0.95	7.90
	Median	26,717	16.50	1.06	15.76	14.57	96.99	12.87	98.14	12.88	0.30	1.78	25.00	11.85	0.84	7.53

COMPARABLE GROUP (10)
	Average	61,499	15.11	0.97	14.91	22.62	98.17	11.51	105.33	21.20	0.41	1.92	28.41	11.60	0.71	5.76
	Median	67,677	15.93	0.96	16.28	16.21	100.78	11.29	105.08	17.16	0.03	0.16	3.41	11.21	0.75	5.58

COMPARABLE GROUP
BYBK	BAY BANCORP	68,402	6.60	0.17	6.67	38.82	98.95	11.30	103.94	41.25	0.00	0.00	0.00	11.41	0.30	2.40
CFBK	CENTRAL FEDERAL CORP	28,005	1.75	0.21	2.47	8.33	70.85	6.90	70.85	8.33	0.00	0.00	0.00	9.73	0.91	8.84
ESBK	ELMIRA SAVINGS BANK	56,051	20.45	1.58	20.36	12.94	100.44	9.87	134.45	13.37	2.30	11.25	145.57	9.83	0.74	7.57
HBK	HAMILTON BANCORP	48,644	14.25	0.19	14.79	75.00	96.35	9.53	118.45	47.09	0.00	0.00	0.00	9.90	0.24	2.04
HMNF	HMN FINANCIAL	78,556	17.50	1.49	17.17	11.74	101.92	11.48	105.80	12.15	0.00	0.00	0.00	11.26	0.99	8.60
IROQ	IF BANCORP	73,381	18.50	1.04	17.40	17.79	106.32	12.47	107.12	19.68	0.31	1.68	29.81	11.73	0.65	5.44
PBSK	POAGE BANKSHARES	69,817	18.80	0.88	17.37	21.36	108.23	15.56	112.98	21.12	0.06	0.32	6.82	14.38	0.76	5.04
SVBI	SEVERN BANCORP	95,625	7.25	1.28	7.17	5.66	101.12	11.29	102.11	14.14	0.00	0.00	0.00	11.16	0.80	5.72
WBKC	WOLVERINE BANCORP	66,951	31.60	2.16	30.30	14.63	104.29	18.09	104.36	14.63	1.00	3.16	46.30	17.34	1.28	7.26
WVFC	WVS FINANCIAL CORP	29,560	14.35	0.72	15.39	19.93	93.24	8.60	93.25	20.21	0.40	2.79	55.56	9.23	0.43	4.65

135

EXHIBIT 48

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

EAGLE SAVINGS BANK

At the MIDPOINT

1.	Gross Offering Proceeds
	Offering proceeds (1)	$16,600,000
	Less: Estimated offering expenses	1,250,000
	Net offering proceeds	$15,350,000

2.	Generation of Additional Income
	Net offering proceeds	$15,350,000
	Less: Stock-based benefit plans (2)	2,040,000
	Less: Cash contribution to foundation	100,000
	Net offering proceeds invested	$13,210,000

	Investment rate, after taxes	1.57%

	Earnings increase - return on proceeds invested	$207,503
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings, net of taxes	44,880
	Less: Stock-based incentive plan expense, net of taxes	89,760
	Less: Option expense, net of applicable taxes	74,975
	Net earnings increase (decrease)	$(2,112)

3.	Comparative Pro Forma Earnings
		Regular	Core

	Before conversion - twelve months ended 12/31/16	$1,460,000	$693,000
	Net earnings increase	(2,112)	(2,112)
	After conversion	$1,457,888	$690,888

4.	Comparative Pro Forma Net Worth (3)
		Total	Tangible

	Before conversion - 12/31/16	$13,477,000	$13,477,000
	Net cash conversion proceeds	13,210,000	13,210,000
	Tax benefit of contribution	170,000	170,000
	After conversion	$26,857,000	$26,857,000

5.	Comparative Pro Forma Assets

	Before conversion - 12/31/16	$115,973,000
	Net cash conversion proceeds	13,210,000
	Tax benefit of contribution	170,000
	After conversion	$129,353,000

(1) Represents gross proceeds of public offering.

(2) Represents ESOP and stock-based incentive plans.

(3) ESOP and RRP are omitted from net worth.

136

EXHIBIT 49

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

EAGLE SAVINGS BANK

At the MINIMUM

1.	Gross Offering Proceeds
	Offering proceeds (1)	$14,050,000
	Less: Estimated offering expenses	1,250,000
	Net offering proceeds	$12,800,000

2.	Generation of Additional Income
	Net offering proceeds	$12,800,000
	Less: Stock-based benefit plans (2)	1,734,000
	Less: Cash contribution to foundation	100,000
	Net offering proceeds invested	$10,966,000

	Investment rate, after taxes	1.57%

	Earnings increase - return on proceeds invested	$172,254
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings, net of taxes	38,148
	Less: Stock-based incentive plan expense, net of taxes	76,296
	Less: Option expense, net of applicable taxes	63,729
	Net earnings increase (decrease)	$(5,919)

3.	Comparative Pro Forma Earnings
		Net	Core

	Before conversion - twelve months ended 12/31/16	$1,460,000	$693,000
	Net earnings increase (decrease)	(5,919)	(5,919)
	After conversion	$1,454,081	$687,081

4.	Comparative Pro Forma Net Worth (3)
		Total	Tangible

	Before conversion - 12/31/16	$13,477,000	$13,477,000
	Net cash conversion proceeds	10,966,000	10,966,000
	Tax benefit of contribution	170,000	170,000
	After conversion	$24,613,000	$24,613,000

5.	Comparative Pro Forma Assets

	Before conversion - 12/31/16	$115,973,000
	Net cash conversion proceeds	10,966,000
	Tax benefit of contribution	170,000
	After conversion	$127,109,000

(1) Represents gross proceeds of public offering.

(2) Represents ESOP and stock-based incentive plans.

(3) ESOP and RRP are omitted from net worth.

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EXHIBIT 50

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

EAGLE SAVINGS BANK

At the MAXIMUM

1.	Gross Offering Proceeds
	Offering proceeds (1)	$19,150,000
	Less: Estimated offering expenses	1,250,000
	Net offering proceeds	$17,900,000

2.	Generation of Additional Income
	Net offering proceeds	$17,900,000
	Less: Stock-based benefit plans (2)	2,346,000
	Less: Cash contribution to foundation	100,000
	Net offering proceeds invested	$15,454,000

	Investment rate, after taxes	1.57%

	Earnings increase - return on proceeds invested	$242,751
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings, net of taxes	51,612
	Less: Stock-based incentive plan expense, net of taxes	103,224
	Less: Option expense, net of applicable taxes	86,221
	Net earnings increase (decrease)	$1,694

3.	Comparative Pro Forma Earnings
		Regular	Core

	Before conversion - twelve months ended 12/31/16	$1,460,000	$693,000
	Net earnings increase	1,694	1,694
	After conversion	$1,461,694	$694,694

4.	Comparative Pro Forma Net Worth (3)
		Total	Tangible

	Before conversion - 12/31/16	$13,477,000	$13,477,000
	Net cash conversion proceeds	15,454,000	15,454,000
	Tax benefit of contribution	170,000	170,000
	After conversion	$29,101,000	$29,101,000

5.	Comparative Pro Forma Assets

	Before conversion - 12/31/16	$115,973,000
	Net cash conversion proceeds	15,454,000
	Tax benefit of contribution	170,000
	After conversion	$131,597,000	131,597,000

(1) Represents gross proceeds of public offering.

(2) Represents ESOP and stock-based incentive plans.

(3) ESOP and RRP are omitted from net worth.

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EXHIBIT 51

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

EAGLE SAVINGS BANK

At the Maximum, as adjusted

1.	Gross Offering Proceeds
	Offering proceeds (1)	$22,082,500
	Less: Estimated offering expenses	1,250,000
	Net offering proceeds	$20,832,500

2.	Generation of Additional Income
	Net offering proceeds	$20,832,500
	Less: Stock-based benefit plans (2)	2,697,900
	Less: Cash contribution to foundation	100,000
	Net offering proceeds invested	$18,034,600

	Investment rate, after taxes	1.57%

	Earnings increase - return on proceeds invested	$283,287
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings, net of taxes	59,354
	Less: Stock-based incentive plan expense, net of taxes	118,708
	Less: Option expense, net of applicable taxes	99,155
	Net earnings increase (decrease)	$6,072

3.	Comparative Pro Forma Earnings
		Regular	Core

	Before conversion - twelve months ended 12/31/16	$1,460,000	$693,000
	Net earnings increase	6,072	6,072
	After conversion	$1,466,072	$699,072

4.	Comparative Pro Forma Net Worth (3)

		Total	Tangible

	Before conversion - 12/31/16	$13,477,000	$13,477,000
	Net cash conversion proceeds	18,034,600	18,034,600
	Tax benefit of contribution	170,000	170,000
	After conversion	$31,681,600	$31,681,600

5.	Comparative Pro Forma Assets

	Before conversion - 12/31/16	$115,973,000
	Net cash conversion proceeds	18,034,600
	Tax benefit of contribution	170,000
	After conversion	$134,177,600

(1) Represents gross proceeds of public offering.

(2) Represents ESOP and stock-based incentive plans.

(3) ESOP and RRP are omitted from net worth.

139

EXHIBIT 52

KELLER & COMPANY

Columbus, Ohio

614-766-1426

SUMMARY OF VALUATION PREMIUM OR DISCOUNT

EAGLE SAVINGS BANK

			Premium or (discount)
			from comparable group.
	Eagle Savings Bank		Average	Median

Midpoint:
Price/earnings	10.77	x	-52.37%	-33.53%
Price/book value	63.30	%*	-35.52%	-37.19%
Price/assets	13.14%		14.16%	16.39%
Price/tangible book value	63.30%		-39.90%	-39.76%
Price/core earnings	22.74	x	7.25%	32.49%

Minimum of range:
Price/earnings	9.18	x	-59.41%	-43.35%
Price/book value	58.71	%*	-40.20%	-41.74%
Price/assets	11.37%		-1.22%	0.71%
Price/tangible book value	58.71%		-44.26%	-44.13%
Price/core earnings	19.43	x	-8.34%	13.24%

Maximum of range:
Price/earnings	12.36	x	-45.37%	-23.76%
Price/book value	67.18	%*	-31.57%	-33.34%
Price/assets	14.86%		29.11%	31.62%
Price/tangible book value	67.18%		-36.22%	-36.07%
Price/core earnings	26.00	x	22.66%	51.53%

Super maximum of range:
Price/earnings	14.17	x	-37.36%	-12.59%
Price/book value	70.96	%*	-27.72%	-29.59%
Price/assets	16.76%		45.61%	48.45%
Price/tangible book value	70.96%		-32.63%	-32.47%
Price/core earnings	29.72	x	40.17%	73.17%

* Represents pricing ratio associated with primary valuation method.

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ALPHABETICAL

EXHIBITS

EXHIBIT A

KELLER & COMPANY, INC.

Financial Institution Consultants

555 Metro Place North	614-766-1426
Dublin, Ohio 43017	(fax) 614-766-1459

PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a national consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. Since our inception in 1985, we have provided a wide range of consulting services to over 250 financial institutions including banks, thrifts, mortgage companies, insurance companies and holding companies from Oregon to Maine.

Services offered by Keller & Company include the preparation of stock and ESOP valuations, fairness opinions, business and strategic plans, capital plans, financial models and projections, market studies, de novo charter and deposit insurance applications, incentive compensation plans, compliance policies, lending, underwriting and investment criteria, and responses to regulatory comments. Keller & Company also serves as advisor in merger/acquisition, deregistration, going private, secondary offering and branch purchase/sale transactions. Keller & Company is additionally active in loan review, director and management review, product analysis and development, performance analysis, compensation review, policy development, charter conversion, data processing, information technology systems, and conference planning and facilitation.

Keller & Company is one of the leading thrift conversion appraisal firms in the United States. We have on-line access to current and historical financial, organizational and demographic data for every financial institution and financial institution holding company in the United States and daily pricing data and ratios for all publicly traded financial institutions.

Keller & Company is an approved appraiser for filing with the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and numerous state government agencies, and is also approved by the Internal Revenue Service as an expert in financial institution stock valuations. We are an affiliate member of numerous trade organizations including the American Bankers Association and America’s Community Bankers.

Each of the firm's senior consultants has over thirty years of front line experience and accomplishment in various areas of the financial institution, regulatory and real estate sectors, offering clients distinct and diverse areas of expertise. It is the goal of Keller & Company to provide specific and ongoing relationship-based services that are pertinent, focused and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, Keller & Company has become one of the leading and most recognized financial institution consulting firms in the nation.

141

CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over thirty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, Mr. Keller took a position as an examiner of financial institutions in northeastern Ohio with a focus on Cleveland area institutions. After working two years as an examiner, Mr. Keller entered Ohio State University full time to obtain his M.B.A. in Finance.

Mr. Keller then worked as an associate for a management consulting firm specializing in services to financial institutions immediately after receiving his M.B.A. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, performance analysis, conversion appraisals, and fairness opinions. Mr. Keller established Keller & Company in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from the College of Wooster with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took numerous courses in corporate stock valuations.

142

Consultants in the Firm (cont.)

SUSAN H. O’DONNELL has twenty years of experience in the finance and accounting areas of the banking industry.

At the start of her career, Ms. O’Donnell worked in public accounting for Coopers & Lybrand in Cincinnati and earned her CPA. Her clients consisted primarily of financial institutions and health care companies.

Ms. O’Donnell then joined Empire Bank of America in Buffalo, New York. During her five years with Empire, Ms. O’Donnell progressed to the level of Vice President and was responsible for SEC, FHLB and internal financial reporting. She also coordinated the offering circular for its initial offering of common stock.

Ms. O’Donnell later joined Banc One Corporation where she worked for eleven years. She began her career at Banc One in the Corporate Accounting Department where she was responsible for SEC, Federal Reserve and investor relations reporting and coordinated the offering documents for stock and debt offerings. She also performed acquisition work including regulatory applications and due diligence and established accounting policies and procedures for all affiliates. Ms. O’Donnell later moved within Banc One to the position of chief financial officer of the Personal Trust business responsible for $225 million in revenue. She then provided leadership as the Director of Personal Trust Integration responsible for various savings and revenue enhancements related to the Bank One/First Chicago merger.

Ms. O’Donnell graduated from Miami University with a B.S. in Business. She also completed the Leading Strategic Change Program at The Darden School of Business and the Banc One Leadership Development Program.

143

Consultants in the Firm (cont.)

JOHN A. SHAFFER has over thirty years experience in banking, finance, real estate lending, and development.

Following his university studies, Mr. Shaffer served as a lending officer for a large real estate investment trust, specializing in construction and development loans. Having gained experience in loan underwriting, management and workout, he later joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $2 billion. His responsibilities also included the analysis, management and workout of problem commercial real estate loans and equity holdings, and the structuring, negotiation, acquisition and sale of loan servicing, mortgage and equity securities and real estate projects. Mr. Shaffer later formed and managed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate.

Mr. Shaffer's primary activities and responsibilities have included financial analysis, projection and modeling, asset and liability management, real estate finance and development, loan management and workout, organizational and financial administration, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

144

EXHIBIT B

RB 20

CERTIFICATION

I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i)	commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)	violation of securities or commodities laws or regulations;

(iii)	violation of depository institution laws or regulations;

(iv)	violation of housing authority laws or regulations;

(v)	violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

(vi)	adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

Conversion Appraiser

2/28/17
Date	Michael R. Keller

145

EXHIBIT C

AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

I, Michael R. Keller, being first duly sworn hereby depose and say that:

The fee which I received directly from the applicant, Eagle Savings Bank, in the amount of $37,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

Further, affiant sayeth naught.

MICHAEL R. KELLER

Sworn to before me and subscribed in my presence this 28th day of February 2017.

NOTARY PUBLIC

146